Exhibit 10.4

SUBLEASE

This Sublease (the “Sublease”) is made as of the 23rd day of March, 2009 by and between NUANCE COMMUNCIATIONS, INC. (as successor to eScription, Inc.), a Delaware corporation (“Sublandlord”), and Salary.Com., Inc., a Delaware corporation (“Subtenant”).

WITNESSETH:

WHEREAS, by that certain Lease dated June 7, 2005 , as amended by that certain First Amendment to Lease dated as of October 12, 2006 (The Lease, as so amended, is hereinafter called the “Overlease”) (a copy of which Overlease is attached as Exhibit A hereto), TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (“Overlandlord”), as landlord thereunder, leases to Sublandlord, as tenant thereunder, approximately 36,288 rentable square feet (the “Premises”) comprising a portion of the third (3rd) floor of the building (the “Building”) known as Needham Corporate Center and numbered 160 Gould Street, Needham, MA, all as more particularly described in the Overlease; and

WHEREAS, Subtenant desires to sublease from Sublandlord and Sublandlord desires to sublease to Subtenant, all of the Premises (hereinafter referred to as the “Subleased Premises”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. DEMISE OF SUBLEASED PREMISES. Sublandlord hereby demises and subleases to Subtenant, and Subtenant hereby hires and takes from Sublandlord, exclusive possession of the Subleased Premises for the term and upon the conditions hereinafter set forth.

2. TERM.

(a) Subject to the provisions of Section 10 herein, the term of this Sublease (the “Term”) shall commence on May 1, 2009 (the “Commencement Date”).

(b) The Term shall end on January 30, 2011 (the “Expiration Date”) or such earlier date upon which such Term may be terminated pursuant to the provisions hereof or pursuant to law.

3. SUBORDINATION TO AND INCORPORATION OF THE OVERLEASE.

(a) This Sublease is in all respects subject and subordinate to the terms and conditions of the Overlease and to the matters to which the Overlease, including any amendments thereto, is or shall be subordinate. Subtenant agrees that Subtenant has reviewed and is familiar with the Overlease, and will not do or suffer or permit anything to be done which would result in a default or breach (whether or not subject to notice or grace periods) on the part of Sublandlord under the Overlease or cause the Overlease to be terminated. If, however, the Overlease is terminated prior to its scheduled expiration, for any reason whatsoever, this Sublease shall likewise terminate without further notice and without further obligation or liability on the part of the parties. Notwithstanding the foregoing, the Overlease shall not be voluntarily terminated by Sublandlord.

(b) Except as otherwise expressly provided in this Sublease, the terms, covenants, conditions, rights, obligations, remedies and agreements of the Overlease are incorporated into this Sublease by reference and made a part hereof as if fully set forth herein and shall constitute the terms of this Sublease, mutatis mutandis, Sublandlord being substituted for “Landlord” thereunder, Subtenant being substituted for “Tenant” thereunder, and “Subleased Premises” being substituted for “Premises” thereunder, except to the extent that such terms do not relate to the Subleased Premises or are inapplicable to, or specifically inconsistent with the terms of this Sublease.

(c) The following provisions of the Overlease shall not be incorporated herein by reference and are expressly excluded from the terms of this Sublease: Sections 1.2 definitions of Base Taxes, Initial Term, Security Deposit and Tenants Original Electrical Factor, 1.3 definitions of Anticipated Term Commencement Date, Landlord’s Work, Penalty Date, Tenants Delays, Tax Year and Term of this Lease, and Utility Expenses, 4.1, 4.2, 4.3, 8.1, 8.2, 8.3, 9.1, 9.2, 14.17, 14.23, 14.30, 15.1, 15.2, 15.3, 15.4, 15.5, 15.6, Exhibit B and Exhibit D; provided; however, that notwithstanding such non-incorporation, this Sublease remains subject and subordinate to all of the foregoing provisions as provided in Section 3(a) above.

(d) Any capitalized terms not defined herein shall have the meaning set forth in the Overlease.

4. RENT.

(a) From and after September 1, 2009 (“Rent Commencement Date”), Subtenant shall pay to Sublandlord annual fixed rent (the “Fixed Rent”) in the amount of Six Hundred Fifty Three Thousand One Hundred Eighty Four and 0/100 Dollars ($653,184.00). Fixed Rent shall be payable in advance in monthly installments, pro-rated on a per diem basis in the case of any partial months during the Term. Except as otherwise set forth herein, each monthly installment of Fixed Rent shall be payable on or before the first day of each month, without notice or demand and without abatement, set-off or deduction.

(b) In addition to the Fixed Rent, Subtenant agrees to pay to Sublandlord electric charges for the Subleased Premises. Subtenant’s Original Electrical Factor used to calculate estimated charges will be $1.50 per rentable square foot per year (Fifty Four Thousand Four Hundred Thirty Two and 0/100 Dollars ($54,432.00) total per year), subject to future adjustment in accordance with the Overlease. Subtenant shall pay any Subtenant Surcharge within fifteen (15) business days after the presentation of the Overlandlord’s statements therefor by the Sublandlord to Subtenant.

(c) Any failure or delay by Sublandlord in billing any sum set forth in this Section 4 shall not constitute a waiver of Subtenant’s obligation to pay the same in accordance with the terms of this Sublease.

(d) The Fixed Rent and Electrical charges payable pursuant to this Sublease shall be paid by Subtenant to Sublandlord at the address set forth for notices below, or at such other place as Sublandlord may hereafter designate from time to time in writing, in lawful money of the United

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States of America, by a good unendorsed check, subject to collection, as and when the same become due and payable, without demand therefor and without any deduction, set-off or abatement whatsoever. Any other amounts of additional rents and other charges herein reserved and payable shall be paid by Subtenant in the manner and to the persons set forth in the statement from Sublandlord describing the amounts due as applicable.

(e) Subtenant shall not be subject to any increase in Operating Expenses or Taxes.

(f) Except as expressly stated in this Section 4, Subtenant shall not be subject to pay any other charges or fees under the terms of Article III, Article 7.5, Article VIII or Article IX of the Overlease.

(g) Upon Subtenant’s execution and delivery of this Sublease, Subtenant shall pay to Sublandlord the sum of Fifty Four Thousand Four Hundred Thirty Two and 00/100 Dollars ($54,432.00) to be applied to the first monthly installment of Fixed Rent due hereunder.

5. SECURITY DEPOSIT. On or before the Commencement Date, Subtenant shall deliver to Sublandlord a security deposit (the “Security Deposit”) in the amount of One Hundred Sixty Three Two Hundred Ninety Six and 0/100 Dollars ($163,296.00) in the form of cash or an unconditional, irrevocable standby letter of credit without documents, i.e., no obligation on Sublandlord’s part to present anything but a sight draft, with Sublandlord as beneficiary, drawable in whole or in part, providing for payment in Boston, Massachusetts, on presentation of Sublandlord’s drafts on sight, providing for multiple draws and multiple successors and otherwise both from a bank and in a form acceptable to Sublandlord. The Security Deposit shall be held by Sublandlord as security for the faithful performance by Subtenant of all the terms, covenants, and conditions of this Sublease applicable to Subtenant. If Subtenant defaults with respect to any provision of this Sublease, including but not limited to the provisions relating to the condition of the Subleased Premises upon the Expiration Date, Sublandlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any amount which Sublandlord may spend by reason of Subtenant’s default or to compensate Sublandlord for any loss or damage which Sublandlord may suffer by reason of Subtenant’s default and Sublandlord may draw on all or any part of the Security Deposit and thereafter retain any unapplied portion as a cash Security Deposit. If any portion of the Security Deposit is so used or applied, Subtenant shall, within thirty days after written demand therefor, deposit cash or a replacement letter of credit (in form and substance subject to the same requirements as the original letter of credit) with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount. Subtenant’s failure to do so shall be a material default and breach of this Sublease by Subtenant. The rights of Sublandlord pursuant to this Section are in addition to any rights which Sublandlord may have pursuant to Section 11 below. Once the Subtenant fully and faithfully performs every provision of this Sublease to be performed by it, the Security Deposit or any balance thereof shall be returned (without interest) to Subtenant at Sublease termination and after Subtenant has vacated the Subleased Premises. Sublandlord will only use such portion of the Security Deposit, if any, to cover the costs of any repairs or damage caused by the Subtenant. Failure of Subtenant to deliver a replacement letter of credit to Sublandlord at least forty-five (45) business days prior to the expiration date of any current letter of credit shall constitute a separate default entitling Sublandlord to draw down immediately and entirely on the current letter of credit and the proceeds shall constitute a cash Security Deposit.

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6. CONDITION OF SUBLEASED PREMISES. Subtenant represents and warrants that it has made a thorough examination of the Subleased Premises and it is familiar with the condition thereof. Subtenant acknowledges that it enters into this Sublease without any representation or warranties by Sublandlord or anyone acting or purporting to act on behalf of Sublandlord, as to present or future condition of the Subleased Premises or the appurtenances thereto or any improvements therein or of the Building. Subject to the foregoing, it is further agreed that Subtenant does and will accept the Subleased Premises “as is” in its present condition and Sublandlord has no obligation to perform any work therein or contribute to the cost of any work. The Subtenant shall return the Subleased Premises to the Sublandlord in the same condition as it is in its present condition, reasonable wear and tear excepted.

7. FAILURE OF OVERLANDLORD TO PERFORM OBLIGATIONS. Subtenant acknowledges and agrees that Sublandlord shall have no obligation to provide any services to the Subleased Premises or to perform the terms, covenants, conditions or obligations contained in the Overlease on the part of Overlandlord to be performed. Subtenant agrees to look solely to Overlandlord for the furnishing of such services and the performance of such terms, covenants, conditions or obligations. In the event that Overlandlord shall fail to furnish such services or to perform any of the terms, covenants, conditions or obligations contained in the Overlease on its part to be performed, Sublandlord shall be under no obligation or liability whatsoever to Subtenant for such failure. In any event, Subtenant shall not be allowed any abatement or diminution of rent under this Sublease because of Overlandlord’s failure to perform any of its obligations under the Overlease. Sublandlord agrees, however, that in the event that Overlandlord shall fail to provide the services or perform the obligations to be provided or performed by it pursuant to the terms of the Overlease, Sublandlord shall, upon written notice from Subtenant, make demand upon Overlandlord pursuant to the terms of the Overlease and to otherwise reasonably cooperate with Subtenant (provided such cooperation shall not require the expenditure of funds) to enforce Overlandlord’s obligations.

8. OBLIGATIONS AND REPRESENTATIONS.

(a) Each party hereto agrees to perform and comply with the terms, provisions, covenants and conditions of the Overlease and not to do or suffer or permit anything to be done which would result in a default under the Overlease or cause the Overlease to be terminated or forfeited. The Sublandlord agrees that it will not voluntarily terminate the Overlease and will duly observe and perform all other obligations imposed on it as Tenant under the Overlease, to the extent that such obligations are not provided in this Sublease to be observed or performed by the Subtenant, except with respect to any failure in such observance or performance which results from any default by the Subtenant hereunder.

(b) The Sublandlord agrees that any notices received by it as tenant under the Overlease shall, upon receipt and when applicable to the terms of this Sublease, be given to the Subtenant in accordance with the provisions of this Sublease.

(c) Omitted.

(d) The Sublandlord shall not modify, surrender, transfer or assign the Overlease to the extent it affects any rights of the Subtenant under this Sublease.

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(e) Sublandlord represents and warrants to Subtenant that, as of the date that this Sublease is executed by Sublandlord and delivered to Subtenant: (i) the Overlease is in full force and effect and has not been amended or modified except as expressly set forth herein; (ii) to Sublandlord’s best knowledge, no uncured default by Sublandlord exists under the Overlease; (iii) Sublandlord has no knowledge of any claim by Overlandlord that Sublandlord is in default or breach of any of the provisions of the Overlease; (iv) Sublandlord has no knowledge of any event that has occurred and is continuing which would constitute an event of default under the Overlease but for the requirement of the giving of notice and/or the expiration of the period of time to cure; (v) Sublandlord has not received any notice of default under the Overlease except for defaults which Sublandlord has cured and Overlandlord is no longer claiming exists (vi) to the best of its knowledge, there is no hazardous waste stored on the Subleased Premises and Sublandlord is not in material violation of any federal environmental laws with regard to its use of the Sublease Premises; and (vii) Sublandlord has not filed for protection under any federal bankruptcy laws.

9. PUBLIC LIABILITY INSURANCE. The Subtenant shall make no changes or cancellation of coverage without providing thirty (30) days notice to the Sublandlord.

10. CASUALTY AND CONDEMNATION. Notwithstanding anything to the contrary contained in this Sublease or in the Overlease, Subtenant shall not have the right to terminate this Sublease as to all or any part of the Subleased Premises, or be entitled to an abatement of Fixed Rent or any other item of rental, by reason of a casualty or condemnation affecting the Subleased Premises unless Sublandlord is entitled to terminate the Overlease or is entitled to a corresponding abatement with respect to its corresponding obligation under the Overlease. If Sublandlord is entitled to terminate the Overlease for all or any portion of the Subleased Premises by reason of casualty or condemnation, Subtenant may terminate this Sublease as to any corresponding part of the Subleased Premises by written notice to Sublandlord given at least five (5) business days prior to the date(s) Sublandlord is required to give notice to Overlandlord of such termination under the terms of the Overlease (provided Subtenant has received reasonable advance notice of such date(s)).

11. CONSENTS. In all provisions of the Overlease requiring the approval or consent of the “Landlord,” Subtenant shall be required to obtain the approval or consent of both Overlandlord and Sublandlord (which consent of Sublandlord shall not be unreasonably withheld, delayed or conditioned so long as the consent of Overlandlord has been obtained). In no event shall Sublandlord be liable for failure to give its consent or approval in any situation where consent or approval has been withheld or refused by Overlandlord, whether or not such withholding or refusal was proper. Notwithstanding the foregoing, Sublandlord and Subtenant shall cooperate in good faith to obtain any such consent of Overlandlord.

12. CONSENT OF OVERLANDLORD TO THIS SUBLEASE. Sublandlord and Subtenant agree that this Sublease is subject to Sublandlord obtaining the written consent (the “Consent”) of Overlandlord as provided in the Overlease. It is expressly understood and agreed that notwithstanding anything to the contrary contained herein, the Term shall not commence, nor shall Subtenant take possession of the Subleased Premises or any part thereof, until the Consent has been obtained. Subtenant hereby agrees that it shall reasonably cooperate in good

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faith with Sublandlord and shall comply with any reasonable requests made of Subtenant by Sublandlord or Overlandlord in the procurement of the Consent. In no event shall Sublandlord or Subtenant be obligated to make any payment to Overlandlord in order to obtain the Consent or the consent to any provision hereof, other than as expressly set forth in the Overlease (which costs, if any, shall be shared equally by Sublandlord and Subtenant).

13. DEFAULTS. Subtenant covenants and agrees that in the event that it shall default in the performance of any of the terms, covenants and conditions of this Sublease or of the Overlease, Sublandlord shall be entitled to exercise any and all of the rights and remedies to which it is entitled by law, including, without limitation, the remedy of summary proceeding, and also any and all of the rights and remedies specifically provided for in the Sublease and in the Overlease, which are incorporated herein and made a part hereof, with the same force and effect as if herein specifically set forth in full , and that wherever in the Overlease rights and remedies are given to Overlandlord therein named, the same shall be deemed to refer to Sublandlord herein.

14. NOTICE. Whenever, by the terms of this Sublease, any notice, demand, request, approval, consent or other communication (each of which shall be referred to as a “notice”) shall or may be given either to Sublandlord or to Subtenant, such notice shall be in writing and shall be sent by hand delivery, reputable overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows (or to such other address or addresses as may from time to time hereafter be designated by Sublandlord or Subtenant, as the case may be, by like notice):

(a)	If intended for Sublandlord, to:	One Wayside Road
Burlington, Massachusetts 01803
Attn: Director of Global Ops/Real Estate

	with a concurrent copy to:	One Wayside Road
Burlington, Massachusetts 01803
Attention: General Counsel

(b)	If intended for Subtenant, to:	160 Gould Street,
Needham, MA, 02494
Attn: G. Kent Plunkett

with a concurrent copy to:		160 Gould Street,
Needham, MA, 02494
Brian G. Bloch
Attn: Assistant General Counsel

All such notices shall be deemed to have been served on the date of actual receipt or rejection thereof (in the case of hand delivery), or one (1) business day after such notice shall have been deposited with a reputable overnight courier, or three (3) business days after such notice shall have been deposited in the United States mails within the continental United States (in the case of mailing by registered or certified mail as aforesaid).

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15. BROKER. Each of Sublandlord and Subtenant represents and warrants to the other that it has not dealt, either directly or indirectly, with any broker in connection with this Sublease other than Newmark Knight Frank and Wyman Street Advisors (the “Brokers”) and Sublandlord shall be solely responsible for all fees of the Brokers pursuant to separate written agreements. Each of Sublandlord and Subtenant shall indemnify the other from and against any and all loss, costs and expenses, including reasonable attorney’s fees, incurred as a result of a breach of such representation and warranty.

16. COUNTERPARTS. This Sublease may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties acknowledge and agree that this Sublease may be executed via facsimile or email scanned signature and that delivery of a facsimile or email scanned signature shall be effective to the same extent as delivery of an original signature.

17. SIGNAGE. Any signage for Subtenant shall be at Subtenant’s sole cost and expense, and shall be subject to the approval of Overlandlord and otherwise in accordance with the terms and provisions of the Overlease.

18. FURNITURE, FIXTURES AND EQUIPMENT. In consideration of a payment of Nine Thousand Dollars ($9000.00) by Subtenant, Sublandlord hereby sells to Subtenant the furniture, fixtures and equipment presently located within the Subleased Premises (the “FF&E”). Subtenant acknowledges and agrees that the FF&E is provided in “as-is” condition without any warranty, implied or express, of any kind whatsoever. Subtenant shall be responsible for removing from the Subleased Premises so much of the FF&E as may be required to be so removed under the Overlease. Attached hereto and made a part hereof is Exhibit B, which sets forth in detail the FF&E. Payments for the FF&E shall be due upon execution of this Sublease.

19. IMPROVEMENTS. Subject to the satisfaction of the Consent, Sublandlord grants Subtenant rights of access to the Subleased Premises, from and after March 1, 2009 for Subtenant, at Subtenant’s expense, to make certain alterations, decorations, installations and improvement in and to the Subleased Premises (“Improvements”) to prepare same for use and occupancy by Subtenant; provided, however, that any such access and/or Improvements are at the sole risk of Subtenant and Subtenant indemnifies and holds Sublandlord harmless from and against any claim, loss, damage cost, or liability arising from such access and/or Improvements. Such rights to access and performance of work by Subtenant shall be without compensation, abatement or diminution of fixed rent or additional rent otherwise due and owing by Subtenant to Sublandlord pursuant to this Sublease. All such Improvements are subject to any approvals by the Overlandlord pursuant to the Overlease.

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20. OVERLEASE BLACK OUTS. The Sublandlord represents and warrants that the portions of the Overlease which are blacked out are provisions for which the Subtenant will not be obligated nor required to comply with nor be bound by.

21. The Sublandlord shall seek the Overlandlord, its mortgagee and lien holder’s cooperation to acknowledge and honor the terms and conditions of this Sublease and cooperate with the Subtenant in the event of the said mortgagees obtaining title to the Premises.

22. AUTHORITY: QUIET ENJOYMENT. Sublandlord represents and warrants that it has full power and authority to enter into this Sublease and perform its obligations under this Sublease. Subtenant represents and warrants that it has full power and authority to enter into this Sublease and perform its obligations under this Sublease. Upon payment of the Fixed Rent and so long as Subtenant is not in default in the performance of its covenants and agreements in this Sublease beyond any applicable notice and cure period, Subtenant’s quiet and peaceable enjoyment of the Sublease Premises, subject to the terms of this Sublease, the Overlease and to any mortgage, lease or other agreement to which the Overlease may be subordinate, shall not be disturbed or interfered with by Sublandlord, or by any person claiming by, through or under Sublandlord.

IN WITNESS WHEREOF, Sublandlord and Subtenant herein have duly executed this instrument on the day and year first above written.

SUBLANDLORD:	NUANCE COMMUNICATIONS, INC.

By:	/s/ Thomas L. Beaudoin
Name:	Thomas L. Beaudoin
Its:	Executive Vice President & Chief Financial Officer

SUBTENANT:	SALARY.COM, INC.

By:	/s/ G. Kent Plunkett
Name:	G. Kent Plunkett
Its:	Chief Executive Officer

By:	/s/ Bryce Chicoyne
Name:	Bryce Chicoyne
Its:	Chief Financial Officer

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EXHIBIT A

OVERLEASE

[attached]

EXHIBIT B

FURNITURE, FIXTURES & EQUIPMENT

[attached]

10

STANDARD LEASE

Needham Corporate Center

160 Gould Street

Needham, Massachusetts

LANDLORD:	Teachers Insurance and Annuity Association of America

TENANT:	E/Scription, Inc., a Delaware corporation

PREMISES:	Suite 300, which is a portion of the Third (3rd) Floor of the Building known as Needham Corporate Center, 160 Gould Street, Needham, Massachusetts and more particularly described in Exhibit A to this Lease.

DATED:	As of June 7, 2005.

TABLE OF CONTENTS

ARTICLE CAPTION

I.	BASIC LEASE PROVISIONS		1
	1.1	Introduction	1
	1.2	Basic Data	1
	1.3	Additional Definitions	3

II.	PREMISES AND APPURTENANT RIGHTS		6
	2.1	Lease of Premises	6
	2.2	Appurtenant Rights and Reservations	6

III.	BASIC RENT		7
	3.1	Payment	7

IV.	COMMENCEMENT AND CONDITION		7
	4.1	Commencement Date	7
	4.2	AS IS Condition	8

V.	USE OF PREMISES		10
	5.1	Permitted Use	10
	5.2	Installation and Alterations by Tenant	11

VI.	ASSIGNMENT AND SUBLETTING		14
	6.1	Prohibition	14

VII.	RESPONSIBILITY FOR REPAIRS AND CONDITIONS OF PREMISES; SERVICES TO BE FURNISHED BY LANDLORD		17
	7.1	Landlord Repairs	17
	7.2	Tenant’s Agreement	18
	7.3	Floor Load - Heavy Machinery	20
	7.4	Building Services	20
	7.5	Electricity	22
	7.6	Interruption of Essential Services

VIII.	REAL ESTATE TAXES		24
	8.1	Payments on Account of Real Estate Taxes	24
	8.2	Abatement	25
	8.3	Alternate Taxes	25

IX.	OPERATING EXPENSES		25
	9.1	Definitions	25
	9.2	Tenant’s Payments	26

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X.	INDEMNITY AND PUBLIC LIABILITY INSURANCE		28
	10.1	Tenant’s Indemnity	28
	10.2	Public Liability Insurance	28
	10.3	Tenant’s Risk	29
	10.4	Injury Caused by Third Parties	29

XI.	LANDLORD’S ACCESS TO PREMISES		29
	11.1	Landlord’s Rights	29

XII.	FIRE, EMINENT DOMAIN, ETC.		30
	12.1	Abatement of Rent	30
	12.2	Landlord’s Right of Termination	30
	12.3	Restoration	30
	12.4	Award	31

XIII.	DEFAULT		31
	13.1	Tenant’s Default	31
	13.2	Landlord’s Default	34

XIV.	MISCELLANEOUS PROVISIONS		34
	14.1	Extra Hazardous Use	34
	14.2	Waiver	34
	14.3	Covenant of Quiet Enjoyment	35
	14.4	Landlord’s Liability	35
	14.5	Notice to Mortgagee or Ground Lessor	36
	14.6	Assignment of Rents and Transfer of Title	36
	14.7	Rules and Regulations	37
	14.8	Additional Charges	37
	14.9	Invalidity of Particular Provisions	37
	14.10	Provisions Binding, Etc.	37
	14.11	Recording	38
	14.12	Notices	38
	14.13	When Lease Becomes Binding	38
	14.14	Paragraph Headings	39
	14.15	Rights of Mortgagee or Ground Lessor	39
	14.16	Status Report	39
	14.17	Security Deposit	39
	14.18	Remedying Defaults	43
	14.19	Holding Over	43
	14.20	Waiver of Subrogation	44
	14.21	Surrender of Premises	44
	14.22	Omitted	44
	14.23	Brokerage	44
	14.24	Special Taxation Provisions	45
	14.25	Hazardous Materials	45
	14.26	Governing Law	47
	14.27	Independent Covenant	47

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	14.28	Survival Provision	47
	14.29	OFAC Compliance	47
	14.30	Option to Extend,
	14.31	Antenna
	14.32	Back Up Generator	52
	14.33	Parking	54
	14.34	Monument Signage	54

XV,	EXPANSION OPTION; ‘LANDLORD’S RECAPTURE RIGHT; RIGHT OF FIRST OFFER		55
	15.1	Definitions
	15.2	Expansion Option
	15.3	Section 15.3 Recapture Right; Section 15.3 Expansion Option
	15.4	First Offer Space
	15.5
	15,6	Non Satisfaction of Credit Condition

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LEASE

Preamble

THIS INSTRUMENT IS A LEASE, dated as of June 7, 2005 in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space located in that certain building known and numbered as Needham Corporate Center, 160 Gould Street, Needham, Massachusetts (the “Building”). The parties to this instrument hereby agree with each other as follows:

ARTICLE I

BASIC LEASE PROVISIONS

1.1	INTRODUCTION. The following terms and provisions set forth basic data and, where appropriate, constitute definitions of the terms hereinafter listed:

1.2	BASIC DATA.

Landlord: Teachers Insurance and Annuity Association of America

Landlord’s Original Address:

730 Third Avenue

New York, New York 10017

Attention: Michael Farrell,

Associate Director/Mortgage and Real Estate Division

Tenant: E/Scription, Inc., a Delaware corporation

Tenant’s Original Address:

175 Highland Avenue

Needham, Massachusetts 02494

Guarantor: None

Basic Rent

Lease Year or Monthly Period	Basic Rent (Per Annum)	Monthly Payment	Per Square Foot Rent Rate

Notwithstanding the foregoing to the contrary, Tenant shall not be required to pay the Monthly Payment of Basic Rent allocable to month number 15.

Base Taxes: Taxes for the fiscal year July 1, 2005 through and including June 30, 2006, as the same may be abated.

Base Operating Expenses: Operating Expenses for the calendar year ending December 31, 2006.

Base Utility Expenses: Utility Expenses for the calendar year ending December 31, 2005.

Premises Rentable Area: Agreed to be approximately 23,921 rentable square feet.

Permitted Uses: General Office, but specifically excluding any use which would cause any portion of the Premises to be deemed a “place of public accommodation” as defined in the Americans with Disabilities Act of 1990, as amended (the “ADA”).

Escalation Factor: 17.63%, as computed in accordance with the Escalation Factor Computation.

Initial Term: Sixty Three (63) months commencing on the Commencement Date and expiring at the close of the last day (the “Expiration Date”) of such sixty three (63) month period, except that if the Commencement Date shall be other than the first day of a calendar month, the expiration of the Initial Term shall be at the close of the day on the last day of the calendar month on which such Expiration Date shall fall.

Security Deposit: Initially,              plus any Security Deposit Increase Amount or other security deposit required under Article XV of the Lease.

Tenant’s Original Electrical Factor: $1.00 per rentable square foot per year. Initially, $1,993.42 per month; $23,921.00 per year, subject to adjustment from time to time, to reflect changes in the cost of obtaining electric service (and the monthly and annual amounts shall also increase as and to the extent that the rentable square footage of the Premises increases in connection with each addition to the Premises pursuant to Article XV hereof).

1.3	ADDITIONAL DEFINITIONS.

Manager: Cushman & Wakefield of Massachusetts, Inc. or such other managing representative designated by Landlord as the Manager from time to time.

Anticipated Term Commencement Date: September 23, 2005 but such date shall be automatically extended for the number of days of delay (determined on the basis of the aggregate cumulative affect of such delays in completing Landlord’s Work related to (a) Force Majeure and/or (b) Tenant Delays.

Building Rentable Area: Agreed to be approximately 135,690 rentable square feet.

Business Days: All days except Saturday, Sunday, New Year’s Day, Washington’s Birthday, Patriot’s Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans’ Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday).

Commencement Date: As defined in Section 4.1.

Default of Tenant: As-defined in Section 13.1.

Escalation Charges: The amounts prescribed in Sections 8.1 and 9.2. For purposes of Article XIII and Section 14.17, the term “Escalation Charges” shall also include the Tenant’s Original Electric Factor.

Escalation Factor Computation: Premises Rentable Area divided by the Building Rentable Area.

Force Majeure: Collectively and individually, strike or other labor trouble, fire or other casualty, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of, or inability to obtain, materials, fuel, supplies or labor, or any other cause, whether similar or dissimilar, beyond Landlord’s reasonable control.

Initial Public Liability Insurance: $1,000,000 (per occurrence) primary liability and $3,000,000 (per occurrence) excess liability (combined single limit) for bodily injury, death and property damage, such policies to be written with companies approved by Landlord and having a Best’s Insurance Rating of A- or better with a Financial Rating of X.

Landlord’s Work. The work described in Exhibit B attached hereto (exclusive of Schedule 1 thereto). In no event shall Landlord’s Work include purchase or installation of the Tenant’s Back Up Generator, UPS system, any rooftop antenna or satellite dish equipment and, further, Landlord’s Work shall not include construction, relocation, purchase or installation or hook up of Tenant’s furniture, fixtures, work stations or equipment including, without limitation, Tenant’s telephone, data and communications equipment.

Lease Year or lease year: Each consecutive 12 calendar month period immediately following the Commencement Date, but if the Commencement Date shall fall on other than the first day of a calendar month, then such term shall mean each consecutive twelve calendar month period commencing with the first day of the first full calendar month following the calendar month in which the Commencement Date occurs, however, the first lease year shall include any partial month between the Commencement Date and the first day of the first full calendar month immediately following the Commencement Date.

Operating Expenses: As set forth in Section 9.1.

Operating Year: As defined in Section 9.1

Penalty Date: September 30, 2005 but such date shall be automatically extended for the number of days of delay (determined on the basis of the aggregate cumulative affect of such delays in completing Landlord’s Work related to (a) Force Majeure and/or (b) Tenant Delays.

Premises: A portion of the third (3rd) floor of the Building shown on Exhibit A annexed hereto.

Property: The Building and the land parcel (the “Land Parcel”) on which it is located (including parking areas, driveways and adjacent sidewalks).

Tax Year: As defined in Section 8.1.

Taxes: As determined in accordance with Section 8.1.

Tenant Delays: Delays in the progress of Landlord’s Work (measured to take into account the cumulative effect of such delays) to the extent caused by or chargeable to, or related to any act or omission by Tenant or any of its agents, servants, employees, consultants and contractors, subcontractors, architects or engineers, or related to Tenant or anyone employed by Tenant, including, without limitation, requested changes in the Landlord’s Work, withdrawal or modification of requested, changes, the time needed to process and review and price changes requested or proposed by Tenant with respect to the Landlords’ Work (whether or not such changes are implemented), delays in providing any information and/or designs requested by Landlord related to the performance of Landlord’s Work (including, without limitation, information needed to complete the mechanical, electrical, plumbing or HVAC elements of Landlord’s Work), delays in granting approval of any aspect of Landlord’s Work requested by Landlord, lack of timely action with respect to submission of information which Tenant is required to provide by Landlord in connection with Landlord’s Work and any displacement of any of Landlord’s Work from its place in Landlord’s construction schedule resulting from any of the foregoing matters and any other delays attributable to Tenant. Tenant Delays shall also include delays attributable to incompleteness or inaccuracy of any information, plans or specifications provided to Landlord by Tenant. In the event that information or approvals are needed from Tenant, Landlord shall deliver written notice thereof to Tenant indicating the information or approval specifically being requested by Landlord (“Landlord’s Notice”). Tenant shall provide Landlord the information so requested by Landlord and/or respond to the approval requested by Landlord within not less than one (1) business day nor more than three (3) business days after receipt of such written request (and, for purposes hereof, emails and faxes to and from respective construction representatives designated by Landlord and Tenant at the email address or fax number designated for such construction representative shall satisfy the requirement for written notice and also for purposes hereof, the information or response, as applicable, must also be received by Landlord or its designated construction representative within such three (3) business day period). In the event that the absence of such approval or information could cause a delay in the completion of Landlord’s Work, then Landlord shall so indicate in Landlord’s Notice and, to the extent reasonably possible, an estimate of the amount of the delay reasonably anticipated. To facilitate communications, Tenant shall be able to send a representative to a weekly meeting with Landlord’s Contractor. The schedule and the possibility of any delays will be reviewed at that meeting. Landlord shall not have the right to make a claim of Tenant Delay unless notice of a claim therefor has been given to Tenant prior to the Commencement Date.

Tenants Removable Property: As defined in Section 5.2.

Term of this Lease: The Initial Term and any extension thereof in accordance with the provisions hereof.

Utility Expenses: As defined in Section 9.1.

Exhibits: The following Exhibits are annexed to this Lease and incorporated herein by this reference:

Exhibit A -	Plan showing Premises
Exhibit B -	Landlord’s Work
Exhibit C -	Rules and Regulations
Exhibit D -	Plan showing Expansion Space
Exhibit E -	Operating Expenses
Exhibit F -	Cleaning Services

ARTICLE II

PREMISES AND APPURTENANT RIGHTS

2.1	LEASE OF PREMISES. Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises.

2.2	APPURTENANT RIGHTS AND RESERVATIONS. (a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with others, public or common lobbies, hallways, elevators, and common walkways necessary for access to the Building, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; but Tenant shall have no other appurtenant rights and all such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 14.7 and to the right of Landlord to designate and change from time to time areas and facilities so to be used.

(b) Excepted and excluded from the Premises are the ceiling, floor, perimeter walls and exterior windows, except the inner surfaces thereof, but the entry doors (and related glass and finish work) to the Premises are a part thereof; and Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant’s use of the Premises and as not to reduce the size of the Premises) interior storm windows, subcontrol devices (by way of illustration, an electric sub panel, etc.), utility lines, pipes, equipment and the like, in, over and upon the Premises. Tenant shall install and maintain, as Landlord may require, proper access panels in any hung ceilings or walls as may be installed by Tenant in the Premises to afford access to any facilities above the ceiling or within or behind the walls.

ARTICLE III

BASIC RENT

3.1	PAYMENT. (a) Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Commencement Date without offset, abatement, deduction or demand, the Basic Rent plus Landlord’s estimated amounts for Escalation Charges plus Tenant’s Original Electrical Factor. Such Basic Rent plus Landlord’s estimated amounts for Escalation Charges plus Tenant’s Original Electrical Factor shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at Landlord’s Original Address, or at such other place as Landlord shall from time to time designate by notice to Tenant, in lawful money of the United States. In the event that any installment of Basic Rent or Escalation Charges or Tenant’s Original Electrical Factor is not paid within five (5) days after the due date, Tenant shall pay, in addition to any other additional charges due under this Lease, an administrative fee equal to the applicable Administrative Fee Percentage (as said term is hereinafter defined) of the overdue payment. As used herein, the term “Administrative Fee Percentage” shall mean five (5%) percent (except that for the first payment of Basic Rent, Escalation Charges or Tenant’s Original Electrical Factor which is not paid within five (5) days of the due date during any consecutive twelve (12) month period, the Administrative Fee Percentage shall be two (2%) percent).

(b) Basic Rent, Escalation Charges and Tenant’s Original Electrical Factor for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent, Escalation Charges and Tenant’s Original Electrical Factor shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent, Escalation Charges and Tenant’s Original Electrical Factor to the last day of the month in which such day occurs, plus the installment of Basic Rent, Escalation Charges and Tenant’s Original Electrical Factor for the succeeding calendar month.

ARTICLE IV

COMMENCEMENT AND CONDITION

4.1	COMMENCEMENT DATE. The Commencement Date shall be the earlier of (a) that date (but not earlier than September 23, 2005) on which the Premises are ready for occupancy as provided in Section 4.2, or (b) that date on which Tenant commences occupancy for the Permitted Uses.

4.2	LANDLORD’S AND TENANT’S WORK: DELAYS.

(a) Tenant hereby agrees that the Landlord’s Work will be performed by Landlord’s general contractor. Landlord agrees to use good faith efforts to complete the Landlord’s Work (using Building standard tenant materials and allowances), on or before the Anticipated Term Commencement Date. Landlord shall not be required to install any improvements which are not in conformity with plans and specifications for the Building or which are not approved by Landlord’s architect or which do not comply with applicable law, ordinances or codes. In case of delays due to Force Majeure, Tenant Delays, the Anticipated Term Commencement Date shall be extended for the period of such delays. The Premises shall be deemed ready for occupancy when (a) the Landlord’s Work has been completed except for minor items of work and adjustment of equipment and fixtures which can be completed after occupancy has been taken without causing substantial interference with Tenant’s use of the Premises (i.e. so-called “punch list items”), (b) Tenant has received Landlord’s certificate of the completion of the Premises in accordance with clause (a) of this sentence and (c) a certificate of occupancy, temporary or otherwise, has been issued by the Town of Needham, Massachusetts except that the issuance of a certificate of occupancy shall not be required under this clause (c) if its issuance is withheld or delayed due to lack of completion of work or items which (i) are not included in Landlord’s Work (and provided that such withholding or delay in issuing the certificate of occupancy is not due to a failure of the Building (exclusive of the Premises) to comply with applicable laws) or (ii) are the responsibility of Tenant under this Lease including, without limitation, installations of Tenant’s tel-data equipment, Back Up Generator Equipment, work stations, roof top antenna, furniture and computer room and system administration room equipment and appurtenances. Landlord shall complete as soon as conditions practically permit all items and work excepted by said clause (a) (and will use due diligence to complete such items within thirty (30) days after the Commencement Date) and Tenant shall not use the Premises in such manner as will increase the cost of completion. Landlord shall permit Tenant access for installing its tel-data cabling and wiring in portions of the Premises at least ten (10) days prior to the date which Landlord estimates will be the date of substantial completion of Landlord’s Work Tenant shall coordinate its installation of such tel-data equipment with Landlord’s general contractor so as not to delay the performance or completion of Landlord’s Work.

(b) Tenant agrees that for any delay in performing the Landlord’s Work related to a Tenant Delay (and provided the actual Commencement Date occurs subsequent to the originally stated Anticipated Term Commencement Date), it shall pay to Landlord for each day of such delay an amount equal to one day’s Basic Rent within thirty (30) days of the invoice from Landlord stating the charge, regardless of the reason for such delay or whether or not it is within the control of Tenant or any such employee and the Anticipated Term Commencement Date will be adjusted one day for each such day of delay (and provided the actual Commencement Date occurs subsequent to the originally stated Anticipated Term Commencement Date).

(c) If Landlord shall be unable to give possession of the Premises on the Anticipated Term Commencement Date because the Premises are not completed and ready for occupancy, or if repairs, improvements or decorations of the Premises or of the Building are not completed. Landlord shall not (except as otherwise expressly provided in Section 4.2(d) hereof) be subject to any liability for failure to give possession on said date, nor shall such failure affect the validity of this Lease.

(d) If the Premises are not ready for occupancy on or before the Penalty Date, as the same is extended on account of Force Majeure and Tenant Delays, then Tenant shall be entitled to a credit against Basic Rent first payable under this Lease in an amount equal to two days Basic Rent (calculated using the Basic Rent on the first lease year) multiplied by the number of days which elapse from and after the Penalty Date (as extended by Force Majeure and Tenant Delays) through and including the day prior to the date when the Premises are ready for occupancy.

(e) The provisions of Section 5.2(d) of this Lease shall also apply to all of the Tenant’s alterations, additions and installation of furnishings, cabling, computers, generator, UPS system, fixtures, work stations and other matters in order to initially prepare the Premises for occupancy by Tenant.

(f) “As Is”. Except for Landlord’s Work, Tenant agrees to accept the Premises in “AS IS” condition but broom clean (except for clean up related to activity of Tenant) and free of all occupants and their property (except those claiming by, through or under Tenant) without any representations or warranties (express, implied or otherwise).

(g) Construction meetings shall be held once per week after construction of the improvements included within Landlord’s Work is commenced.

4.3	WORKMANSHIP AND APPROVAL. The work required of Landlord pursuant to this Article IV shall be deemed approved by Tenant when Tenant commences occupancy of the Premises for the Permitted Uses, except for items which are then uncompleted or do not conform to the description of the Work and as to which, in either case, Tenant shall have given notice to Landlord prior to such date. As Landlord’s Work nears completion, upon request of Tenant, Landlord will give Tenant a good faith estimate as to when the Premises will be “ready for occupancy” and Landlord and Tenant shall schedule a walkthrough in order to facilitate the preparation of a punch list but, in no event, shall Landlord have any liability or responsibility to Tenant if such estimate is not accurate.

ARTICLE V

USE OF PREMISES

5.1	PERMITTED USE. (a) Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses.

(b) Tenant agrees to conform to the following provisions during the Term of this Lease:

(i) Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with reasonable written rules and regulations established by Landlord therefor;

(ii) Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any signs, symbol, advertisements or the like visible to public view outside of the Premises. Landlord will not unreasonably withhold consent for signs or lettering on the entry doors to the Premises provided such signs conform to building standards adopted by Landlord and Tenant has submitted a sketch of the sign to be placed on such entry doors. Landlord will not unreasonably withhold its consent to the placement of Tenant’s logo sign (the “Logo Wall Sign”) in a location on the wall outside of, and next to, the main third floor entry to the Premises provided that the exact location and size of such logo sign is first approved by Landlord and no flashing neon or rotating lighting thereof shall be permitted. The cost of purchase and installation of the Logo Wall Sign shall be borne by Tenant and Tenant shall maintain such Logo Wall sign in good condition and repair and upon expiration or earlier termination of the Lease, Tenant shall remove the Logo Wall Sign and repair any damage to the wall and/or Building related thereto, all at Tenant’s expense.

(iii) Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause offensive odors or loud noise or constitute a nuisance or menace to any other tenant or tenants or other persons in the Building;

(iv) Tenant shall, at its sole cost and expense: (x) in its use of the Premises, the Building or the Land, comply with the requirements of all applicable governmental laws, rules and regulations including, without limitation, the ADA and (y) pay for and perform any work necessary to bring the Premises into compliance with the ADA which work is required due to the Tenant’s use of the Premises for office purposes or any other use by Tenant (but nothing in this clause (y) shall be deemed to require Tenant to pay for, or perform, work required in order to correct any failure of Landlord’s Work or the Building to comply with the ADA) and (z) pay for and perform any work necessary to bring the Building or Property into compliance with the ADA which work is required due to any alteration, addition or other work or installation by Tenant; and

(v) Tenant shall continuously throughout the Term of this Lease occupy the Premises for the Permitted Uses and for no other purposes.

5.2 INSTALLATION AND ALTERATIONS BY TENANT. (a) Tenant shall make no alterations, additions (including, for the purposes hereof, wall-to-wall carpeting), or improvements in or to the Premises without Landlord’s prior written consent; provided, however, that Tenant shall have the right to, without Landlord’s prior written consent, make alterations (including installation of wall to wall carpeting) which, in each separate case, cost less than $25,000.00 and do not involve or affect the Building structure, floor penetrations or any mechanical, electrical, HVAC or plumbing system. Further, the Landlord will not unreasonably withhold or delay its consent to alterations which are non-structural in nature, do not involve floor penetrations and which do not affect or involve any mechanical, electrical, HVAC or plumbing system. Further and notwithstanding the foregoing provisions of this Section 5.2(a), Landlord agrees that it will not unreasonably withhold its consent to alterations within the Premises that involve or affect the electrical or HVAC systems within or serving the Premises or which affect the Base Building electrical or HVAC systems and which, in any such case, are required by Tenant due to alterations proposed by Tenant to the Tenant’s computer room (and adjacent system administration room related thereto), any equipment located in the computer room (or adjacent system administration room related thereto) or to be located in the computer room (or adjacent system administration room related thereto) provided that (A) Landlord shall have received complete, detailed plans and specifications from Tenant with respect to all such alterations, in each case prepared at Tenant’s sole cost and expense, (B) Landlord shall have approved all of such plans and specifications and (C) Tenant shall be responsible for all costs and expenses of any upgrades or alterations to the Premises and Building HVAC system and equipment and/or electrical system and equipment (and/or the Supplemental HVAC System) required by Landlord in connection therewith and provided, further, that Landlord shall not be required to approve any such alterations which (1) are not in conformity with plans and specifications for the Building, or (2) are not approved by Landlord’s architect or (3) would increase Tenant’s demand, consumption or usage of electricity or HVAC or (4) would result in an additional burden on any of the Building’s utility systems or the capacity thereof or additional costs on account thereof (except that Landlord will not unreasonably withhold its consent in the case of matters described in clauses (1) through (4) inclusive if the conditions in clauses (A) through (C) inclusive are satisfied and in addition thereto Tenant pays the entire cost of any upgrades, alterations and additions to the Premises and Base Building HVAC and electrical systems and equipment and the Supplemental HVAC System required by Landlord in connection therewith) but Landlord shall not be required to approve any such alterations which do not comply with applicable laws, ordinances or codes. Any such alterations, additions or improvements shall (i) be in accordance with complete plans and specifications prepared by Tenant and approved in advance by Landlord (except that where Landlord’s prior written approval of such matter is not required, such advance approval of plans and specifications shall not be required but no such work shall be performed (except repainting and recarpetting and minor touch up work) until such plans and specifications are provided to Landlord); (ii) be performed in a good and workmanlike manner and in compliance with all applicable laws; (iii) be performed and completed in the manner required in Section 5.2(d) hereof; (iv) be made at

Tenant’s sole expense and at such times as Landlord may from time to time designate; and (v) become a part of the Premises and the property of Landlord (unless otherwise agreed in writing by Landlord at the time of giving its consent thereto). It is agreed and understood that Landlord shall have the right to review and approve all changes to any plans which Landlord shall have approved pursuant to this Section 5.2(a).

It is also agreed and understood that Landlord shall not be deemed to be unreasonable in denying its consent to alterations, additions and improvements to the Premises which affect “Base Building Systems” (as said term is hereafter defined).

As used herein, the term “Base Building Systems” shall mean (i) any mechanical, electrical or plumbing system or component of the Building (including the Premises) (ii) the exterior of the Building (iii) the Building HVAC distribution system (iii) any fire safety prevention/suppression system and (iv) any structural element or component of the Building.

(b) All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises (“Tenant’s Removable Property”) shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal. Tenant’s Back Up Generator Equipment and Tenant’s Rooftop Communications Equipment (as such terms are hereinafter defined) constitute part of Tenant’s Removable Property. Although the Supplemental HVAC System (as said term is hereinafter defined) was paid for and installed by Landlord, the Supplemental HVAC System shall constitute part of Tenant’s Removable Property for all purposes under this Lease except that if this Lease is terminated due to a default by Tenant, Landlord shall have the right, at its option, to retain the Supplemental HVAC System as Landlord’s property in which event the Tenant shall have no rights therein.

(c) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. Whenever and as often as any mechanic’s lien shall have been filed against the Premises based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such actions by bonding, deposit or payment as will remove or satisfy the lien.

(d) All of the Tenant’s alterations, additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not damage the Property or interfere with Building construction or operation and shall be performed by contractors or workmen first approved by Landlord, which approval will not be unreasonably withheld. Installation and moving of furnishings, equipment and the like shall be performed only with labor compatible with that being employed by Landlord for work in or to the Building and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building. Except for work by Landlord’s general contractor, Tenant before its work is started shall: secure all licenses and permits necessary therefor and deliver copies thereof to Landlord; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry workmen’s compensation insurance in statutory amounts covering all the contractor’s and subcontractor’s employees and comprehensive public liability insurance and property damage insurance with such limits as Landlord may reasonably require but in no event less than the Initial Public Liability Insurance specified in Section 1.3 of this Lease as the same may be increased from time to time in accordance with the provisions of Article X of this Lease (all such insurance to be written in companies approved by Landlord (which approval will not be unreasonably withheld) and insuring Landlord, Manager and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and immediately to discharge any such liens which may so attach and, at the request of Landlord to deliver to Landlord security satisfactory to Landlord against liens arising out of the furnishing of such labor and material. Upon completion of any work done on the Premises by Tenant, its agents, employees, or independent contractors, Tenant shall promptly deliver to Landlord (i) original lien releases and waivers executed by each contractor, subcontractor, supplier, materialmen, architect, engineer or other party which furnished labor, materials or other services in connection with such work and pursuant to which all liens, claims and other rights of such party with respect to labor, material or services furnished in connection with such work are unconditionally released and waived and (ii) copies of any necessary certificate(s) of occupancy relating to the Premises issued by the Town of Needham. Tenant shall pay within fourteen (14) days after being billed therefor by Landlord, as an additional charge hereunder, one hundred percent (100%) of any increase in real estate taxes on the Property not otherwise billed to Tenant which shall, at any time after commencement of the Term, result from any alteration, addition or improvement to the Premises made by or (exclusive of all of Landlord’s Work except for the Supplemental HVAC System) on behalf of Tenant (including Tenant’s original installations, the Supplemental HVAC System, the Back Up Generator and Tenant’s subsequent alterations, additions, substitutions and improvements), whether done prior to or after the commencement of the Term of this Lease.

(e) In connection with the performance of any alterations, improvements, changes or additions to the Premises as contemplated by Article IV or Section 5.2 of this Lease, in the event that any such improvement, alteration, change or addition to the Premises to be performed by Tenant (the “Work”) affects so-called “Base Building Systems” and to the extent that such Work is not performed by Landlord or a general contractor employed directly by Landlord, Tenant hereby agrees to use the services of a construction management firm designated by Landlord to oversee, coordinate and review all aspects of any such Work. The cost and expense of the services of such construction manager (such cost and expense not to exceed commercially reasonable rates) shall be borne by Tenant as an additional charge under this Lease.

ARTICLE VI

ASSIGNMENT AND SUBLETTING

6.1	PROHIBITION. (a) Tenant covenants and agrees that (except as may be permitted hereunder) whether voluntarily, involuntarily, by operation of law or otherwise, neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting. Tenant shall reimburse Landlord for all costs and expenses sustained or incurred by Landlord in connection with any request by Tenant for Landlord’s consent to an assignment or subletting not to exceed $2,000.00 per request.

(b) The provisions of paragraph (a) of this Section shall (except as otherwise expressly set forth herein) apply to a transfer (by one or more transfers) of a majority of the stock or partnership interests, or other evidences of ownership of Tenant as if such transfer were an assignment of this Lease; but such provisions shall not apply to transactions with an entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant’s assets or stock are transferred or to any entity (a “Permitted Entity”) which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer, (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction, and (iii) the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment or subletting (a Permitted Entity which satisfies all of the foregoing provisions is hereinafter called a “Permitted Assignee”),

(c) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time (after a Default of Tenant with respect to payment of Basic Rent, Escalation Charges or any other sum or charge payable by Tenant under this Lease has occurred), collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of the original named Tenant from the further performance by the original named Tenant hereunder. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor. No assignment or subletting, or occupancy shall affect Permitted Uses. Any subletting shall expire as of the day immediately preceding the date of expiration of the Term of this Lease.

(d) Landlord shall also have the right to collect rent directly from a subtenant upon expiration or earlier termination of the Term of this Lease. The consent by Landlord to an assignment or subletting shall in no way be construed to relieve Tenant or any successor from obtaining the express consent in writing of Landlord to any further assignment or subletting nor shall any such consent release, diminish or impair Tenant’s continuing primary liability for performance of this Lease unless as part of that consent, Landlord agrees to release the original Tenant. No assignment or subletting and no use of the Premises by a subsidiary wholly-owned by Tenant or controlling corporation of Tenant shall affect the Permitted Uses.

(e) In connection with any request by Tenant for consent to assignment of the Lease (except to a Permitted Assignee) or any subletting of all or any part of the Premises, Tenant shall first submit to Landlord in writing: (i) the name of the proposed assignee or subtenant, (ii) such information as to its financial responsibility and standing as Landlord may reasonably require, and (iii) all terms and provisions upon which the proposed assignment or subletting is to be made. Upon receipt from Tenant of such request and information, the Landlord shall have an option (sometimes hereinafter referred to as the “option” or “Take Back Option”) to be exercised in writing (a “Take Back Notice”) within twenty (20) days after its receipt from Tenant of such request and information, if the request is to assign the Lease or to sublet all of the Premises, to cancel or terminate this Lease, or, if the request is to sublet a portion, of the Premises only, to cancel and terminate this Lease with respect to such portion, in each case, as of the date set forth in Landlord’s notice of exercise of such option, which shall be not less than sixty (60) nor more than ninety (90) days following the giving of such notice. Tenant shall have the right (the “Take Back Rescission Right”), exercisable by written notice given to Landlord within five (5) business days after Tenant’s receipt of a Take Back Notice to rescind its request that Landlord consent to the applicable assignment or subletting which was the subject of Landlord’s Take Back Notice in which case Landlord’s exercise of the applicable Take Back Option shall be deemed cancelled ab initio. If Tenant exercises its Take Back Rescission Right, it may not, for a period of six (6) months thereafter, assign this Lease or sublet any part of the Premises which was the subject of Tenant’s original consent request. If Landlord shall exercise such Take Back Option (and Tenant does not exercise its Take Back Rescission Right strictly as and when required herein), Tenant shall surrender possession of the entire Premises, or the portion which is the subject of the option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of Premises at the expiration of the Term. If this Lease shall be cancelled as to a portion of the Premises only, Basic Rent and Additional Rent shall thereafter be abated proportionately according to the ratio the number of square feet of the portion of the space surrendered bears to the size of the Premises. As Additional Rent, Tenant shall reimburse Landlord within ten (10) days of receipt of an invoice evidencing the same for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting not to exceed $2,000.00 per request.

If Landlord shall not exercise its Take Back Option pursuant to the foregoing provisions (exclusive of any such exercise of a Take Back Option which is cancelled by Tenant through the exercise of a Take Back Rescission Right), Landlord will not unreasonably delay, condition or withhold its consent to the assignment or subletting to the party referred to upon all the terms and provisions set forth in Tenant’s notice to Landlord, provided that the terms and provisions of such assignment or subletting shall specifically make applicable to the assignee or sublessee all of the provisions of this Section 6.1 of the Lease so that Landlord shall have against the assignee or sublessee all rights with respect to any further assignment or subletting which are set forth in Section 6.1 of this Lease as amended hereby except that no such sublessee shall have any right to further assign the sublease or sublet the Premises. In any case where Landlord consents to an assignment of this Lease, Landlord shall be entitled to receive the Section 6.1 Percentage (as said term is hereinafter defined) of all Assignment Overages (as said term is hereinafter defined) which payment shall, in each case, be made within fifteen (15) days of Tenant’s receipt of each such payment. As used herein, the term “Assignment Overages” shall mean all amounts received by Tenant on account of or pursuant to any assignment of the Lease (including, without limitation, any lump sum payment) after deducting therefrom actual and reasonable broker’s commissions, reasonable attorneys’ fees and tenant fit up costs paid to third parties by Tenant in connection with such assignment and, in the case of an assignment involving more than a single lump sum payment, with such brokerage commissions and tenant fit up costs amortized without interest in equal installments over the term this Lease then remaining at the time of such assignment, except, however, that if amounts payable to the Tenant in connection with such assignment are not spread over the then balance of the term of this Lease, the amount of such amortization and the period over which it is to be spread shall be as determined by Landlord. Further, in any case where Landlord consents to a subletting, Landlord shall be entitled to receive the Section 6.1 Percentage of all Subleasing Overages (as said term is hereinafter defined). As used herein, the term “Subleasing Overages” shall mean, for each period in question, all amounts received by Tenant in connection with any sublease (after deducting therefrom actual and reasonable brokers commissions, reasonable attorneys’ fees and reasonable tenant fit-up costs, in each case, paid to third parties by Tenant in connection with such subletting amortized without interest in equal installments over the term of the Sublease) in excess of Basic Rent and Additional Rent reserved under this Lease for the same period attributable to the space sublet (including, without limitation, all lump sum payments made in connection therewith). Payment of Landlord’s share of Subleasing Overages shall be made to Landlord within fifteen (15) days after receipt by Tenant. Further, if a Default of Tenant has occurred under this Lease (and during the continuance thereof), then, in computing Subleasing Overages and Assignment

Overages, Tenant shall not be entitled to any deductions for broker’s commissions or Tenant fit up costs. As used herein, the term “Section 6.1 Percentage” shall mean fifty (50%) percent except that from and after the date a Default of Tenant shall occur (and during the continuance thereof), the term “Section 6.1 Percentage” shall mean one hundred (100%) percent. Termination of this Lease by Landlord shall terminate all rights of Tenant to receive any Sublease Overages, any Assignment Overages or any other payments due under any sublease or assignment, whether relating to any period prior to or after the date of such termination.

Any such assignment or subletting shall nevertheless be subject to all the terms and provisions of this Section 6.1 and no assignment shall be binding upon Landlord or any of Landlord’s mortgagees, unless Tenant shall deliver to Landlord an instrument in recordable form which contains a covenant of assumption by the assignee running to Landlord and all persons claiming by, through or under Landlord. The failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as Tenant hereunder. In addition, Tenant shall furnish to Landlord a conformed copy of any sublease effected under terms of this Section 6.1. In no event shall the Tenant hereunder be released from its liability under this Lease in connection with Landlord’s exercise of the Take Back Option provided, however, that if Landlord does exercise the Take Back Option with respect to all or any part of the Premises (or, in the case of an assignment of the Lease so as to cancel or terminate the Lease) nothing contained in this sentence shall be deemed to impose any continuing liability upon Tenant as to the part of the Premises which is ‘taken back” or as to the Lease if it is thereby cancelled or terminated.

Landlord shall not be deemed unreasonable in refusing to approve a sublease or an assignment of Lease wherein (a) the proposed sublessee or assignee is a tenant, subtenant or occupant of the Building and Landlord has comparable or competitive space available in the Building for such proposed sublessee or assignee or (b) the Landlord is then in discussions or negotiations with the proposed sublessee or assignee to do a direct lease in the Building or (c) the Landlord determines in its sole but reasonable judgment that the proposed sublessee is not capable of performing its obligations under the Sublease or assignment and is not financially acceptable or would alter the permitted use or (d) the proposed sublessee or assignee is a body or an agency of the state, local or federal government.

ARTICLE VII

RESPONSIBILITY FOR REPAIRS AND CONDITIONS OF PREMISES:

SERVICES TO BE FURNISHED BY LANDLORD

7.1

LANDLORD REPAIRS. (a) Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof, public areas, exterior walls (including exterior glass) and structure of the Building (including plumbing, mechanical and electrical systems installed by Landlord but excluding any systems installed specifically for Tenant’s benefit or used exclusively by Tenant) and the elevators and the HVAC system serving the Premises, all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the condition of glass in the Premises or for the doors (or related glass and finish work) leading to the Premises, or for any condition in the Premises or the Building caused by any act or neglect of Tenant, its agents, employees, invitees or contractors. Further, except as otherwise provided in this Lease, Landlord agrees to keep the parking area (insofar as necessary to provide Tenant the parking rights set forth in this Lease) in a serviceable condition except that Landlord shall, in no event, be responsible to Tenant for any condition in the parking area caused by any act or omission of Tenant, its agents, employees, invitees or contractors. Landlord shall not be responsible to make any improvements or repairs to the Building or parking area other than as expressly in this Section 7.1 provided, unless expressly provided otherwise in this Lease. All costs and expenses incurred by Landlord in performing its obligations under this Section 7.1 shall be included in Operating Expenses (as said term is hereafter defined) except as may otherwise be expressly provided in this Lease.

(b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this Section 7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

(c) Any services which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord’s option be furnished from time to time, in whole or in part, by employees of Landlord or by the Manager of the Property or by one or more third persons and Landlord further reserves the right to require Tenant to enter into agreements with such persons in form and content approved by Landlord (and as approved by Tenant, which approval will not be unreasonably withheld) for the furnishing of such services. Landlord shall cause the paved portions of the Property to be kept reasonably free and clear of snow, ice and refuse and shall cause the landscaped areas of the Property to be maintained in a reasonably attractive appearance.

7.2

TENANT’S AGREEMENT. (a) Tenant will keep neat and clean and maintain in reasonably good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain; and shall surrender the Premises, at the end of the Term, in such condition, ordinary wear and tear and damage by fire or other casualty excepted. Without limitation, Tenant shall continually during the Term of this Lease maintain the Premises in accordance with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and of the Boston Board of Fire Underwriters, and shall, at Tenant’s own expense, obtain all permits, licenses and the like required by applicable law. Notwithstanding the foregoing or the provisions of Article XII, Tenant shall be responsible for the cost of repairs which may be necessary by reason of damage to the Building caused by any act or neglect of Tenant or its agents, employees, contractors or invitees (including any damage by fire or any other casualty arising therefrom). Tenant shall be responsible for the payment of all charges (whether billed directly to Tenant by the applicable utility or submetered and billed to Tenant by Landlord) for electricity and gas used or consumed by the Tenant’s back up generator and/or Supplemental HVAC System and other special equipment, if any, served by such meter or submeter. Without limitation of the foregoing, Tenant shall not do or perform, and shall not permit its agents, servants, employees, contractors or invitees to do or perform any act or thing in or upon the Property which will invalidate or be in conflict with the certificate of occupancy for the Premises or the Building or violate any statute, law, rule, by-law or ordinance of any governmental entity having jurisdiction over the Property (the “Requirements”). Tenant shall, at Tenant’s sole cost and expenses, take all action, including the making of any improvements or alterations necessary to comply with all Requirements, including, but not limited to the ADA, as modified and supplemented from time to time, which shall, with respect to the Premises or with respect to any abatement of nuisance, impose any violation, order or duty upon Landlord or Tenant arising from, or in connection with the Premises, Tenant’s occupancy, use or manner of use of the Premises (including, without limitation, any occupancy, use or manner of use that constitutes a “place of public accommodation” under the ADA), or any installations in the Premises, or required by reason of a breach of any of Tenant’s covenants or agreements under this Lease, whether or not such Requirements shall now be in effect or hereafter enacted or issued, and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen at the date hereof. Without limiting the generality of the foregoing, Tenant shall, at its sole cost and expense, maintain and repair the replace the Supplemental HVAC System (as said term is defined in Section 7.4 hereof) and all components thereof. Notwithstanding the foregoing to the contrary, Tenant shall not be responsible to make improvements or alterations to the Premises which are required in order to make Landlord’s Work comply with all Requirements (exclusive of the ADA) and, in the case of the ADA, Tenant shall not be required to make improvements or alterations necessary to make the Landlord’s Work (exclusive of that related to the Supplemental HVAC system) comply with the ADA.

(b) If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand in writing that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs within thirty (30) days after notice thereof from Landlord and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made (the provisions of Section 14.18 being applicable to the costs thereof) and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant’s stock or business by reason thereof. Notwithstanding the foregoing, Landlord may elect to take action hereunder immediately and without notice to Tenant (and without waiting thirty (30) days) if Landlord reasonably believes an emergency to exist but in such case shall give notice to Tenant as soon as is practicable thereafter.

7.3	FLOOR LOAD - HEAVY MACHINERY. (a) Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

(b) If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations (except that Tenant shall be entitled to move its computer equipment itself if a Master Rigger’s license is not required therefor. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnity and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.4	BUILDING SERVICES. (a) Landlord shall also provide:

(i) Cold water (at temperatures supplied by the Town of Needham) for drinking, lavatory and toilet purposes. If Tenant uses water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant’s water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof including, without limitation, any related charges incurred by Landlord in connection with providing and installing the same. Tenant, at Tenant’s sole cost and expense, shall keep such meter and related equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and in default in making such payment Landlord may pay such charges and collect the same from Tenant as an additional charge.

(ii) Access to the Premises twenty-four (24) hours per day, three hundred sixty five (365) days per year, subject to reasonable security restrictions and restrictions based on emergency conditions and all other applicable provisions of this Lease.

(iii) Cleaning Services described in Exhibit F as and to the extent required by Exhibit F.

(iv) On Business Days generally from 8:00 a.m. to 6:00 p.m. (except on Saturdays only generally from 9:00 a.m. to 1:00 p.m.) furnish heating and cooling as normal seasonal temperatures may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one person per 150 square feet of usable floor area. If Tenant requires heating or cooling before or after the hours specified herein or on days which are not Business Days, it shall coordinate the same at least one (1) Business Day in advance with the Building Manager and shall pay to Landlord within ten (10) days after being billed therefor the charge therefor in effect from time to time as determined by Landlord. Initially, such charge shall be $25.00 per hour but Landlord shall have the right to increase such hourly charge from time to time as Landlord may require to reflect Landlord’s cost thereof as reasonably determined by Landlord). If Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building System, or in any other way interferes with the systems ability to perform adequately its proper functions, or which affects the temperature otherwise maintained by the air conditioning system of the Building, supplementary systems may, if and as needed, at Landlord’s option, be provided by Landlord at Tenant’s expense. Tenant acknowledges that Landlord’s Work includes the supplemental rooftop HVAC system as more particularly described in Exhibit B hereto under the heading “Supplemental HVAC System For Computer Room” (the “Supplemental HVAC System” which term includes all equipment, duct work, wiring, controls, pipes, conduits and connections described in Exhibit B hereto under the heading “Supplemental HVAC System For Computer Room”, but such term does not include any part of the base Building HVAC Equipment) to serve Tenant’s computer room (as such computer room is shown on Exhibit B hereto). Although the Supplemental HVAC System is included within Landlord’s Work, Tenant acknowledges and agrees that Tenant shall be solely responsible for the repair, maintenance and (as needed from time to time) replacement of the Supplemental HVAC System, in each case, at Tenant’s sole cost and expense and that Landlord shall have no obligation or liability to Tenant for any failure of the Supplemental HVAC System to operate as designed or to provide adequate cooling, ventilation or other service to Tenant’s server room and administrative work room or elsewhere in the Premises, it being understood and agreed that Tenant shall have no claim of any kind or nature against Landlord on account of any defect in, or failure of, the Supplemental HVAC System to meet Tenant’s requirements or needs nor for any interruption in services related thereto. Landlord agrees that it shall provide Tenant the benefit of all warranties and claims which Landlord may have against third parties on account of the Supplemental HVAC System, all at Tenant’s sole cost and expense. Tenant shall remove the Supplemental HVAC System from the Building upon expiration or earlier termination of the Lease and, in such case, Tenant shall repair any damage to the Building and/or Property caused by such removal and comply with all applicable laws related to the transfer and disposal of such Supplemental HVAC System except that if this Lease is terminated as a result of a default by Tenant, then Landlord shall have the right to retain the Supplemental HVAC System and, in such case, title to the Supplemental HVAC System shall automatically vest in the Landlord and Tenant shall have no right to remove the same.

(v) Passenger elevator service twenty-four (24) hours per day, three hundred sixty five (365) days per year.

(vi) Twenty-four (24) hour lobby security service, 365 days per year through the presence of a security attendant in the lobby.

(vii) One (1) Building standard sign strip for the Tenant on the lobby directory at Landlord’s expense and a Building standard sign on the main entry doors to the Premises at Tenant’s expense.

(b) Landlord reserves the right to curtail, suspend, interrupt and/or stop the supply of water, sewage, electrical current, cleaning, and other services, and to curtail, suspend, interrupt and/or stop use of entrances and/or lobbies serving access to the Building, without thereby incurring any liability to Tenant, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the judgment of Landlord desirable or necessary, or when prevented from supplying such services or use by strikes, lockouts, difficulty in obtaining materials, accidents or any other cause beyond Landlord’s control, or by laws, orders or inability, by exercise of reasonable diligence, to obtain electricity, water, gas, steam, coal, oil or other suitable fuel or power. No diminution or abatement of rent or other compensation, nor any direct, indirect or consequential damages shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any such interruption, curtailment, suspension or stoppage in the furnishing of the foregoing services or use, irrespective of the cause thereof. Failure or omission on the part of Landlord to furnish any of the foregoing services or use shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor to render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease.

(c) In no event shall Landlord be required to provide any cafeteria or food service operation in the Building.

7.5

ELECTRICITY. (a) Tenant acknowledges and agrees that there is no submeter or separate electrical meter in the Premises for the purpose of measuring Tenant’s use and consumption of electricity for lights and plugs in the Premises but there will be a separate checkmeter installed in the Premises or elsewhere in the Building by Landlord for the purpose of measuring use and consumption of electricity for the Supplemental HVAC System (and to the extent so designated by Landlord from time to time such checkmeter may also measure use and consumption of electricity for any equipment of Tenant, including, without limitation, computers and other equipment having special power or environmental requirements). Tenant shall make direct payment to Landlord of Tenant’s Original Electrical Factor for the operation of lights and plugs in the Premises, as additional rent as provided in Section 3.1 of this Lease. Tenant shall pay Landlord all charges for all checkmetered electricity monthly, within twenty (20) days after being billed therefor by Landlord. Landlord shall permit Landlord’s existing wires, pipes, risers, conduits and other electrical equipment of Landlord to be used for the purpose of providing electrical service to the Premises. Tenant covenants and agrees that its electrical usage and consumption will not disproportionately “siphon off” electrical service necessary for other tenants of the Building and that its total connected load will not exceed the maximum load from time to time permitted by applicable governmental regulations nor the design criteria of the existing Building electrical capacity and that in no event shall such total connected load be in excess of (i) 6.0 watts per square foot of the usable area of the Premises (exclusive of the computer room and system administration room (the “SysAdmin Room”) adjacent to the computer room and related thereto, as such rooms are shown on Exhibit B-1 (collectively such computer room and SysAdmin Room are called by “Computer-Admin Rooms”)) or (ii) the 400 AMP 3 phase dedicated service to the Computer-Admin Rooms described in Exhibit B (or any upgrade, alteration or addition to such 400 AMP 3 phase dedicated service which is (x) installed and paid for by Tenant in accordance with the provisions of Section 5.2 of the Lease and (y) approved by Landlord in accordance with Section 5.2 of the Lease). Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if, during the Term of this Lease, either the quantity or character of electric current is changed or electric current is no longer available or suitable for Tenant’s requirements due to a factor or cause beyond Landlord’s control. Tenant shall purchase and install all lamps, tubes, bulbs, starters and ballasts (except that prior to the Commencement Date, Landlord shall, at its expense, initially supply and install (if not present therein) operable lamps, tubes, bulbs, starters and ballasts in the Premises lighting system). Tenant shall bear the cost of repair and maintenance of any electric or gas meter used or to be installed in (or serving) the Premises.

(b) In order to insure that the foregoing requirements are not exceeded and to avert possible adverse affect on the Building’s electrical system, Tenant shall not, without Landlord’s prior consent, connect any fixtures, appliances or equipment (i) located outside the Computer-Admin Rooms to the Building’s electrical distribution system which operates on a voltage in excess of 120 volts nominal or (ii) located within the Computer-Admin Rooms which operates on or requires more than the 400 AMP 3 phase dedicated service to the Computer-Admin Rooms described on Exhibit B (or any upgrade, alteration or addition to such 400 AMP 3 phase dedicated service which is (x) installed and paid for by Tenant in accordance with the provisions of Section 5.2 of the Lease and (y) approved by Landlord in accordance with Section 5.2 of the Lease). If Landlord shall consent to the connection of any such fixtures, appliances or equipment, all additional risers or other electrical facilities or equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord’s demand as Additional Rent. From time to time during the Term of this Lease, Landlord shall have the right to have an electrical consultant selected by Landlord make a survey of Tenant’s electric usage, the result of which shall be conclusive and binding upon Landlord and Tenant. In the event that such survey shows that Tenant has exceeded the requirements set forth in paragraph (a), in addition to any other rights Landlord may have hereunder, Tenant shall, upon demand, reimburse Landlord for the costs of such survey.

(c) Landlord and Tenant acknowledge that the 400 AMP 3 phase dedicated service to the Computer-Admin Rooms does not serve the Supplemental HVAC System.

ARTICLE VIII

REAL ESTATE TAXES

8.1	PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES. (a) For the purposes of this Article, the term “Tax Year” shall mean each twelve-month period commencing on the July 1 immediately preceding the Commencement Date and each twelve-month period thereafter commencing during the Term of this Lease; and the term “Taxes” shall mean all real estate taxes, special assessments and betterment assessments assessed with respect to the Property for any Tax Year.

(b) In the event that during any Tax Year, Taxes shall be greater than Base Taxes, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) the excess of Taxes over Base Taxes for each Tax Year (or partial Tax Year) falling within the Term of this Lease, multiplied by (ii) the Escalation Factor, such amount to be apportioned for any fraction of a Tax Year in which the Commencement Date falls or the Term of this Lease ends.

(c) Estimated payments by Tenant on account of Taxes shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due a sum equal to Tenant’s required payments, as estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant’s payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such actual bills exceed the required payments on account thereof for such Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Tax Year are greater than estimated payments theretofore made on account thereof for such Tax Year, Tenant shall make payment to Landlord within 30 days after being so advised by Landlord. Landlord shall have the same rights and remedies for the non-payment by Tenant of any payments due on account of Taxes as Landlord has hereunder for the failure of Tenant to pay Basic Rent. The obligations of Tenant pursuant to this Article VIII shall survive expiration or earlier termination of the Term of this Lease.

8.2

ABATEMENT. If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year which is not due to vacancies in the Building, then out of any balance remaining thereof after deducting Landlord’s expenses reasonably incurred in obtaining such refund, Landlord shall, provided there does not then exist a Default of Tenant, credit an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest) multiplied by the Escalation Factor against the obligations of Tenant next falling due under this Article VIII; provided, that in no event shall Tenant be entitled to receive a credit equal to more than the payments made by Tenant on account of Taxes for such Year pursuant to paragraph (b) of Section 8.1 or to receive any payments or abatements of Basic Rent if Taxes for any Tax Year are less than Base Taxes or if Base Taxes are abated.

8.3	ALTERNATE TAXES. (a) If some method or type of taxation shall replace the current method of assessment of real estate taxes in whole or in part, or the type thereof, or if additional types of taxes are imposed upon the Property or Landlord relating to the Property, Tenant agrees that Tenant shall pay a proportionate share of the same as an additional charge computed in a fashion consistent with the method of computation herein provided, to the end that Tenant’s share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

(b) If a tax (other than Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same as an additional charge within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant.

ARTICLE IX

OPERATING EXPENSES

9.1	DEFINITIONS. For the purposes of this Article, the following terms shall have the following respective meanings:

(i) Operating Year: Each calendar year in which any part of the Term of this Lease shall fall.

(ii) Operating Expenses: The aggregate costs or expenses reasonably incurred by Landlord with respect to the operation, administration, insuring, cleaning, repair, maintenance and management of the Property (excluding Utility Expenses) all as set forth in Exhibit E annexed hereto, provided that, if during any portion of the Operating Year for which Operating Expenses are being computed, less than all of Building Rentable Area was occupied by tenants or if Landlord is not supplying all tenants with the services being supplied hereunder, actual Operating Expenses incurred shall be reasonably extrapolated by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if the Building were fully occupied for such Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Year.

(iii) Utility Expenses: The aggregate costs or expenses reasonably incurred by Landlord with respect to supplying electricity (other than electricity supplied to those portions of the Building leased to tenants who directly pay the utility company the cost thereof), oil, steam, gas, water and sewer and other utilities supplied to the Property and not payable directly by tenants to the applicable utility company, provided that, if during any portion of the Operating Year for which Utility Expenses are being computed, less than all Building Rentable Area was occupied by tenants or if Landlord is not supplying all tenants with the utilities being supplied hereunder, actual utility expenses incurred shall be reasonably extrapolated by Landlord on an item-by-item basis to the estimated Utility Expenses that would have been incurred if the Building were fully occupied for such Year and such utilities were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Utility Expenses for such Year.

9.2	TENANT’S PAYMENTS. (a) In the event that during any Operating Year, Operating Expenses shall exceed Base Operating Expenses, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) the excess of Operating Expenses over Base Operating Expenses for each Operating Year (or partial Operating Year) falling within the Term of this Lease multiplied by (ii) the Escalation Factor, such amount to be apportioned for any partial Operating Year in which the Commencement Date falls or the Term of this Lease ends.

(b) In the event that during any Operating Year, Utility Expenses shall exceed Base Utility Expenses, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) the excess of Utility Expenses over Base Utility Expenses for each Operating Year (or partial Operating Year) falling within the Term of this Lease multiplied by (ii) the Escalation Factor, such amount to be apportioned for any partial Operating Year in which the Commencement Date falls or the Term of this Lease ends.

(c) Estimated payments by Tenant on account of Operating Expenses and Utility Expenses shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant’s required payments, as estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses and Utility Expenses for such Operating Year. After the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses and Utility Expenses for such Operating Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Operating Year by Tenant exceed Tenant’s required payment on account thereof for such Operating Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses and Utility Expenses (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord), but, if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Operating Expenses and Utility Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent. The obligations of Tenant under this Article IX shall survive expiration or earlier termination of the Term of this Lease.

(d) Provided that Tenant shall have first paid all amounts due and payable by Tenant pursuant to this Article IX and upon the written request of Tenant (and not more than once with respect to any Operating Year), Tenant shall be permitted to inspect Landlord’s books and records pertaining to Operating Expenses applicable to the Property for such Operating Year. Such inspection shall take place at a mutually agreeable time at the location where such books and records are kept by the Landlord (or the Manager) in the ordinary course. Tenant shall keep the results of any such inspection strictly confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (A) reasonably acceptable to Landlord, (B) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection (and Tenant shall deliver the fee agreement or other similar evidence of such fee arrangement to Landlord upon request), and (C) which agrees with Landlord in writing to maintain the results of such audit or inspection confidential. Tenant may not conduct an inspection or have an audit performed more than once during any Operating Year. Provided Landlord’s accounting for Operating Expenses is consistent with the terms of this Lease, Landlord’s good faith judgment regarding the proper interpretation of this Lease and the proper accounting for Operating Expenses shall be binding on Tenant in connection with any such audit or inspection. Failure of Tenant to provide Landlord with a written request to review such books and records within one hundred twenty (120) days after receipt of a final statement pursuant to this Article IX with respect to each respective Operating Year shall be deemed a waiver of Tenant’s rights hereunder with respect to such Operating Year. If, subject to the foregoing, such inspection discloses an overpayment by Tenant of its required share of Operating Expenses which Landlord does not dispute (or as to which any dispute is resolved), then Landlord shall credit the amount of such overpayment and if such payment discloses an underpayment by Tenant of its required share of Operating Expenses, then Tenant shall make payment thereof to Landlord within thirty (30) days after notice thereof.

ARTICLE X

INDEMNITY AND PUBLIC LIABILITY INSURANCE

10.1	TENANT’S INDEMNITY. To the maximum extent this agreement may be made effective according to law, Tenant agrees to defend, indemnify and save harmless Landlord and its officers, directors, shareholders, employees, contractors, servants, invitees, representatives and agents (collectively, “Landlord Parties”) from and against all claims, loss, liability, costs and damages of whatever nature arising from any default by Tenant under this Lease and the following: (i) from any accident, injury, death or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises; (ii) from any accident, injury, death or damage occurring outside of the Premises but on the Property, where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant’s agents, employees, invitees, contractors, subcontractors, suppliers, servants, representatives, agents, independent contractors, assignees, subtenants, or any other person or entity acting by, through or under Tenant or by, through or under any assignee of the Tenant’s interest under this Lease or any sublessee (collectively “Tenant Parties” and each a “Tenant Party”); or (iii) in connection with the conduct of Tenant or a Tenant Party or the management of the Premises or of any business therein, or any thing or work whatsoever done, or any condition created (other than by Landlord or any Landlord Party) in or about the Premises by Tenant or any Tenant Party; and, in any case, occurring after the date of this Lease, until the end of the Term of this Lease, and thereafter so long as Tenant is in occupancy of the Premises. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in, or in connection with, any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys’ fees and costs at both the trial and appellate levels. The provisions of this Section 10.1 shall survive the expiration or any earlier termination of this Lease.

10.2

PUBLIC LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of general liability and property damage insurance (including broad form contractual liability, independent contractor’s hazard and completed operations coverage) under which Landlord, Manager (and such other persons as are in privity of estate with Landlord as may be set out in notice from time to time) and Tenant are named as insureds, and under which the insurer agrees to defend, indemnify and hold Landlord, Manager, and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1. Each such policy shall be non-cancellable and non-amendable with respect to Landlord, Manager and Landlord’s said designees without thirty (30) days’ prior notice to Landlord and shall be in at least the amounts of the Initial Public Liability

Insurance specified in Section 1.3 or such greater amounts as Landlord shall from time to time request (provided the same is comparable to the limits required by other institutional owners of property in Needham, Massachusetts or Metro-West area of Massachusetts for similar property), and a duplicate original or certificate thereof shall be delivered to Landlord.

10.3	TENANT’S RISK. To the maximum extent this agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Property as Tenant is herein given the right to use at Tenant’s own risk; and Landlord shall have no responsibility or liability for any loss of or damage to Tenant’s Removable Property or for any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is permitted by this Lease or required by law to make in or to any portion of the Premises or other sections of the Property, or in or to the fixtures, equipment or appurtenances thereof. Tenant shall carry “all-risk” property insurance on a “replacement cost” basis (including so-called improvements and betterments) for all of Tenant’s Removable Property and all other property of Tenant located at the Premises, and provide a waiver of subrogation as required in Section 14.20. The provisions of this Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.4	INJURY CAUSED BY THIRD PARTIES. To the maximum extent this agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise. The provisions of this Section 10.4 shall survive the expiration or any earlier termination of this Lease.

ARTICLE XI

LANDLORD’S ACCESS TO PREMISES

11.1	LANDLORD’S RIGHTS. Landlord shall have the right to enter the Premises at all reasonable hours (upon reasonable prior notice, except in the case of emergency when no notice shall be required) for the purpose of inspecting or making repairs to the same, and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or tenants of any part of the Property. Except that notwithstanding the foregoing, access to prospective tenants shall only be permitted hereunder during the last twelve (12) months of the Term and also during the continuance of any Default of Tenant. Notice by Landlord under this section may be oral or telephonic if Landlord so elects. In no event shall the term “reasonable prior notice” require more than one (1) Business Day’s prior notice.

ARTICLE XII

FIRE, EMINENT DOMAIN, ETC.

12.1	ABATEMENT OF RENT. If the Premises shall be damaged by fire or casualty, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant’s use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant’s use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2 and excluding all of Tenant’s Removable Property) to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business or other claims or causes of action arising from such fire, casualty or eminent domain.

12.2	LANDLORD’S RIGHT OF TERMINATION. If the Premises or the Building are substantially damaged by fire or casualty (the term “substantially damaged” meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within ninety (90) days from the time the repair work would commence), or if any part of the Building is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord’s entire interest in the Premises may have been divested) by giving notice of Landlord’s election so to do within 90 days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

12.3

RESTORATION. If this Lease shall not be terminated pursuant to Section 12.2, Landlord shall thereafter use due diligence to restore the Premises (excluding any alterations, additions or improvements made by Tenant and excluding the Tenant’s Removable Property) to proper condition for Tenant’s use and occupation, provided that Landlord’s obligation shall be limited to the amount of insurance proceeds available therefor. If, for any reason, such restoration shall not be substantially completed within one hundred forty-five (145) days after the expiration of the 90-day period referred to in Section 12.2 (which one hundred forty-five (145) day period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord’s reasonable control), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period

(as so extended). Upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within such 30-day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant’s sole and exclusive remedy at law or in equity for Landlord’s failure so to complete such restoration.

12.4

AWARD. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from, at its sole cost and expense, prosecuting a separate condemnation proceeding with respect to a claim for the value of any of Tenant’s Removable Property installed in the Premises by Tenant at Tenant’s expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

ARTICLE XIII

DEFAULT

13.1	TENANT’S DEFAULT. (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a “Default of Tenant”) shall happen:

(i) Tenant shall fail to pay the Basic Rent, Escalation Charges or other sums payable as additional rent or additional charges hereunder when due and such failure shall continue for more than five (5) days after notice to Tenant (except that such requirement for written notice shall not apply to any such failure which occurs more often than once in any twelve (12) calendar month period); or

(ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant’s part to be performed or observed, and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity, but in no event shall such additional cure period exceed ninety (90) days; or

(iii) Tenant’s leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

(iv) Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

(v) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of ninety (90) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of ninety (90) days (whether or not consecutive); or

(vi) If an event of the type described in clauses (i) or (ii) above shall occur and if either (a) Tenant shall cure such default within the applicable grace period or (b) Landlord shall, in its sole discretion, permit Tenant to cure such default after the applicable grace period has expired, and an event which would constitute a similar default if not cured within the applicable grace period shall occur (without regard to any notice or opportunity to cure) more than once within the next 365 days, whether or not such event is cured within the applicable grace period;

then in any such case (1) if such Default of Tenant shall occur prior to the Commencement Date, this Lease shall ipso facto, and without further act on the part of Landlord, terminate, and (2) if such Default of Tenant shall occur after the Commencement Date, Landlord may terminate this Lease by notice to Tenant, and thereupon this Lease shall come to an end as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

(b) If this Lease shall be terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

(c) In the event of any termination, Tenant shall pay the Basic Rent, Escalation Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the Basic Rent, Escalation Charges and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all actual, out of pocket expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, reasonable legal expenses, reasonable attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated.

(d) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord’s election Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Escalation Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes, Utility Expenses and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year) for what would be the then unexpired Term of this Lease if the same had remained in effect, over the then fair net rental value of the Premises for the same period.

(e) In the case of any Default by Tenant, re-entry, expiration and dispossession by summary proceeding or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

(f) Tenant further agrees that Landlord may file suit from time to time to recover any sums due under the terms of this Lease and that no recovery of any portion due

Landlord hereunder shall be a defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. Reletting the Premises shall not be construed as an election on the part of Landlord to terminate this Lease, and notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach, whereupon the foregoing provisions with respect to termination shall apply. Nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the Term hereof would have expired by limitation had there been no such default by Tenant, or no such termination, as the case may be.

(g) If a Guarantor of this Lease is named in Section 1.2, the happening of any of the events described in paragraphs (a)(iv) or (a)(v) of this Section 13.1 with respect to the Guarantor shall constitute a Default of Tenant hereunder.

(h) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled to lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

(i) All actual out of pocket costs and expenses incurred by or on behalf of Landlord (including, without limitation, reasonable attorneys’ fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

13.2	LANDLORD’S DEFAULT. Landlord shall in no event be in default of the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have unreasonably failed to perform such obligation within a period of time reasonably required to correct any such default, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

14.1	EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or of the Building above the standard rate applicable to premises being occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

14.2	WAIVER. (a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other’s rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.

(b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

14.3	COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Escalation Charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant’s part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

14.4	LANDLORD’S LIABILITY. (a) Tenant acknowledges and agrees that Landlord owns the Property as an investment for its Separate Real Estate Account, and Landlord’s liability shall be limited to Landlord’s equity interest in the Property without recourse to any other assets of Landlord, whether of its Separate Real Estate Account or its general account. Tenant specifically agrees to look solely to Landlord’s interest in the Property, for recovery of any judgment from Landlord and not to any other assets of Landlord; it being specifically agreed that neither Landlord (original or successor) nor any of its assigns, agents, servants, employees, directors, shareholders, officers, trustees and beneficiaries shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors in interest, or to take any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord’s assets other than Landlord’s equity interest in the Property.

(b) With respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by Force Majeure, strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord’s reasonable control, or for any cause due to any act or neglect of Tenant or Tenant’s servants, agents, employees, licensees or any person claiming by, through or under Tenant; nor shall any such failure give rise to any claim in Tenant’s favor that Tenant has been evicted, either constructively or actually, partially or wholly.

(c) In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

(d) In no event shall Tenant ever be liable to Landlord for indirect or consequential damages suffered by Landlord from any breach of this Lease except that nothing contained in this clause (d) shall, in any way, limit any damage claims which Landlord may have as against Tenant under Section 14.19 of this Lease (entitled “Holding Over”) nor shall this clause (d) limit or impair the amount of Basic Rent, Escalation Charges, Electrical Charges, Tenant’s Original Electrical Factor, Additional Rent or other sums or charges payable by Tenant under this Lease.

(e) With respect to any repairs or restoration which are required or permitted to be made by Landlord, the same may be made during normal business hours and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom.

14.5	NOTICE TO MORTGAGEE OR GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage or a ground lease which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor (provided Tenant shall have been furnished with the name and address of such holder or ground lessor), and the curing of any of Landlord’s defaults by such holder or ground lessor shall be treated as performance by Landlord.

14.6	ASSIGNMENT OF RENTS AND TRANSFER OF TITLE. (a) With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises.

(b) In no event shall the acquisition of Landlord’s interest in the Property by a purchaser which, simultaneously therewith, leases Landlord’s entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of

Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

(c) Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder (exclusive, however, of obligations due to a failure by Landlord to comply with any of its obligations under this Lease prior to the date of such transfer provided that Tenant shall have given Landlord written notice of such failure prior to the date of such transfer and the transferee shall not have assumed (in writing) Landlord’s obligation with respect thereto).

14.7	RULES AND REGULATIONS. Tenant shall abide by rules and regulations set forth in Exhibit C attached hereto and those written rules and regulations from time to time established by Landlord, it being agreed that such rules and regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other tenants of the Building of similar nature to the Tenant named herein. Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event that there shall be any conflict between such rules and regulations and the provisions of this Lease, the provisions of this Lease shall control.

14.8	ADDITIONAL CHARGES. If Tenant shall fail to pay when due any sums under this Lease designated or payable as an additional charge, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.9	INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by Law.

14.10	PROVISIONS BINDING. ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article VI hereof.

14.11	RECORDING. Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called notice of lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord’s attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

14.12	NOTICES. Whenever, by the terms of this Lease, notices, consents or approvals shall or may by given either to Landlord or to Tenant, such notices, consents or approvals shall be in writing and shall be sent by (i) nationally recognized overnight delivery service with signature required on delivery or (ii) registered or certified mail, return receipt requested, postage prepaid:

If intended for Landlord, addressed to Landlord at:

Landlord’s Original Address

with a copy to:

Cushman & Wakefield of Massachusetts, Inc.

524 Edgewater Drive

Wakefield, Massachusetts 01880

Attention: Property Manager

160 Gould Street

Needham, Massachusetts

(or to such other address as may from time to time hereafter be designated by Landlord by like notice).

If intended for Tenant, addressed to Tenant at Tenant’s Original Address until the Commencement Date and thereafter to the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice), with a copy to Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111, Attention: Steve Rosenthal, Esq.

All such notices shall be effective when delivered if sent by overnight courier and if by US Mail when deposited in the United States Mail within the Continental United States, provided that the same are received in ordinary course at the address to which the same were sent.

14.13	WHEN LEASE BECOMES BINDING. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

14.14	PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Lease.

14.15	RIGHTS OF MORTGAGEE OR GROUND LESSOR. This Lease shall be subordinate to any mortgage or ground lease from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect. If this Lease is subordinate to any mortgage or ground lease and the holder thereof (or successor) shall succeed to the interest of Landlord, at the election of such holder (or successor) Tenant shall attorn to such holder and this Lease shall continue in full force and effect between such holder (or successor) and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such holder may request. Notwithstanding anything to the contrary contained in this Section 14.15, Tenant shall not be required to subordinate this Lease to any mortgage or the lien of any mortgage, ground lease or sale and a leaseback, nor shall the subordination provided herein be self-operative unless the holder of such mortgage or the lessor under such ground lease, as the case may be, shall enter into an agreement with Tenant, recordable in form, to the effect that, in the event of foreclosure of, or similar action taken under, such mortgage or ground lease, Tenant’s possession of the Premises under this Lease shall not be terminated or disturbed by such mortgage holder or ground lessor or anyone claiming under such mortgage holder or a ground lessor, as the case may be, so long as Tenant shall not be in default under this Lease beyond applicable notice and grace periods. The form of any such agreement shall be the form customarily required by any such mortgagee or ground lessor and may contain such related provisions as such mortgagee or ground lessor customarily requires.

14.16	STATUS REPORT. Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees, ground lessors, or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage or ground lease encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgment that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

14.17	SECURITY DEPOSIT/LETTER OF CREDIT.

(a) Upon execution and delivery of this Lease by Tenant, Tenant shall deposit with Landlord a Letter of Credit in the amount and form hereafter described and required (the “Letter of Credit”). The Letter of Credit shall be held by Landlord as security for the faithful payment, performance and observance by Tenant of the payments, terms, covenants, provisions, conditions and agreements to be paid, performed and observed by Tenant under and pursuant to this Lease and the Letter of Credit may be presented, drawn upon and the proceeds thereof may be retained and/or applied by Landlord as hereinafter provided. Upon any failure of Tenant to make any payment of any Basic Rent, Escalation Charges, Additional Rent or other sum or charge when due under this Lease or to perform any other obligation to be performed by Tenant under this Lease, in each case, without any requirement that written notice of such failure be given by Landlord under any other provision of the Lease and whether or not such failure constitutes a Default of Tenant, Landlord may (if it so elects) present for payment and draw upon the Letter of Credit and may use, apply and/or retain the whole or any part of the proceeds drawn under the Letter of Credit to the extent Landlord may elect for the payment of any Basic Rent, Escalation Charges and Additional Rent from time to time due under this Lease as well as any of Landlord’s damages and any other sums, charges and expenses which Landlord may expend or be entitled to receive by reason of or in connection with any failure of Tenant to pay, perform or observe any payment, term, covenant, condition or provision of this Lease to be paid, performed or observed by Tenant under this Lease, including without limitation, any late charges, interest payments and/or any damages of Landlord or any deficiency in the re-letting of the Premises whether said damages or deficiency occurred before or after termination of this Lease, summary proceedings or other re-entry by Landlord.

(b) If Landlord shall present, draw upon and apply or retain all or any portion of the amounts evidenced by the Letter of Credit, Tenant shall, within ten (10) days thereafter, and without the requirement of any demand or any notice from Landlord, replenish and reinstate the amount available to be drawn under the Letter of Credit or cause a substitute Letter of Credit in the form and amount required by this Lease to be re-issued so that at all times during the Term of this Lease, Landlord shall be entitled to draw upon the of the Letter of Credit in the entire amounts from time to time required to be available hereunder notwithstanding any prior presentation or draw thereon.

(c) Tenant agrees that the Letter of Credit shall at all times be an unconditional and irrevocable clean commercial Letter of Credit in form and content satisfactory to Landlord in Landlord’s sole and absolute discretion and in the amount required by this Lease (partial drawings must be permitted) and payable through a New York, New York clearinghouse bank at counters in New York, New York, which bank must be acceptable to and approved by Landlord in Landlord’s sole discretion. In addition, the Letter of Credit shall be payable solely to the benefit of the Landlord from time to time under this Lease and shall be automatically renewable and, upon the direction of Landlord, transferable to and payable for the benefit of any successor Landlord under the Lease without cost to Landlord. The Letter of Credit (or substitutes thereof consistent with the terms hereof) shall be and remain presentable and payable in the amounts required hereunder for the time period beginning on the date of this Lease through and including the date which is the last to occur of (i) the date which is 30 days after the last day of the Term of this Lease or (ii) the date which is 30 days after the date of delivery by Tenant of the entire Premises to Landlord in accordance with the terms and provisions of this Lease or (iii) 30 days after the last of Tenant’s monetary obligations to Landlord of any kind and nature under this Lease have been paid and satisfied in full. Tenant shall bear all costs and expenses in connection with procuring the Letter of Credit and maintaining it in full force and effect (including, without limitation, any annual fees, renewal fees or transfer fees) for the time periods required hereunder. In the event of a sale or other transfer of the Building, Tenant shall, at its sole cost and expense, cause the Letter of Credit, in the form required hereunder, to be issued to and for the benefit of such transferee or purchaser, as designated by Landlord.

(d) The Landlord from time to time under this Lease, shall be entitled to receive thirty (30) days prior written notice of any cancellation or non-renewal of the Letter of Credit for any reason and the Letter of Credit shall not be cancellable unless and until Landlord shall have received such thirty (30) day advance written notice and the Letter of Credit shall so provide). Upon (i) receiving notice of cancellation or non-renewal of the Letter of Credit or (ii) failure of Tenant to deliver to Landlord a substitute Letter of Credit on or before the date which is thirty (30) days prior to any renewal date and whether or not Tenant shall then be in default in the payment, performance or observance of any term, covenant or provision of this Lease, Landlord shall (if it so elects) be entitled to present, draw upon and retain the entire amount of the Letter of Credit (and the Letter of Credit shall so provide) and upon so doing, Landlord shall be entitled to hold such proceeds (Landlord having no obligation to pay interest on such proceeds and may co-mingle same with other assets of Landlord) and (if Landlord so elects) apply and retain the same to the extent Landlord may elect for the payment of any Basic Rent, Escalation Charges and Additional Rent from time to time due under this Lease as well as any of Landlord’s damages and any other sum which Landlord may expend or be entitled to receive by reason of or in connection with any failure of Tenant to pay, perform or observe any term, covenant, condition or provision of this Lease, including without limitation, any late charges, interest payments and/or any damages of Landlord and/or any deficiencies in the re-letting of the Premises whether said damages or deficiency occurred before or after termination of this Lease, summary proceedings or other re-entry by Landlord.

(e) The Letter of Credit (and any proceeds thereof received by Landlord) may not be deemed by Tenant to constitute rent for any month. Landlord shall not have any obligation to draw upon the Letter of Credit and the exercise by Landlord of any rights under this Section 14.17 shall be without prejudice to any other right or remedy Landlord may have on account thereof. Tenant shall not have the right to call upon Landlord to apply all or any part of the Letter of Credit or any proceeds thereof to cure any default or fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord. If Landlord, in its reasonable judgment, determines that the bank issuing the applicable Letter of Credit then being held by Landlord no longer satisfies the requirements of this Lease or is no longer of sufficient net worth or creditworthiness, Landlord may require that Tenant, within thirty (30) days of receipt of notice thereof, obtain, at Tenant’s sole cost and expense, a substitute letter of credit from another bank reasonably approved by Landlord and satisfying the requirements of this Lease. Tenant understands and agrees that its potential liability under this Lease is not limited to the amount of any security deposit or the amount of any Letter of Credit.

(f) If Landlord conveys Landlord’s interest under this Lease, the Letter of Credit (and/or any proceeds thereof held by Landlord) may be assigned or negotiated by Landlord to Landlord’s grantee, and if so assigned or negotiated, Tenant agrees to look solely to such grantee for proper application of the Letter of Credit (and any such proceeds) in accordance with the provisions of this Section 14.17 and the return thereof in accordance herewith. Upon such assignment or negotiation of the Letter of Credit (or any proceeds thereof) by Landlord to such grantee, Tenant hereby releases the Landlord named herein of any and all liability with respect to the Letter of Credit, any proceeds thereof and their return, and Tenant agrees to look solely to such grantee for satisfaction of any claims in any way related thereto and this provision shall also apply for the benefit of any subsequent grantees. Neither the holder of a mortgage nor the lessor in a ground lease property which includes the Premises shall ever be responsible to Tenant for the return or application of the Letter of Credit or any proceeds thereof, whether or not it succeeds to the position of Landlord hereunder unless the Letter of Credit (and, if applicable, such proceeds) shall have been received in hand by such holder or ground lessor.

(g) Failure to maintain the Letter of Credit as required herein shall constitute an immediate Default of Tenant under the Lease without notice or grace periods and such Default of Tenant shall not be subject to any notice, grace or cure periods set forth in this Lease. All costs and expenses incurred by Landlord in connection with any such reduction in the amount of the Original Letter of Credit or any other letter of credit including, without limitation, Landlord’s reasonable attorneys’ fees and all fees and expenses of the issuer of the Letter of Credit shall be borne by Tenant. The reductions in the amount of the Original Letter of Credit referred to herein shall apply only to the Original Letter of Credit. Reductions in the amount of any increases in the Letter of Credit pursuant to Article XV nor with respect to any other letter of credit provided under Article XV shall be governed by the provisions of Article XV.

(h) The Letter of Credit (the “Original Letter of Credit”) shall be in the amount of                                                           Dollars (the “Original LC Amount”). Provided that no Default of Tenant shall have occurred (and be continuing) under this Lease nor shall there be outstanding any failure of Tenant to make any payment of any Basic Rent, Escalation Charge or other sum or charge due under this Lease on the First LC Reduction Date (as said term is hereinafter defined) or on the date when such reduction in the Original LC Amount in fact occurs, then Tenant shall have the right to receive a reduction in the Original LC Amount to                     . Such reduction shall be implemented by Tenant through delivery of an amendment to the Original Letter of Credit in form and substance satisfactory to Landlord, all at Tenant’s sole cost and expense.

Provided that no Default of Tenant shall have occurred (and be continuing) under this Lease nor shall there be outstanding any failure of Tenant to make any payment of any Basic Rent, Escalation Charge or other sum or charge due under this Lease on the Second LC Reduction Date (as said term is hereinafter defined) or on the date when the such reduction in the amount of the Original Letter of Credit in fact occurs, then Tenant shall have the right to receive a reduction in the amount of Original

Letter of Credit from                      to                     . Such reduction shall be implemented by Tenant through delivery of an amendment to the Original Letter of Credit in form and substance satisfactory to Landlord, all at Tenant’s sole cost and expense.

As used herein, the term the term “First LC Reduction Date” shall mean the date which is the first day following the expiration of twenty-four (24) full calendar months of the Initial Term. As used herein, the term the term “Second LC Reduction Date” shall mean the date which is the first day following the expiration of forty-eight (48) full calendar months of the Initial Term.

The reduction in the amount of the Original Letter of Credit provided by this Section shall apply only to the Original Letter of Credit and shall not apply with respect to any Security Deposit Increase Amounts or any increase in the amount of the Original Letter of Credit nor any amendment to the Original Letter of Credit or additional Letter of Credit provided by Tenant pursuant to Article XV hereof.

14.18	REMEDYING DEFAULTS. Landlord shall have the right, but shall not be required, to pay such sums or to do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease (after the expiration of applicable notice and grace periods, if any), and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to two (2%) percent over the prime rate in effect from time to time at Bank of America or such other banking institution in Boston, MA as designated from time to time by Landlord (but in no event greater than the maximum rate of interest permitted by law), as an additional charge. Any payment of Basic Rent, Escalation Charges or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to 3% over the prime rate in effect from time to time at Bank of America (but in no event greater than the maximum rate of interest permitted by law) from the due date thereof and shall be payable forthwith on demand by Landlord, as an additional charge.

14.19	HOLDING OVER. Any holding over by Tenant after the expiration or earlier termination of the Term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to the then fair rental value of the Premises but in no event less than (a) as to the first thirty (30) days of such holdover, two (2) times the sum of (i) Basic Rent and (ii) Escalation Charges in effect on the expiration or termination date and (b) and, thereafter, two and one-half (2.5) times the sum of (i) Basic Rent and (ii) Escalation Charges in effect on the expiration or termination date. Tenant shall also pay to Landlord all damages, direct and/or indirect (including any loss of a tenant or rental income), sustained by reason of any such holding over which continues for more than thirty (30) days after the expiration or termination of this Lease. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

14.20	WAIVER OF SUBROGATION. Insofar as, and to the extent that, the following provision shall not make it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though extra premium may result therefrom) Landlord and Tenant mutually agree that any property damage insurance carried or required to be carried by either shall provide for the waiver by the insurance carrier of any right of subrogation against the other, and they further mutually agree that, with respect to any damage to property, the loss from which is covered or would have been covered by insurance then being carried or required to be carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto.

14.21	SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair and restoration. Tenant shall remove all of Tenant’s Removable Property (including, without limitation, Tenant’s Back Up Generator Equipment and Tenant’s Rooftop Communications Equipment and the Supplemental HVAC System, except that if this Lease is terminated due to a Default of Tenant, Landlord shall have the right, if it so elects, to retain the Supplemental HVAC System in which event title thereto shall automatically vest in Landlord and Tenant shall not remove the same) and all alterations and additions made by Tenant and all partitions wholly within the Premises; and shall repair any damage to the Premises or the Building and/or Property caused by such removal. Any Tenant’s Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as, Landlord may see fit, at Tenant’s sole cost and expense.

14.22	This Section intentionally omitted.

14.23	BROKERAGE. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than JRT Realty Group, Inc. and CB Richard Ellis/Whittier Partners (collectively, the “Broker”) and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by the Broker which shall be paid by Landlord pursuant to its specific agreements with Broker).

14.24	SPECIAL TAXATION PROVISIONS. Landlord shall have the right at any time and from time to time, to unilaterally amend the provisions of this Lease if Landlord is advised by its Counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code, or any regulation issued thereunder, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay in the aggregate more money on account of its occupancy of the demised premises under the provisions of this Lease as so amended and provided further, that no such amendment or amendments shall result in Tenant receiving under the provisions of this Lease less services than it is entitled to receive nor services of a lesser quality. Anything contained in the foregoing provisions of this Lease (including, without limitation, Article VI hereof) to the contrary notwithstanding, neither Tenant nor any other person having an Interest in the possession, use, occupancy or utilization of the Premises, shall enter into any lease, sublease, license, concession or other agreement for use, occupancy, utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization of space, in whole or in part, on the net income or profits derived by any person from the Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentage of receipts for sales) and any such recorded lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the ‘possession,-use, occupancy or utilization of any part of the Premises,

I4.25	HAZARDOUS MATERIALS. Tenant shall not (either with or without negligence) cause or permit the escape, disposal, release or threat of release of any biologically or chemically active or other Hazardous Materials (as said term is hereafter defined) on, in, upon or under the Property or the Premises. Tenant shall not allow the generation, storage, use or disposal of such Hazardous Materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the generation, storage, use and disposal of such Hazardous Materials, nor allow to be brought into the Property any such Hazardous Materials except for use in the ordinary course of Tenant’s business (inclusive of small amounts of ordinary cleaning supplies), and then only after written notice is given to Landlord of the identity of such Hazardous Materials. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges but only if such requirement applies to the Premises or may be the result of the acts or omissions of Tenant. In addition, Tenant shall execute affidavits, representations and the like, from time to time, at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Materials on the Premises.

The Tenant shall, at its own expense, remove, clean up, remedy and dispose of (in compliance with all applicable laws, rules and regulations) all Hazardous Materials generated or released by the Tenant or its officers, directors, employees, contractors, servants, invitees, agents or any other person acting under Tenant during the term of this Lease (or during such term as the Tenant is in occupancy or possession of any part of the Premises, the Building or the Property) at or from the Premises, the Building or the Property in compliance with all Environmental Laws (as said term is hereafter defined) and further, shall remove, clean up, remedy and dispose of all Hazardous Materials located at, upon, under, within or in the Premises, the Building or the Property generated by or resulting from its operations, activities or processes during the term of this Lease (or such other periods of time as the Tenant may be in occupancy or in possession of the Premises or any portion of the Property or Building); in compliance with all Environmental Laws. In performing its obligations hereunder, the Tenant shall use best efforts to avoid interference with the use and enjoyment of the Building and the Property by other tenants and occupants thereof. The provisions hereof shall survive expiration or termination of this Lease:

The Tenant shall indemnify, defend and save harmless the Landlord and its officers, directors, shareholders, employees, contractors, servants, invitees, representatives and agents from and against all loss, costs, damages, claims, proceedings, demands, liabilities, penalties, fines and expenses, including without limitation, reasonable fees and costs for attorneys’ fees, consultants’ fees, litigation costs and clean-up costs asserted against or incurred by the Landlord, its officers, directors, shareholders, employees, contractors, servants, invitees representatives or agents at any time by reason of or arising out of (i) any release or threat of release of any Hazardous Materials at, in, upon, under or from the Premises, the Building or the Property where such release or threat of release is the result of or alleged to result from the acts or omissions of the Tenant or its agents, servants, employees, contractors or invitees, or (ii) any violation or alleged violation of any Environmental Laws governing Hazardous Materials where such violation or alleged violation is the result of or alleged to result from the acts or omissions of the Tenant or its agents, servants, employees, contractors, invitees, or any other person acting under Tenant. The indemnities set forth in this Section shall survive expiration or termination of this Lease.

In addition to the requirements set forth above, the Tenant shall, within ten (10) days of receipt, provide to the Landlord copies of any inspection or other reports, correspondence, documentation, orders, citations, notices, directives, or suits from or by any governmental authority or insurer regarding non-compliance with or potential or actual violation of Environmental Laws. The Landlord hereby expressly reserves the right to enter the Premises and all other portions of the Building and the Property in order to perform inspections and testing of the air, soil and groundwater for the presence or existence of Hazardous Materials.

As used herein, the term “Hazardous Materials” shall mean and include, without limitation, any material or substance which is (i) petroleum, (ii) asbestos, (iii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water

Pollution Control Act, 33 U.S.C. SS 1251 et seq. (33 U.S.C. SS 1321) or listed in SS 307 of the Federal Water Pollution Control Act (33 U.S.C. SS 1317), (iv) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. SS 6901 et seq. (42 U.S.C. SS 6903), (v) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. SS 9601 et seq. (42 U.S.C. SS 9601), as amended and regulations promulgated thereunder, or (vi) defined as “oil” or a “hazardous waste”, a “hazardous substance”, a “hazardous material” or a “toxic material” under any other law, rule or regulation applicable to the Property, including, without limitation, Chapter 21E of the Massachusetts General Laws, as amended and the regulations promulgated thereunder. As used herein, the term “Environmental Laws” shall mean, without limitation, each and every law, rule, order, statute or regulation described above in this Section, together with (i) any amendments thereto, or regulations promulgated thereunder and (ii) any other laws pertaining to the protection of the environment or governing the use, release, storage, generation or disposal of Hazardous Materials, whether now existing or hereafter enacted or promulgated.

14.26	GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

1.4.27	INDEPENDENT COVENANT. Tenant acknowledges and agrees that its covenant to pay Basic Rent, Escalation Charges and other sums payable as additional charges hereunder and to observe, perform and comply with any other obligations of Tenant hereunder is independent of Landlord’s obligation to act or refrain from acting hereunder, and that in the event that Tenant shall have a claim against Landlord, Tenant shall not have the right to deduct the amount allegedly owed to Tenant from any Basic Rent, Escalation Charges or other sums payable as additional charges due hereunder, it being understood that Tenant’s sole remedy for recovering upon such claim shall be to bring an independent legal action against Landlord.

14.28	SURVIVAL PROVISION. It is expressly understood and agreed that any indemnification by Tenant contained in this Lease shall survive any expiration or earlier termination of this Lease.

14.29	OFAC COMPLIANCE.

(a) Tenant represents and warrants that (a) each person or entity owning a 10% or greater interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) is not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the Investment in Tenant is prohibited by law or Tenant is in violation of law.

(b) Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the, September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof

REDACTED: This Section is intentionally omitted and does not apply to Salary.com under the Sublease.

REDACTED: This Section is intentionally omitted and does not apply to Salary.com under the Sublease.

REDACTED: This Section is intentionally omitted and does not apply to Salary.com under the Sublease.

14.32

BACK UP GENERATOR. During the Term, Tenant shall (subject to the terms hereof, including, without limitation, receipt of Landlord’s approval as hereinafter set forth) have the right to use a portion of the rooftop of the Building designated by Landlord (the “Rooftop Premises”) (or to use an outdoor location on the Property designated by Landlord (the “Outdoor Pad Area”)) for the installation by Tenant of a back up generator and related cables (any back up generator and related equipment installed within the Rooftop Premises or in the Outdoor Pad Area together with all related cabling connecting the back up generator to the Premises, as the same may be modified, altered or replaced during the Term, is collectively referred to herein as “Tenant’s Back Up Generator Equipment”). If the backup generator is located outdoors, it shall be placed on a concrete pad purchased and installed by Tenant at its sole expense which shall be protected by the installation of bollards as required by Landlord (and, in such case, the concrete pad and bollards shall be deemed to be included as part of Tenant’s Back Up Generator Equipment). The entire cost of purchase and installation of the Tenant’s Back Up Generator Equipment and any outdoor concrete pad shall be borne by Tenant. Landlord’s approval of such Back Up Generator Equipment (and the location thereof on either the Rooftop Premises or the Outdoor Pad Area) shall not be unreasonably withheld, conditioned or delayed provided Tenant demonstrates to Landlord’s reasonable satisfaction that the proposed equipment (i) does not interfere with any base building equipment operated by Landlord or other tenants on the roof; (ii) will not affect the structural integrity of the Building or adversely impact the roof or the roof membrane in any manner; (iii) shall, if located in the Outdoor Pad Area be adequately screened (except if located next to dumpster) so as to minimize the visibility of such equipment; (iv) shall be adequately sound-proofed to meet all legal requirements and (v) all cabling between the Premises and the back up generator is located in shafts, chases, risers and conduits within the Building (the “Cable Passageways”) as first approved by Landlord (which approval will not be unreasonably withheld) and does not interfere with any building systems or operations nor with any wiring, cables, conduits located therein from time to time nor the operation of any equipment served by the same. Tenant acknowledges that placement of the Back Up Generator on the Rooftop Premises will require cutting of the roof and modifications to and reinforcement of the bar joists, structural steel and I-beams in and around the area of the Rooftop Premises (as well as related roof cuts and repairs to the roof and roof membrane) and roof penetrations to accommodate electrical wiring and cables related to Tenant’s Back Up Generator Equipment and other work related thereto as required by Landlord (all such work being hereinafter referred to as the “Roof Reinforcement Work”). The Roof Reinforcement Work shall be performed by Landlord but all costs and expenses (collectively, the “Roof Reinforcement Costs”) incurred by Landlord in connection with the Roof Reinforcement Work shall be paid for by Tenant. Without limiting the generality of the foregoing, the term “Roof Reinforcement Costs” shall include the cost of all plans and specifications related thereto, the cost of all permits related thereto and the cost of all work and equipment related thereto. Tenant shall pay to Landlord 50% of the Roof Reinforcement Costs as estimated by Landlord prior to commencement the Roof Reinforcement Work with the balance to be paid within fifteen (15) days after being billed therefor by Landlord. Tenant shall also reimburse Landlord for all engineering and architectural costs incurred by Landlord in connection with the preparation and/or review of plans and specifications related to the Roof Reinforcement Work within fifteen (15) days after being billed therefor. In addition, if the back up generator is located on the Rooftop Premises, Tenant shall install a separate gas meter to measure use and consumption of gas in connection with the operation of the back up generator and shall pay directly to the utility company all bills related thereto when and as the same are due and payable. The cost of installation of such gas meter as well as the cost of repair, maintenance and replacement thereof shall be borne solely by Tenant. Although ignition of the gas generator may be powered by electricity, operation of the back up generator will be powered by natural gas and Tenant shall be responsible for all costs and expenses related to connection of the back up generator to gas service available to the Building, and the actual timing, method and means of such gas hookup and connection shall be subject to the reasonable approval of Landlord. Tenant shall not install or operate Tenant’s Back Up Generator Equipment until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses, and authorizations necessary for the installation and operation thereof. In addition, Tenant shall comply with all reasonable construction rules and regulations promulgated by Landlord in connection with the installation, maintenance and operation of Tenant’s Back Up Generator Equipment. Landlord shall have no obligation to provide any services including, without limitation, electric current or gas service, to the Rooftop Premises, the Pad Area or to Tenant’s Back Up Generator Equipment (except that Tenant, at its expense, may power the Back Up Generator’s start up/ignition requirements using the Building electric service, all subject to Landlord’s reasonable approval) and connect to the Building gas line on the roof of the Building as provided hereinabove. Tenant shall be responsible for the cost of repairing and maintaining Tenant’s Back Up Generator Equipment and shall have a right, upon reasonable prior notice to Landlord, of access to the roof twenty-four (24) hours per day, seven (7) days per week for such purposes. Tenant shall also be responsible for the cost of repairing any damage to the Building (or Property), and the cost of any necessary improvements to the Building (or Property), caused by or as a result of the installation, replacement, operation and/or removal of Tenant’s Back Up Generator Equipment. Landlord makes no warranties or representations to Tenant as to the suitability of the Rooftop Premises, the Pad Area or the Cable Passageways for the installation and operation of Tenant’s Back Up Generator Equipment. If any of Tenant’s work on the roof of the Building or Pad Area or related to the Cable Passageways. including without limitation the installation and maintenance of Tenant’s Back Up Generator Equipment, damages the roof, the Property or Cable Passageways or invalidates or adversely affects any warranty, Tenant shall be fully responsible for the cost of repairs related thereto (and any subsequent repairs to the roof to the extent that arty warranty is invalidated or adversely affected (provided that no claim under the provisions set forth in this parenthetical may be asserted by Landlord after the date (the “Claim Date”) which is one (1) year after expiration or earlier termination of this Lease unless written notice of such claim is given to Tenant on or prior to the Claim Date)). In the event that at any time during the Term, Landlord determines, in its sole but bona fide business judgment, that the operation and/or periodic testing of Tenant’s Back Up Generator Equipment interferes with the operation of the Building or the business operations of any of the occupants of the Building, then Tenant shall, upon notice from Landlord, cause all further testing of Tenant’s Back Up Generator Equipment to occur after normal business hours (hereinafter defined). Tenant’s Back Up Generator Equipment shall constitute part of Tenant’s Removable Property which is to be removed by Tenant, at its sole expense, pursuant to Section 14.21 hereof except that Tenant shall not (in connection with its obligation to repair any damage to the Building caused by removal of the Tenant’s Back Up Generator Equipment) be required to remove or restore any bar joints, structural steel or I beams which are cut or added as part of the Roof Reinforcement Work (but Tenant shall repair and restore any damage to the roof and roof membrane related to the presence of the Back Up Generator Equipment and/or its removal).

14.33	PARKING. Tenant shall have as appurtenant to the Premises the non-exclusive right in common with others entitled thereto to use portions of the parking area located on the Property and in such locations thereon as are designated from time to time by Landlord, for parking by its customers, employees, suppliers and visitors in common with others front time to time entitled thereto provided, however, that the maximum number of spaces available to Tenant under this Section 14.33 shall not exceed 3.2 parking spaces per 1,000 rentable square feet of Premises Rentable Area. Landlord reserves the right from time to time, and at Landlord’s sole discretion, to alter or redesign the parking area, to temporarily close portions of the parking area and/or to relocate the ingress and egress to and front the parking area and Building; provided, however, that Landlord will use good faith efforts to minimize interference with Tenant’s use and enjoyment of the Premises

14.34	MONUMENT SIGNAGE. Subject to obtaining all necessary permits and approvals required therefor under all laws, ordinances, rules and regulations applicable thereto including, without limitation, the zoning and other ordinances and by-laws of the Town of Needham, Massachusetts, the Tenant’s name shall be displayed on the monument sign on Gould Street as long as the sign test is satisfied. As used herein, the term “sign test” shall mean that the rentable square footage leased under this Lease is at least the second most rentable square footage under any lease in effect in the Building from time to time or to the extent the monument sign can reasonably accommodate three names, the rentable square footage leased under this Lease is at least the third most rentable square footage under any lease in effect in the Building from time to time.

ARTICLE XV

REDACTED: This Section is intentionally omitted and does not apply to Salary.com under the Sublease.

REDACTED: This Section is intentionally omitted and does not apply to Salary.com under the Sublease.

REDACTED: This Section is intentionally omitted and does not apply to Salary.com under the Sublease.

REDACTED: This Section is intentionally omitted and does not apply to Salary.com under the Sublease.

REDACTED: This Section is intentionally omitted and does not apply to Salary.com under the Sublease.

REDACTED: This Section is intentionally omitted and does not apply to Salary.com under the Sublease.

REDACTED: This Section is intentionally omitted and does not apply to Salary.com under the Sublease.

REDACTED: This Section is intentionally omitted and does not apply to Salary.com under the Sublease.

REDACTED: This Section is intentionally omitted and does not apply to Salary.com under the Sublease.

REDACTED: This Section is intentionally omitted and does not apply to Salary.com under the Sublease.

REDACTED: This Section is intentionally omitted and does not apply to Salary.com under the Sublease.

REDACTED: This Section is intentionally omitted and does not apply to Salary.com under the Sublease.

REDACTED: This Section is intentionally omitted and does not apply to Salary.com under the Sublease.

REDACTED: This Section is intentionally omitted and does not apply to Salary.com under the Sublease.

REDACTED: This Section is intentionally omitted and does not apply to Salary.com under the Sublease.

REDACTED: This Section is intentionally omitted and does not apply to Salary.com under the Sublease.

REDACTED: This Section is intentionally omitted and does not apply to Salary.com under the Sublease.

REDACTED: This Section is intentionally omitted and does not apply to Salary.com under the Sublease.

REDACTED: This Section is intentionally omitted and does not apply to Salary.com under the Sublease.

[Remainder of Page Intentionally Left-Blank – Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

TENANT:

E/SCRIPTION, INC.

By:
Its:	CEO

LANDLORD:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/S/ MICHAEL FARRELL
Its:	DIRECTOR

TIAA E/Scription/8

June 7, 2005

EXHIBIT A - PREMISES

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EXHIBIT B (1 [ILLEGIBLE] – LANDLORD’S WORK

Computer Room
System
= LANDLORD'S WORK.

23,921 RSF

CUSHMAN & WAKEFIELD.

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EXHIBIT B (2 OF 6)

LANDLORD’S WORK

ANTISTATIC FLOORING:

Antistatic flooring to be provided by Landlord in the Computer Room.

SUPPLEMENTAL HVAC SYSTEM FOR COMPUTER ROOM:

Landlord shall furnish and install two (2) independent supplemental cooling units (self-contained) capable of providing a minimum of 40 tons of a/c capacity combined aggregate. These units shall be located on the roof. Landlord will provide connections between the supplemental units and the computer room, including ductwork and wiring of t-stat for temperature control. Any connection to the backup generator shall be Tenant’s responsibility.

ELECTRICAL FOR COMPUTER ROOM AND SYSADMIN WORKSPACE:

Landlord shall provide 400 AMP three (3) phase electricity. Tenant intends to install three (3) rows of fifteen (15) computer racks in the Computer Room. As such, Landlord shall install three (3) rows of “ladder” racks/cable trays directly above the Tenant’s computer racks to accommodate computer and network cabling and power distribution. In addition, Landlord shall install a fourth ladder rack parallel and adjacent to the wall shared with the Café. Landlord will provide two (2) 20 AMP circuits above each computer rack. Each circuit shall have a NEMA L5-20R receptacle to accommodate connections to NEMA L5-20P power strips. Landlord will provide one (1) 30 AMP/208V circuit above each of the 15 computer racks in the “front row”. The front row is defined to be the row nearest the long wall with glass and main entry door to the Computer Room. Each 30 AMP circuit shall have a NEMA L6-30R receptacle to accommodate connections to NEMA L6-30P power strips. All together this represents ninety (90) 20 AMP circuits and fifteen (15) 30 AMP circuits. All such circuits will lead to the Uninterrupted Power Source to be installed by Tenant in the SysAdmin Workspace. These circuits will terminate in bars hung overhead attached to the “ladder” racks, as there is no raised floor in this computer room. Each of Tenant’s computer racks are required to be electrically grounded. As such, Landlord will provide grounding infrastructure for each of Tenant’s computer rack.

In the computer room, on the wall shared with the Café, Landlord will also provide a duplex outlet every three (3) feet fed by at least two (2) dedicated 15 AMP circuits. All of these circuits will lead to the Uninterrupted Power Source to be installed by Tenant in the SysAdmin Workspace.

In the SysAdmin Workspace there will be two (2) countertop/work-shelves installed by Landlord as shown on the Fit-plan (Exhibit B1). Landlord will provide duplex outlets at 36” on center above the worksurfaces. These outlets are to be fed by a minimum of four (4) 15 AMP circuits. All of these circuits will lead to the Uninterrupted Power Source to be installed by the Tenant in the SysAdmin Workspace.

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EXHIBIT B (3 OF 6)

LANDLORD’S WORK

SECURITY

Landlord shall install a mechanical cipher lock on each of the entrances to the Computer Room. and the SysAdmin Workspace.

KITCHEN

Landlord shall provide and install a standard refrigerator, dishwasher and sink with disposal. Tenant is responsible for maintenance of dishwasher, disposal and refrigerator. Electrical outlets on dedicated circuits for two refrigerators and one vending machine are to be provided on the. wall shared with the Men’s Lav.

Board Room and Corner Conference Room shall be provided with a duplex outlet and data/voice jack mounted 48” +/- aff for wall hung plasma monitors.

Interior Conference Rooms shall have power provided above the proposed conference tables for ceiling mounted projectors.

Board Room and all Conference Rooms shall be provided floor cores and monuments for electrical and voice/data feeds below the proposed tables.

Floor cores and monuments to be provided by Tenant for both power and data/voice feeds to workstation pods as required.

Full height, butt glazed glass partitions shall be provided in the Boardroom (approx. 10 lf) and the Computer Room (approx. 24 1f) as indicated in the April 20, 2005 test fit prepared by Dyer Brown.

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EXHIBIT B (4 OF 6)

LANDLORD’S WORK

BUILDING OFFICE STANDARDS

1.	Walls

a.	3 5/8” metal studs w/5/8” GWB each side; taped, spackled and sanded

b.	Demising walls – full height to underside of deck (to be provided at Computer Room, SysAdmin Workspace, Board Room, all Conference Rooms and Executive, Offices as well)

c.	Private offices – wall height 6” above finished ceiling; 3 _” sound batt wall insulation

d.	All voids fire stopped

2.	Floors

a.	Office interiors and reception – $20/yard level loop commercial carpet.

b.	Bathrooms, kitchens, break area, copy rooms – 12 x 12 VCT tile.

3.	Baseboards

a.	4” vinyl base, cove base at VCT, straight base at carpet

4.	Doors

a.	Office Entrances – 3’0” x 7’0” solid core w/24” vision sidelite, stain grade

b.	Office interiors – 3’0” x 8’0” solid core, stain grade

Is this correct? Suite entry doors should be 3’0”x8’0” s.g. solid core and doors within the Tenant premises should be 3’ 0”x7’0” s.g. solid core (private offices provided with 2’0”x7’0” vision sidelites.

5.	Hardware and Locks

a.	All entry door hardware must conform to the Building Standard Specification. Locks, including interior locks, must be keyed to the Building Master Keying System

b.	All mag locks must be tied into the Building’s Fire Alarm System, if door leads to a fire exit. All mag locks must fail safe on fire alarm.

6.	Windows/Solar Screens

a.	All window blinds, which can be seen from the exterior Of the building, must conform to Building Standards: Color – 228 Gray, Style – P21 flat PVC, 31/2” vertical blinds Landlord to furnish and install required window blinds.

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EXHIBIT B (5 OF 6)

LANDLORD’S WORK

7.	Ceilings

a.	Existing or 9’0” ceiling height

b.	Ceiling tiles shall be 2’ x 2’ Armstrong Cortega Square Lay

c.	Sound batt insulation at private offices

8.	Paint

Drywall partitions – One color; (1) coat primer, (2) coats latex, eggshell finish (any hollow metal shall receive the same with semi-gloss finish)

9.	Millwork

a.	Base and upper cabinets as indicated on Tenant Space plans, to include Copy Room and Café/Kitchen

b.	Wall hung coutertops in SysAdmin Workspace

c.	Six (6) adjustable shelves on brackets and standards in Storage Room full width of shared wall with Women’s Lav

d.	Exclusions: Reception desk

10.	Lighting

a.	General; 2’ x 2’ direct light fixture with energy efficient ballast and fluorescent bulbs. Illumination levels as required by State Building Code.

b.	Board Room and all Conference Rooms to be provided with dimmable light fixtures.

c.	All lighting and switching to be installed in accordance with Mass Energy Code.

11.	Electrical

a.	Private Offices – (3) duplex outlet receptacles

b.	Open Office Areas – (1) duplex outlet receptacle @ 12’0” on center or (1) standard duplex receptacle per 400 SF on floor area

12.	Voice and Data

a.	Private offices – (1) junction box w/ pull string

b,	Open Office Area – Junction box w/ pull string as required by Tenant’s fitplan

c.	D Mark – Closet or location as available) with plywood mounting location for equipment

d.	Tenant is responsible for all Voice and Data distribution

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EXHIBIT B (6 OF 6)

LANDLORD’S WORK

13.	HVAC

a.	Electric reheat VAV boxes

b.	Ductwork and Zone control distribution as required

c.	Thermostat locations as required by zone

d.	Provide standard (1) ton per 350 square feet of floor area

e.	Air distribution shall be through low-velocity ductwork

f.	Return Air through plenum

14,	Fire Protection

a.	Interior hydraulically calculation fire protection sprinkler system per State of Massachusetts Building Code.

15.	Fire Alarm

a.	As required by State of Massachusetts Building Code.

16.	Security

a.	Tenant is responsible for installing any and all security systems, alarms, Controls and distribution dedicated to their Premises.

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EXHIBIT C

RULES AND REGULATIONS

1. The sidewalks, paved and/or landscaped areas shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the demised premises.

2. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the demised premises so as to be visible from outside the demised premises without the prior written consent of Landlord, which will not be unreasonably withheld or delayed. In the event of any violation of this paragraph, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant, as additional rent.

3. No awnings, curtains, blinds, shades, screens or other projections shall be attached to or hung in, or used in connection with, any window of the demised premises or any outside wall of the Building without the prior written consent of Landlord, which will not be unreasonably withheld or delayed so long as said awning or other item conforms to similar items installed in or upon other portions of the Building. Such awnings, curtains, blinds, shades, screens or other projections must be of a quality, type, design and color, and attached in the manner, approved by Landlord. If any portion of the demised premises which is not used for office purposes shall have windows, such windows shall be equipped with curtains, blinds or shades approved by Landlord, and said curtains, blinds or shades shall be kept closed at all times.

4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids, chemicals, process water, cooling water or like substances shall be deposited therein. Said plumbing fixtures and the plumbing system of the Building shall be used only for discharge of so-called sanitary waste. All damage resulting from any misuse of said fixtures and/or plumbing system by Tenant or anyone claiming under Tenant shall be borne by Tenant.

5. Tenant must, upon the termination of its tenancy, return to Landlord all locks, cylinders and keys to the demised premises and any offices therein.

6. Tenant shall keep any sidewalks and planters in front of the demised premises reasonably free and clear of litter and refuse, regardless of the source thereof.

7. Tenant shall, at Tenant’s expense, provide artificial light and electric current for the employees of Landlord and/or Landlord’s contractors while making repairs or alterations in the demised premises.

8. Tenant shall not make, or permit to be made, any unseemly or disturbing odors or noises or disturb or interfere with occupants of the Building or those having business with them, whether by use of any musical instrument, radio, machine, or in any other way.

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9. Canvassing, soliciting, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

10. Tenant shall keep the demised premises free at all time of pests, rodents and other vermin, and Tenant shall keep all trash and rubbish stored in containers of a type approved by Landlord, such containers to be kept at locations designated by Landlord. Tenant shall cause such containers to be emptied whenever necessary to prevent them from overflowing or from producing any objectionable odors.

11. Landlord reserves the right to rescind, alter, waive and/or establish any reasonable rules and regulations of uniform application to all tenants which, in its judgment, are necessary, desirable or proper for its best interests and the best interests of the occupants of the Building.

12. The access roads, driveways, entrances and exits shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress.

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EXHIBIT E

(ITEMS INCLUDED IN

UTILITY EXPENSES AND OPERATING EXPENSES)

A.	Without limitation, Utility Expenses shall include:

Costs for electricity, fuel, oil, gas, steam, water and sewer use charges and other utilities supplied to the Property and not paid for directly to the utility company by Tenant or other tenants or occupants of the Property. Electricity charges which are to be included in Utility Expenses in each Operating Year shall be reduced by (a) the monthly fixed electricity charges which are payable to Landlord for the same period by other tenants or occupants of the Building as separate per square foot electric charge or electrical factor and (b) the by month electric charges which are payable to Landlord for the same period by other tenants or occupants of the Building based on a check meter.

B.	Without limitation, Operating, Expenses shall include:

1. All expenses incurred by Landlord or Landlord’s representatives which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen’s compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord’s agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above: provided that, if any such employee is also employed on other property of Landlord, such compensation shall be equitably allocated by Landlord among the Property and such other properties.

2. The cost of services, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Property or the provision of cafeteria services including, without limitation, all cafeteria operating deficits and also including, without limitation, all fees and assessments, if any, imposed upon Landlord, or charged to the Property, by any governmental agency or authority or other duly authorized private or public entity on account of public safety services, transit, housing, police, fire, sanitation or other services or purported benefits.

3. The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be allocated by Landlord among the Property and such other properties.

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4. Premiums for insurance against damage or loss to the Building from such hazards as shall from time to time be generally required by institutional mortgagees in the Boston area for similar properties, including, but not by Way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

5. Where the Property is managed by Landlord or an affiliate of Landlord, a sum equal to the amounts customarily charged by management firms in the Boston area for similar properties, but in no event more than five percent (5%) of gross annual income, whether or not actually paid, or where managed by other than Landlord or an affiliate thereof, the amounts accrued for management, together with, in either case, amounts accrued for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Building.

6. If, during the Term of this Lease, Landlord shall make a capital expenditure, the total cost of which is not properly includable in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year, an annual charge-off of such capital expenditure. The annual charge-off shall he determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages, by institutional lenders on like properties within the locality in which the Building is located, by the number of years of useful life of the capital expenditure, and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

7. Betterment assessments provided the same are apportioned equally over the longest period permitted by law.

8. Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

C.	In no event shall Operating Expenses include:

1. The cost of a separate services provided to another tenant or occupant of the Building to the extent to which Landlord is separately paid or separately reimbursed from such tenant therefor or is entitled to a separate payment or a separate reimbursement from such tenant or occupant (in each case, other than as a payment for such tenant or occupant’s share Operating Expenses or increases thereof), including but not necessarily limited to, (a) work or service performed for any tenant (including Tenant) at such tenant’s cost. (b) the cost of any item for which Landlord is paid or reimbursed by insurance proceeds, warranties, service

2

contracts or condemnation proceeds, (c) increased insurance or taxes assessed specifically to any tenant of the Building and (d) charges (including applicable taxes) for heat, air conditioning, electricity, water or other utilities for which Landlord is entitled to one hundred (100%) percent direct reimbursement from any tenant;

2. The cost of installing, operating and maintaining any special facilities, such as an observatory, luncheon club, athletic club, conference center or other similar facilities but the cost of operating and maintaining a locker room or showers and the operating deficit related to the operation of any cafeteria may be included as an Operating Expense;

3. The cost of correcting initial defects in the design, construction or equipment of the Building or any latent defect-in the Building discovered during the Term of this Lease;

4. Salaries and bonuses of any employee of Landlord above the level of building manager;

5. Rents or imputed rents for a management office in the Building;

6. The cost of construction of any additions to the Building after the date of this Lease;

7. Interest on debt or principal amortization payments or any other payments on any mortgage and rental or any other payments under any ground lease or other underlying lease;

8. Any fees, costs, and commissions incurred in procuring or attempting to procure other tenants including, but not necessarily limited to brokerage commissions, finders fees, attorneys fees and expenses, entertainment costs, travel expenses and advertising and production costs;

9. Any cost included in Operating Expenses representing an amount paid to a firm, corporation or other entity owned or controlled by Landlord which is in excess of the amount which would have been paid on an arms-length basis in the, absence of such relationship;

10. Any costs of decorating of any interior parts of the Building other than the Building’s common areas and any cost of painting spaces leased to tenants of the Building or vacant leasable office space is being offered for lease;

11. Landlord’s off-site general overhead except as it relates specifically to the actual management of the Building or equipment used in connection with the Building;

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12. Attorneys fees, costs and other expenditures incurred in connection with leasing of premises in the Building, leasing, disputes with tenants or occupants of the Building or with other third persons and/or claims by such tenants or occupants or third parties;

13. The cost of any repairs, alterations, additions, improvements, changes, replacements or other items which under generally accepted accounting principles are properly classified as capital expenses, except (a) the annual charge (with interest thereon) for any such item as set forth in Paragraph B.6 above may be included in Operating Expenses, (b) replacements of component parts and similar items which (i) occur on a regular basis or (ii) constitute worn out or consumable items or (iii) are of the type typically covered by service or maintenance contracts or (iv) are of a type which are regularly recur or are a part of regular maintenance or a maintenance program may be included as an Operating Cost fully in the year of such expense and (c) all routine repairs and replacements may be included as an Operating Cost fully in the year such expense is incurred.

14. Lease payments for rental equipment (other than equipment for which depreciation is properly chargeable as Operating Expenses or which represent the allocable share of equipment such as photocopy, machines, postage machines, telephone equipment and the like) that would constitute a capital expenditure if the equipment were purchased;

15. The cost of remediating any existing environmental condition, including the removal of, or other steps taken with respect to, asbestos located in the Building, unless such condition was caused by Tenant;

16. Any late fees, fines or penalties incurred by Landlord (so long as Tenant is making all payments required under this Lease within ten (10) days of the due date);

17. Repairs or restoration necessitated by fire or casualty or condemnation in excess of any deductibles;

18. Advertising and promotional expenses, charitable and political contributions;

19. Payments under any ground or underlying lease;

20. Depreciation on the Building;

21. Real Estate Taxes (which are separately addressed in this Lease);

22. Any bad debt loss, rent loss or reserves for bad debts or rent loss;

23. The cost of acquiring, leasing, installing, maintaining, protecting or restoring works of art;

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24. Financing and refinancing costs in respect of any mortgage placed upon the Building or the underlying property, including points and commissions and legal and professional fees in connection therewith;

25. The cost of any judgment, settlement or arbitration award resulting from any tort liability of Landlord;

26. Costs incurred in connection with the acquisition or sale of air rights, transferable development rights, easements or other real property interests; and

27. Lease takeover, take-back, recapture, sublease or relocation costs incurred by Landlord in connection with leases, tenants or other occupants in the Building.

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EXHIBIT F

(Cleaning Specifications)

A.	Premises

Daily on Business Days except Saturdays, Sundays and those certain holidays specified in the definition of “Business Days” in the Lease:

1. Empty all waste receptacles and ash trays and remove waste material from the Premises.

2. Sweep and dust mop all uncarpeted areas using a dust-treated mop.

3. Vacuum all rugs and carpeted areas.

4. Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, door ledges, chair rails and counter tops, within normal reach.

5. Wash clean all water fountains.

6. Upon completion of cleaning, all lights will be turned off and doors locked, leaving the Premises in an orderly condition.

Quarterly:

Render high dusting not reached in daily cleaning to include:

1. Dusting all pictures, frames, charts, graphs and similar wall hangings.

2. Dusting all vertical surfaces, such as walls, partitions, doors and ducts.

3. Dusting of all pipes, ducts and high moldings.

B.	LAVATORIES:

Daily on Business Days except Saturdays, Sundays and those certain holidays specified in the definition of “Business Days” in the Lease:

1. Sweep, and damp mop floors.

2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, pipes and toilet seat hinges.

3. Wash both sides of all toilet seats,

4. Wash all basins, bowls and urinals.

5. Dust and clean all powder room fixtures.

6. Empty and clean paper towel and sanitary disposal receptacles.

7. Remove waste paper and refuse,

8. Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers, material to be furnished by Landlord.

9. A sanitizing solution will be used in all lavatory cleaning.

Monthly:

1. Machine scrub lavatory floors.

2. Wash all partitions and tile walls in lavatories.

C. MAIN LOBBY, ELEVATORS, BUILDING EXTERIOR AND CORRIDORS

Daily on Business Days except Saturdays, Sundays and those certain holidays specified in the definition of “Business Days” in the Lease:

1. Sweep and wash all floors.

2. Wash all rubber mats.

3. Clean, elevators, wash or vacuum floors, wipe down walls and doors.

4. Spot clean any metal work inside lobby.

5. Spot clean any metal work surrounding building entrance doors.

Monthly:

All resilient tile floors in public areas to be treated equivalent to spray buffing.

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D. WINDOW CLEANING: Windows of exterior walls will be washed on the outside once every six months and on the inside once every six months, weather permitting.

E. Tenant requiring services in excess of those described above shall request same through Landlord, at Tenant’s expense.

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FIRST AMENDMENT TO LEASE

This First Amendment to Lease (the “First Amendment”) made as of this 12th day of October, 2006, by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (“Landlord”) and eSCRIPTION, INC., formerly known as E/SCRIPTION, INC. (‘Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a Lease (the “Lease”) dated as of June 7, 2005 with respect to certain premises located in the building (the “Building”) known and numbered as Needham Corporate Center, 160 Gould Street, Needham, Massachusetts; and

WHEREAS, the premises (the “Premises”) leased under the Lease consists of a total Premises Rentable Area agreed to be approximately 23,921 rentable square feet located on the third floor of the Building; and

WHEREAS, Tenant, by notice (the “Expansion Option Notice”) dated September 11, 2006, exercised its Expansion Option therein with respect to approximately 12,367 rentable square feet located on the third floor of the Building more particularly described in Exhibit A attached hereto and incorporated herein by reference thereto (the “First Expansion Space”); and

WHEREAS, Landlord and Tenant desire to amend the Lease to add the First Expansion Space to the Premises upon the terms and conditions hereinafter set forth and to otherwise modify the Lease as hereinafter set forth; and

WHEREAS, in connection with the foregoing Landlord and Tenant wish to amend the Lease all as more particularly hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lease is hereby amended as follows:

1. Landlord and Tenant agree that the Commencement Date of the Lease is October 20, 2005.

2. Section 1.2 of the Lease entitled “Basic Data” is hereby amended by modifying the following defined terms as set forth therein and by adding the following new defined terms as set forth herein below:

(a) The following new defined terms are added to Section 12 of the Lease:

“First Expansion Space Commencement Date” shall mean the date of execution and delivery of this First Amendment by both Landlord and Tenant.

“First Expansion Space Rent Commencement Date” shall mean December 15, 2006.

“First Expansion Space Rentable Area: Agreed to be approximately 12,367 rentable square feet.

First Expansion Space Premises Rentable Area: Agreed to be approximately 12,367 rentable square feet.

First Expansion Space Initial Term: Commencing on the First Expansion Space Commencement Date and expiring at the close of the day which is the Expiration Date, namely, January 31, 2011.

First Expansion Space Security Deposit:

“First Expansion Space TI Allowance”; One Hundred Eighty Five Thousand Five Hundred Five and 00/100ths ($185,505.00) Dollars, plus the First Expansion Space Demising Wall Allowance (as said term is hereinafter defined) applicable to the First Expansion Space. As used herein, the term “ First Expansion Space Demising Wall Allowance” shall mean the cost paid by Tenant to purchase and install Demising Walls (as said term is hereinafter defined) needed for the First Expansion Space but in no even to exceed $75.00 per lineal square feet of demising wall needed to demise the First Expansion Space, but if such First Expansion Space Demising Wall already exists, the First Expansion Space Demising Wall Allowance shall be zero (0). As used herein, the term “First Expansion Space Demising Wall” shall mean the wall which is identified on Exhibit B as the First Expansion Space Demising Wall. Partitions, doors, dividers, glass and other walls within or to be installed within the First Expansion Space shall not constitute First Expansion Space Demising Walls nor qualify for a First Expansion Space Demising Wall Allowance. Further, a First Expansion Space Demising Wall Allowance shall not be available for any part of any wall already in existence which forms a boundary that would otherwise constitute a First Expansion Space Demising Wall. The First Expansion Space Demising Wall Allowance shall not be available for any lineal footage (or any wall to be constructed) along any wall which is also a then existing shaft wall or a then existing restroom wall or for any lineal footage along (or for any wall or window which is part of an exterior wall or window of the Building or for any lineal footage along any common walls between the Premises and the First Expansion Space.

(b) The following defined terms in Section 1.2, in each case, shall be amended as follows:

The term “Basic Rent” and the related schedule of Lease Year or Monthly Period, Basic Rent (Per Annum), Monthly Payment and Per Square Foot Rent Rate is amended in its entirety to read as follows:

“Basic Rent (combined for original Premises plus First Expansion Space):

Lease Year or Monthly Period	Basic Rent (Per Annum)	Monthly Payment	Per Square Foot Rent Rate
Date of First Amendment through and including the day prior to First Expansion Space Rent Commencement Date

First Expansion Space Rent Commencement Date through and including December 31, 2006 (17 days)

January 1, 2007 through and including January 31, 2008 (13 months)

February 1, 2008 through and including January 31, 2009 (12 months)

February 1, 2009 through and including January 31, 2010 (12 months)

February 1, 2010 through and including January 31, 2011 (12 months)

The term “Initial Term” is amended by adding the following at the end thereof “Landlord and Tenant agree that the expiration date of the Initial Term is January 31, 2011 and that the term “Expiration Date” as used in the “Initial Term” shall mean January 31, 2011. All references in the Lease to the Initial Term shall, as to the First Expansion Space, menu the period commencing on the First Expansion Space Commencement Date and expiring on the Expiration Date.

The term ‘Security Deposit” is hereby amended to read as follows: “Security Deposit: The initial Security Deposit, namely,              plus the First Expansion Space Security Deposit for a total Security Deposit of              for a total of             .

“Tenant’s Original Electrical Factor”: In the definition “Tenant’s Original Electrical Factor”, effective as of the First Expansion Space Rent Commencement Date and for periods thereafter (i) delete “$1,993.42 per month” and substitute “$3,024.00 per month” and (ii) delete “$23,921.00 per year” and substitute “$36,288.0 per year”.

The term “Premises Rentable Area” shall (effective as of the First Expansion Space Rent Commencement Date and for periods thereafter) be deemed to be amended to read as follows: “Premises Rentable Area: Agreed to be approximately 36,288 rentable square feet.”

The term “Escalation Factor” shall (effective as of the First Expansion Space Rent Commencement Date and for periods thereafter) be deemed to be amended to read as follows: “Escalation Factor: 26.74%, as computed in accordance with the Escalation Factor Computation”. The Escalation Factor for periods prior to the First Expansion Space Rent Commencement Date shall be as set forth in the Lease prior to giving effect to this First Amendment, namely 17.63%, and, accordingly, Escalation Charges on account of amounts payable under Sections 8.1 and 9.2 of the Lease for the Tax Year and Operating Year in which the First Expansion Space Rent Commencement Date fills shall be appropriately apportioned.

The term “Anticipated Term Commencement Date” is amended by adding the following at the end thereof: “There is no Anticipated Term Commencement Date for the First Expansion Space.”

The term “Landlord’s Work” Is hereby amended by adding the following at the end thereof, “There is no Landlord’s Work for the First Expansion Space.”

The term “Penalty Date” is hereby amended by adding the following at the end thereof: “There is no Penalty Date for the First Expansion Space”.

The term “Premises” shall (effective as of the First Expansion Space Commencement Date and for periods thereafter) he deemed to be amended to read as follows: “Premises: A portion of the third (3rd) floor of the Building shown on Exhibit A annexed to the Lease plus the First Expansion Space.

3. “As Is”. It is expressly understood and agreed that at such time as the First Expansion Space is added to and included within the Premises, all of the other terms and provisions of this Lease (inclusive of any extension thereof) shall apply to the First Expansion Space as so included except as otherwise provided in this First Amendment and except further that none of Landlord’s obligations under Article IV of the Lease and none of the provisions thereof relating to free rent, rent credits, penalties for late delivery, work to be performed by Landlord and payment of any allowance by Landlord (or for work by Landlord) shall be applicable to the First Expansion Space and there shall not be any new Expansion Period. Landlord will deliver the First Expansion Space to Tenant in an “as is” condition on the First Expansion Space Commencement Date, it being expressly agreed and understood that Landlord shall have no obligation to perform any construction or tenant improvement work on the First Expansion Space nor, except for the First Expansion Space TI Allowance, pay for or contribute to the cost of any such work. There shall be no moving allowances, no free rent period, no free rent, no Penalty Date (or rent credit for late delivery) nor any other concession or allowance of any kind or nature for the First Expansion Space.

4. TI Allowance. The First Expansion Space TI Allowance shall be made available to Tenant by Landlord only to reimburse Tenant for the cost of Tenant’s First Expansion Space Work (as said term is hereinafter defined). The First Expansion Space TI Allowance under this Section 4 shall be payable to Tenant by Landlord within thirty (30) days after request therefor by Tenant and satisfaction of each of the following conditions: (a) the First Expansion Space Rent Commencement. Date shall have occurred and all of Tenant’s First Expansion Space Work shall have been completed and fully paid for by Tenant, (b) lien waivers and proof of payment of all costs related to Tenant’s First Expansion Space Work shall have been provided to Landlord, all in form and substance satisfactory to Landlord, (c) Tenant shall have commenced use and occupancy of the First Expansion Space for the Permitted Uses and shall have commenced paying First Expansion Space Basic Rent and other sums and charges hereunder allocable thereto, (d) no Default of Tenant shall have occurred under the Lease and be continuing, (e) Tenant shall have certified to Landlord that all of Tenant’s First Expansion Space Work has been completed and fully paid for and that there are no disputes or disagreements outstanding with respect thereto, (f) Tenant shall have delivered to Landlord (i) a final set of “as built” plans certified to Landlord as such by Tenant and Tenant’s architect and engineer showing all of the Tenant’s First Expansion Space Work and (ii) all permits related thereto including, without limitation, a final unconditional certificate of occupancy for the First Expansion Space. In no event shall Landlord have any obligation to make payment of any portion of the First Expansion Space TI Allowance with respect to any requests for payment thereof which is not delivered to Landlord within nine (9) months of the First Expansion Space Rent Commencement Date, As used herein, the term “Tenant’s First Expansion Space Work” shall mean the performance of the work necessary to initially prepare the First Expansion Space for Tenant’s occupancy and business operations, including, without limitation, the installation of all demising walls, corridors, kitchens, restrooms, sprinklers, HVAC distribution and control systems, doors, outlets, ceilings, carpeting, walls, wiring, thermostats, electrical controls, cabling, plumbing, life and safety equipment and signs, conference rooms, server rooms, supplemental air conditioning, office cubicles, floor coverings, signs, paintings, furniture and fixtures, telecom and interior partitions and including all architectural and engineering plans and costs related thereto as well as other work performed by Tenant to unify the original Premises with the First Expansion Space. As and to the extent that the cost of Tenant’s First Expansion Space Work is less than the First Expansion Space TI Allowance allocable thereto, Landlord shall be entitled to retain the same and Tenant shall have no claim thereto.

5. Performance of Tenant’s First Expansion Space Work: Construction Rules and Regulations. Attached hereto as Exhibit B (and incorporated herein by reference thereto) are the Rules and Regulations (the “Expansion Space Work Rules and Regulations”). Tenant agrees that it shall comply with the Expansion Space Work Rules and Regulations in connection with the preparation of all plans, specifications, work, improvements, alterations and additions for or related to the First Expansion Space and any other work included in the term “Tenant’s First Expansion Space Work”. Any approval by Landlord or Landlord’s architects and/or engineers of any of Tenant’s drawings, plans and specifications which are prepared in connection with any of the Tenants First Expansion Space Work or any other construction of improvements or alterations in, or related to, the First Expansion Space or elsewhere shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as may be required hereunder in connection with Tenant’s construction of improvements in the First Expansion Space or elsewhere in accordance with such drawings, plans and specifications under the terms of the Lease.

6. First Expansion Space Security Deposit. Within fifteen (15) days after execution and delivery of this First Amendment by Landlord and Tenant, Tenant shall deposit with Landlord an amendment (the “First Expansion Space LC Amendment”) to the Letter of Credit currently held by Landlord pursuant to Section 14.17 of the Lease which amendment increases the amount of such Letter of Credit by an amount (the “First Expansion Space Security Deposit Increase Amount”) equal to the First Expansion Space Security Deposit, all in form and substance satisfactory to Landlord (and all references in the Lease to the Letter of Credit shall mean and include the Letter of Credit as amended by such amendment). Provided that no Default of Tenant shall have occurred (and be continuing) under the Lease nor shall there be outstanding any failure of Tenant to make any payment of any Basic Rent, Escalation Charge or other sum or charge due under the Lease on December 15, 2008 or on the date when the reduction in the First Expansion Space Security Deposit Increase Amount from              in fact occurs, then Tenant shall have the right to receive a reduction in the First Expansion Space Security Deposit Increase Amount from             to             . Such reduction shall be implemented by Tenant through delivery of an amendment to the First Expansion Space LC Amendment in form and substance satisfactory to Landlord, all at Tenant’s sole cost and expense. Provided that no Default of Tenant shall have occurred (and be continuing) under the Lease nor shall there be outstanding any failure of Tenant to make any payment of any Basic Rent, Escalation Charge or other sum or charge due under the Lease on December 15, 2010 or on the date when such reduction in the amount of the Letter of Credit in fact occurs, then Tenant shall have the right to receive a reduction in the amount of the First Expansion Space Security Deposit Increase Amount from              to            . Such reduction shall be implemented by Tenant through delivery of an amendment to the First Expansion Space LC Amendment in form and substance satisfactory to Landlord, all at Tenant’s sole cost and expense. The reduction in the amount of the First Expansion Space Security Deposit Increase Amount provided by this Section shall apply only to the First Expansion Space Security Deposit Increase Amount and shall not apply with respect to the Original LC amount or any other Security Deposit Increase Amounts or any increase in the amount of the Original Letter of Credit (except the increase by the First Expansion Space LC Amendment) nor any amendment to the Original Letter of Credit (except the increase by the First Expansion Space LC Amendment) or additional Letter of Credit provided by Tenant pursuant to Article XV of the Lease.

7. Brokerage. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this First Amendment other than JRT Realty Group/Cushman Wakefield, Inc. and CB Richard Ellis/Whittier Partners (collectively, the “Broker”) and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by the Broker which shall be paid by Landlord pursuant to its specific agreements with Broker). In the event of any brokerage claims against Tenant related to this First Amendment predicated upon prior dealings with Landlord, Landlord agrees to defend the same and indemnify Tenant against such claim. Tenant hereby warrants and represents to Landlord that it is not aware of any claims (or threats of any claims) of the type covered by Landlord’s indemnity in the prior sentence.

8. All capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Lease.

9. Except as amended by this First Amendment, all the terms, covenants and provisions of this Lease are in full force and effect and are hereby affirmed and ratified.

10. The submission of this document for examination and negotiation does not constitute an offer, and this document shall become effective and binding only upon the execution thereof by both Landlord and Tenant, regardless of any written or verbal representation of any agent, manager or other employee of Landlord to the contrary. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated in the Lease as amended by this First Amendment and the Lease as amended by this First Amendment expressly supersedes any proposals or other written documents relating hereto. This First Amendment may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

[Remainder of Page Intentionally Left Blank – Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease as of the day and year first above written.

TENANT:

eSCRIPTION, INC. formerly known as E/SCRIPTION, INC.

By:
Its:	CEO

LANDLORD:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/S/ MICHAEL FARRELL
MICHAEL FARRELL
Its:	DIRECTOR

TIAA eScription/8

LIST OF EXHIBITS

Exhibit A	First Expansion Space
Exhibit B	Expansion Space Work Rules and Regulations

EXHIBIT A

First Expansion Space

eScription 2008 EXPANSION PLAN
AUGUST 4, 2006
KEY
— FIRST EXPANSION SPACE
1
2
3
4
5
6
7
8
ATRIUM
DEMISING WALL.

EXHIBIT B

Expansion Space Work Rules and Regulations

EXHIBIT B

Rules and Regulations

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Cushman & Wakefield, Inc.

524 Edgewater Drive

Wakefield, MA. 01880

TEL: (781) 246-3000

FAX: (781) 245-4435

BUILDING STANDARD SPECIFICATIONS

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BUILDING STANDARD SPECIFICATIONS

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I.	INTRODUCTION

The Cushman & Wakefield, Inc. staff at Needham Corporate Center looks forward to working with the Tenant and Tenant’s Contractor as fellow members of your “Project Team.” We want to ensure that the construction is completed smoothly and results in maximum tenant satisfaction.

All construction at Needham Corporate Center on The First Expansion Space must be done in compliance with the Standard Specifications and Landlord requirements which are described in this Attachment B AND ALSO IN COMPLIANCE WITH THE PROVISION SET FORTH IN YOUR LEASE AND ANY AMENDMENTS THERETO. All work must be performed in compliance with all applicable Federal, State and Local Laws, Regulations, Building Codes and Zoning Ordinances. However, current Laws and Regulations supersede these Specifications. This Attachment B does not apply to any repair, or maintenance on the Premises. It also does not apply to any repair, or maintenance on the First Expansion Space after construction is completed and an occupancy permit is granted.

Approval must be received IN WRITING from the Landlord’s Agent, Cushman & Wakefield, prior to the commencement of any Tenant alteration/construction work.

CUSHMAN & WAKEFIELD CONSTRUCTION STAFF

EMPLOYEE	POSITION
Melissa A. Ayuso	Property Manager

Jack Boyajian	Building Engineer

II.	PRE-CONSTRUCTION

A pre-construction meeting must be held with the Tenant, Architect, Engineer Consultant, General Contractor, and Landlord’s Agent. As the project progresses, correspondence and questions should be addressed to:

Cushman & Wakefield, Inc. 524 Edgewater Drive Wakefield, MA 01880 Attention: Melissa A. Ayuso

The Tenant must designate a representative (Tenant Representative) and inform Cushman & Wakefield (Office of the Building) in writing of the individual’s name The Tenant’s Representative must be able to make decisions on behalf of Tenant regarding clarification of documents.

A.	Plans

1.	The Tenant must submit preliminary construction drawings of the proposed work to the Office of the Building for approval. These plans will be reviewed by the Property Manager for safety, impact on neighboring Tenants, and consistency with the Building’s operational strategies. The process of review and approval will not be unreasonably withheld or delayed. Whenever Tenant submits plans for the First Expansion Space, within five (5) business days the Tenant will either receive approval or a response indicating questions, objections, or clarifications needed for approval. If there is no response within five (5) business days, the Tenant can assume that the construction plans have been approved.

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Any outside charges incurred by Landlord to assist with the review process of Tenant’s plans for the First Expansion Space, including but not limited to architectural, engineering, and miscellaneous consulting costs and Cushman & Wakefield construction administrative fee totaling 15% of the total outside review costs, shall be reimbursed by Tenant to Landlord within thirty (30) days, provided that the total of all such charges and fees shall not exceed $10,000.

2.

All plans shall be dated and shall identify the Architect’s name, address and telephone number, Tenant’s name and suite number. All submissions to be on sheets 30" x 42" or 24" x 36", drawn to a minimum scale of  1/8.

3.	Prior to any construction, three (3) sets of drawings must be stamped and signed as “approved” by the Property Manager and Tenant Representative. This indicates agreement on the plans to be used for construction. Whenever Tenant submits plans for the First Expansion Space for approval, within five (5) business days, the Tenant will either receive approval or will receive a response with questions, concerns, or clarifications that are needed for approval. If no response is received within five (5) business days then the drawings shall be deemed to be approved and stamped.

4.	Please refer to Appendix F for a detailed discussion regarding Submittal of Drawings and Landlord approvals.

5.	Cushman and Wakefield represents the Landlord, and all approvals from Cushman and Wakefield shall represent approvals from the Landlord.

B.	Filing/Permits

1.	Building permits will be filed by the Tenant.

2.	Tenant shall be responsible for payment of all filing fees and for all controlled inspections, permits, and all other state, federal and local code mandated testing/inspections which will be performed by the Town’s inspectors and Tenant’s consultants

3.	Copies of all certificates of approval and all permits must be delivered to the Office of the Building prior to the commencement of work. No work shall begin until permits have been received by the Office of the Building.

4.	All subcontractors’ permits and approvals must be delivered to the Office of the Building.

5.	To the extent required by state, federal and local regulations, permits shall be obtained for all MEP, building phone/data and sprinkler work prior to any construction or demolition.

C.	Insurance

Satisfactory evidence of proper insurance coverage for all contractors and sub-contractors must be filed with the Office of the Building before commencement of any work by that contractor or sub-contractor. Work will not commence without an original Insurance Certificate being filed with the Office of the Building. Specifications for Insurance Certificates are in Appendix A, Page 16-17.

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D.	Approved Contractors, Subcontractors, Engineers and Consulting Agents

1.	All work shall be performed by Approved Building Contractors, Sub-contractors, Engineers and Consulting Agents only. Names and telephone numbers of Building Pre-Approved Contractors, Sub-contractors, Engineers and Consulting Agents are to be found in Appendix B

2.	The General Contractor or Tenant must provide a list of the subcontractors, and their respective work responsibilities, to the Office of the Building prior to commencement of construction by that sub-contractor.

3.	All of the Tenant’s alterations, additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not damage the Property or interfere with Building construction or operation and shall be performed by contractors or workmen first approved by Landlord, which approval will not be unreasonably withheld. Installation and moving of furnishings, equipment and the like shall be performed only with labor compatible with that being employed by Landlord for work in or to the Building and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building.

4.	Tenant Indemnity – All terms and provisions found in Section 10.1 of Tenant’s Lease shall apply.

E.	Construction Schedule

1.	The Contractor will prepare, and submit to the Property Manager, a work schedule. Within five (5) business days of the date that the schedule is submitted, the schedule shall either be approved or a list of problems, questions, and clarifications needed for approval shall be submitted. If there is no response within five (5) business days, the work schedule shall be considered approved. The schedule should include work start date and the anticipated completion date. Prior to and during the construction phase, Contractor shall provide weekly work schedules detailing daily jobsite working hours. Contractor should also indicate (day and time) when the use of elevator(s) will be needed for demolition/construction purposes. It will be the responsibility of the Contractor to notify the Office of the Building if the schedule changes. The construction schedule should be based on the work to be performed as indicated on the Tenant’s Approved Construction Documents.

2.	If any Work requires the shutdown of risers and mains for electrical, mechanical, sprinklers and plumbing work, such Work shall be supervised by the Building Engineer. No work will be performed in the building mechanical or electrical rooms without Cushman & Wakefield’s prior approval and the supervision of the Building Engineer, the cost of which shall be reimbursed by Contractor if the work is performed after regular business hours (M-F 8:00 a.m. to 6:00 p.m.).

3.	Contractor shall provide Property Manager with at least twenty-four (24) hours notice before proceeding with any special work such as: 1) all utility disruptions, shutoffs and

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turnovers; 2) activities involving high levels of noise including demo, coring, drilling, etc.; 3) activities resulting in excessive dust or odors, including spray painting, wood staining, etc.

4.	The delivery of construction materials to the building, their distribution within the building, and the removal of waste materials shall also be confined to periods outside regular business hours, unless otherwise specifically permitted in writing by the Property Manager.

III	CONSTRUCTION PERIOD

A.	Supervision

1.	A foreman in the employment of the Contractor is required to be on the job site at all times when any work is in progress. The foreman should make himself known to the Office of the Building, and introduce any replacement, be they temporary or permanent.

2.	While in or about the building, all Contractors and Trades persons shall perform in a dignified, quiet, courteous and professional manner at all times. Trades persons shall wear clothing suitable for their work and shall remain fully attired at all times.

3.	Smoking is strictly prohibited inside the building, and only allowed in designated areas outside the building.

B.	Security

1.	Tenant shall contact Cushman & Wakefield and provide authorization for all contractor personnel.

2.	The Office of the Building is to provide locks and keys for the construction site. At no time shall the Landlord be locked out of the construction site.

3.	No Contractor or Tradesperson will be permitted to enter any private or public space in the building, other than the common areas of the building necessary to give direct access to the area of work for which he/she has been employed.

4.	All Contractors and Tradespersons must obtain permission from the Property Manager prior to undertaking Work in any space outside of the The First Expansion

5.	Space. This requirement specifically includes ceiling spaces below the premises where any Work required must be undertaken at the convenience of the affected Tenant and outside regular business hours. Contractors undertaking such work shall ensure that all Work, including work required to reinstate removed items and cleaning, be completed prior to opening of the next business day.

C.	Fire Safety

1.	All necessary fire protection (i.e. fire extinguishers and sand buckets) must be in place throughout the construction process. These fire protection requirements shall be provided by the Contractor at Tenant’s expense, and as directed by the Office of the Building, and as required by state, federal and local code.

2.	Properly equipped and trained fire watch personnel shall be posted whenever any type of welding, cutting or burning is taking place.

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3.	Specific approval must be obtained from the Office of the Building any time work may produce smoke, heat, flame, or heavy dust, or any time work could potentially cause damage to sprinkler pipes or heads. This includes use of acetylene torches and demolition. This written approval is required in order to coordinate the proper deactivating and reactivating of the appropriate portions of the building’s sprinkler and fire alarm systems. Said deactivating and reactivating shall only be done by the building’s contractors. Contractor shall request approval from the Office of the Building in writing at least 48 hours prior to such work. Any charges for the deactivating/reactivating from the building’s sprinkler/fire alarm system contractors’ will be the responsibility of the Tenant, and will be billed by the vendor to the Tenant or to the Tenant’s Contractor.

4.	All flammable materials (thinners, adhesives, oily rags, gasoline, etc.) must be stored in an approved NFPA (Code 30) fire cabinet at the end of each workday. Cabinets are to be provided by the Contractor. Acetylene oxygen and propane tanks must be removed from the premises at the end of each workday.

5.	Any additional reasonable fire protection requested by the Office of the Building shall be provided by the Contractor.

6.	The Contractor will protect the Public, Tenant, and Building property by installing all necessary signs, dust protection and all other safety measures required for this work. These reasonable requirements shall include, but not be limited to, ensuring the core Class E system - (pull stations and common-area smoke detectors) remains in full operation throughout construction.

D.	Cleaning/Building Protection

1.	In order to minimize any adverse impact on other Building tenants, spaces affected by demolition or construction dust or dirt shall be cleaned by the Contractor’s labor to the reasonable satisfaction of the Property Manager. Such spaces include floors, walls and ceilings of multi-tenant corridors, and elevator lobbies and cabs. Spaces not satisfactorily cleaned shall be re-cleaned by the landlord and charges shall be billed back to the Tenant. Cleanup work is, however, the responsibility of the Contractor.

2.	All window blinds are to be removed by the Contractor prior to construction, safely stored, and replaced without damage immediately after completion of construction. If blinds are not removed prior to construction, it will be the Contractors responsibility to ensure the blinds are clean and in acceptable condition upon completion of construction.

3.	Dust, which accumulates from work done during normal business hours, shall be cleaned continuously, and that which results from after-hours work shall be cleaned after work is completed.

4.	If no work is planned for the following morning, additional follow-up cleaning of public areas is required no later than 8:00 a.m. the following day to clean dust, which may have settled during the night. This requirement includes weekends.

5.	For floors, a broom clean condition is to prevail. The job site is to be maintained in a clean

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condition. Trash shall be removed at the end of each day and should be carted away from the Building by Contractor at Tenant’s expense. Debris is not to be left in piles in the Tenant space/work area, public areas such as corridors or freight lobbies, or in the main freight corridor. Containers must be promptly returned to the work area and not left in common areas. Debris, containers, incoming material, tools and the like may not be stored anywhere outside the work area.

6.	Masonite panels and other padding must be used to protect all walls, floors and elevators from any damage which may be caused by moving demolition debris or construction materials through any part of the Building. Panels must be taped to eliminate the risk of tripping.

7.	The Contractor is to use rubber wheeled carts in removing debris and trash from First Expansion Space. Under no circumstances shall metal-wheeled carts be allowed. All doors are to be protected with paper and cardboard.

8.	Any damage caused by the Contractor or sub-contractors to the corridors inclusive of hall doors, during demolition/construction must be repaired by Contractor at the Tenant’s expense upon completion of the project. Corridor specifications can be obtained from the Office of the Building.

9.	Appropriate precautions must be taken by Contractor to protect filters on the A/C units from clogging when construction dust is heavy. Contractors should notify the Office of the Building in advance when such construction activities seem likely. As reasonably determined by the Building Engineer, filters will be replaced at the Tenant’s expense.

10.	Restrooms are not to be used for cleaning of construction or painting tools or equipment. Contractor will be back charged for an extra cleaning in the event Contractor or sub-contractors use the restrooms for the cleaning of construction or painting tools.

11.	Cutting or trenching of the floor slab and coring are allowed ONLY with Cushman & Wakefield’s prior approval.

12.	Any practices that are odor causing or particulate generating are prohibited during business hours.

13.	All materials, tools and debris are required to enter and leave the building by the loading docks ONLY. Other means of delivery must be requested through the Office of the Building and approved by Property Manager.

F.	Noise and Vibrations

1.	Any construction work causing excessive noise and/or vibrations, such as coring, column chipping, setting of anchors, etc. shall not be performed during normal business hours.

2.	Any work, which disrupts nearby Tenants must cease immediately upon request of the Office of the Building and rescheduled for completion on an after-hours basis.

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G.	Telephone and Electrical Rooms

The following rules shall apply to anyone other than building personnel wanting access to telephone or electric rooms for work on the First Expansion Space:

1.	Contractor shall request access to telephone or electric rooms from the Building Engineer. No keys to building closets are provided.

2.	The person performing the work must leave his/her driver’s license or other identification with the Building Engineer until work is completed, At which time, Building Engineer will inspect the closet which work was performed in and if conditions are satisfactory his/her identification will be returned.

3.	All requests must be made between 8:00 a.m. and 5:00 p.m., Monday through Friday. Work required outside of these hours will need to be tabs scheduled no less than twenty-four hours in advance.

4.	Any time the working vendor leaves the floor of work, the room(s) are to be secured.

5.	The vendors’ performing the work shall be held liable for keeping the area clean. No equipment not installed in the telephone or electrical rooms are to be stored in these rooms without prior permission by Cushman & Wakefield. Rooms are to be cleaned before the vendor leaves for the day. No building equipment will be used by the Tenant’s vendor for the task of cleaning these rooms.

H.	Elevators

1.	Details of elevator locations, specifications and hours of operation are in Appendix C, Page 21.

2.	All construction personnel must use the designated elevator/s, if applicable, for all travel within the Building and when arriving or leaving the site. All elevators used at anytime must be padded. Request should be made through the Office of the Building.

3.	Elevator use during normal business hours is for routine deliveries only. No exclusive use of these elevators can be granted during this time. Arrangements far after-hours elevator service should be made with the Office of the Building.

4.	The Contractor must clean the elevator/s and all areas affected by the work after each use.

I.	Demolition and Construction Debris

1.	All demolition, debris removal, and transporting of large quantities of construction materials must be done before or after regular Building business hours. Arrangements for after-hours freight elevator service should be made with the Office of the Building at least 24 hours in advance, or on Thursday for weekend work.

2.	All construction debris must be removed from the Building within twenty-four hours. All Building Standard material removed during the construction of any Tenant space and not re-used by Tenant will be turned over to the Office of the Building at the Building’s option.

3.	Containers must be emptied and returned to the workspace promptly. Containers may not be stored or left in the freight entrance/corridor at any time.

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J.	Storage

Contractors are not to store any equipment in building electrical closets, phone closets, mechanical rooms, hallways, any public area or loading dock. Storage must be coordinated with the Office of the Building and shall in most cases be confined to the construction site.

K.	Parking

1.	Parking is not allowed in or near truck doors, in handicapped or fire access lanes, or any private ways in or surrounding the property. Vehicles so parked will be towed at the expense of the Contractor for whom the owner of such vehicle is employed.

2.	The availability of parking in any parking areas of the building is limited. Use of such parking for Contractors and their personnel is restricted and much be arranged and pre-approved by the Property Manager.

L.	Salvage and Waste Removal

1.	All rubbish, waste and debris shall be neatly and cleanly removed from the building by Contractors daily unless otherwise approved by the Property Manager. The building’s trash compactor shall not be used for construction or other debris. For any demolition and debris, each Contractor must make arrangements with the Property Manager for the scheduling and location of an additional dumpster to be supplied at the cost of the Contractor. Where, in the opinion of the Property Manager, such arrangements are not practical, such Contractors will make alternative arrangements for rubbish removal at the cost of the Contractor.

2.	Toxic or flammable waste is to be properly removed daily and disposed of in full accordance with all applicable laws, ordinances, Rules and Regulations.

3.	Contractors shall, prior to removing any item (including, without Limitation, building standard doors, frames and hardware, light fixtures, ceiling diffusers, ceiling exhaust fans, sprinkler heads, fire horns, ceiling speakers and smoke detectors) from the building, provide notice to the Property Manager that it intends to remove such item. At the election of Property Manager, Tenant’s Contractors shall deliver any such items to the Property Manager. Such items will be delivered, without cost, to an area designated by the Property Manager which area shall be within the building or the complex in which the building is located.

IV.	MECHANICAL/DESIGN SPECIFICATIONS

General

The following items, addressed in the paragraphs below, are among those that must conform to the Building Standard Specifications that are described in this Attachment B.

-EVAC systems

-Electrical Installations

-Fire Alarm

-Plumbing

-Telephone hookups

-Walls

-Entryway doors, hardware and looks, electric strike, staining of entry doors, signage, and intercom

-Solar screens and shades

-Fireproofing

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A.	HVAC

NOTE:	Whether or not any mechanical work is part of the project, the tenant/contractor shall be responsible for any change in the mechanical HVAC delivery system resulting from any alteration of the space configuration. This shall include: insulating of supply ductwork, relocation of sensors, thermostats, ducts or diffusers, and calibration of any temperature controls.

1.	The standard air distribution system for Needham Corporate Center is low-pressure ductwork using VAV boxes that provide cooling only to interior zones. On perimeter zones these VAV boxes contain electric reheat

2.	Any unused ductwork in tenant’s premises shall be removed. Prior to removal, Building Management must be notified.

3.	All systems must be put in good working order and tested by General Contractor (to include thermostats and modulating controls).

4.	Air Balancing tests on new or modified ductwork are to be conducted by Landlord’s contractor or approved contractor only (See Appendix B) at Tenants expense.

B.	Electrical Installations

1.	All Electrical installations shall be in accordance with State, Federal and Local Code

2.	The use of E.M.T or M.C, cable is acceptable. Rigid conduit on exterior of building is required. Other wiring methods that meet state, federal and local code require approval of Landlord,

3.	All lighting fixtures must be energy efficient and comply with the NSTAR’s Rebate Program. Building The existing lighting fixtures in the First Expansion Space may continue to be used. The following specification is acceptable: Lithonia 2PM3N 2’ x 4’ 3” Deep Louver using T8 lamps and electronic ballasts or similar. Other fixtures require approval by Cushman & Wakefield prior to installation. Plans approved by Tenant’s architect, indicating these fixtures must be submitted to Cushman & Wakefield prior to ordering the fixtures.

4.	No back-to-back electrical outlets are allowed in adjacent offices. A minimum of one foot of space between electrical outlets is required,

5.	No subpanels or piggyback panels are allowed in Building electric closets.

6.	Temporary lights must be provided at all elevator lobbies, fire exits, and equipment rooms on a 24-hour basis. All temporary lights and wiring must he removed at the completion of the project

7.	All power, including existing, must be routed back to the tenant electrical closet, and any penetration into the electrical closet must be fire-stopped.

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8.	All unused electrical wiring/conduit/cabling (including telephone) within tenant’s premises shall be removed back to the source of connection. Prior to removal, the Building Engineer must be notified in order to approve the extent of removal and to coordinate the disconnection of related electrical work. This work is to be made part of demolition work.

9.	All panels must be labeled.

10.	The electrician is responsible for final inspection and sign-off by the Bureau of Electrical Inspection regardless of length of time it takes to schedule inspection date. It is the responsibility of the electrical contractor to ensure that an inspection is done. This shall include any Fire Alarm System work performed,

11.	Light fixtures are to be secured to structure by either jack chain or in accordance with State, Federal and Local Code,

12.	No shared neutrals or multi-wire branch circuits shall be allowed on any new or retrofit work.

13.	Cutting or trenching of the floor slab and/or coring is allowed ONLY with Owner’s permission in advance.

14.	New or relocated transformers shall be floor mounted only unless preapproved by the Office of the Building.

C.	Plumbing

1.	Access doors must be installed at every wet column for accessibility to the valves.

2.	All piping to be abandoned as a result of Tenant’s Improvements within First Expansion Space shall be removed back to the source of connection by Tenant at Tenant’s expense. Prior to removal, Building Management must be notified in order to approve the extent of removal and to coordinate the disconnection of related plumbing work. This work is to be made part of demolition work.

3.	Any new installation or replacement of a tenant hot water heater shall require that an automatic leak detector and water shutoff be included as an integral part of the hot water installation.

4.	Any new installation or replacement of a tenant hot water heater shall require that an automatic leak detector and water shutoff be included as an integral part of the hot water installation. Tenant hot water heaters to be installed per State, Federal and Local Cede.

D.	Fire Alarm System

The Contractor or Electrician shall furnish electrical drawings to Office of the Building prior to the commencement of construction. These drawings shall include Fire Alarm System (which should be a separate drawing), Riser Diagram and Sequence of Events. The Contractor is responsible for coordinator all work with Office of the Building. The Building life safety contractor will make the final tie-in of all fire devices to the RCU panel on the respective floor(s). A work permit must be obtained prior to any work on the fire alarm system from the Town of Needham. The engineer who

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designed the mechanical systems shall sign and seal the riser plan. Also the electrical contractor shall complete an A433R. Form, which certifies the correct installation of the fire alarm devices. The signed and sealed plan and A433R. Form must be given to the Office of the Building to complete the fire alarm filing and sign-off.

New tenants shall not be allowed to occupy their space until their fire alarm systems are on line.

All Fire Alarm work shall require system disconnect to be coordinated by Office of the Building and back charged to the contractor. All now additions, changes or modifications to the main panel shall be performed by Norel Service Co., Inc. at the direct expense of the contractor.

E.	Telephone Hookups

No Tenant Equipment is allowed in Building Mechanical Equipment Rooms (MER’s) or telephone closets without Landlord’s approval. Tenant Equipment is allowed only in the Tenant’s space or on approved locations on the roof. Nothing in this section shall limit the Tenant’s rights as defined in Section 14.31 of the Lease. All permanent data and telephone wiring must be performed in accordance with regulations and, if required, subject to inspection by the Town of Needham.

Without limiting the foregoing, Tenant may also provide telephone wiring to cubicles through poles through the ceiling, and Tenant may provide multiple telephone hookups to devices located in the server room and the quality control room. Tenant may also establish its own telephone punch-down block within its premises.

All telephone outlets in wall must be wired with tubing through the wall above the ceiling line. It is the Tenant’s responsibility to install all telephone wire and extend the tubing to telephone closet or Tenant’s equipment or to Tenant’s roof antenna as required by state, federal and local code requirements. If exposed wire is allowed and used in the area-above the ceiling, it must be securely fastened in bundles to the slab above so as not to impose additional loads on the ceiling, ceiling support system, ductwork, and light fixtures, etc. All telephone and data cables located above the drop ceiling are to be made of approved fire resistant wire (such as Teflon coated) or concealed in EMT when running through a return air plenum.

F.	Walls

All walls must penetrate the ceiling a minimum of 6”. Interior partition studs must extend to the underside of the slab above. All demising partitions and corridor walls must be extended completely; drywall and studs must extend to the underside of the slab above, per applicable state, federal and local codes. Any interior walls that do not meet this specification must be removed, at Landlord’s option and Tenant’s expense when the Tenant’s lease ends. All walls and partitions are to be installed in accordance with the applicable state, federal and local code. All demising partitions between adjacent tenants must be extended completely; drywall and studs must extend to the underside of the slab above, per applicable state, federal and local codes.

G.	Ceilings

The existing conditions and specifications for the ceiling may be retained. It is acceptable for new ceilings to be existing height or 8’ 2” and ceiling grids and tiles to be, building standard – Cortega Angled Tegular with Prelude 15/16” Exposed Tee grid (Items 704 & 816) by Armstrong. It is also acceptable that the ceiling be similar to the ceiling presently in Tenant’s Premises. Other ceiling specifications are subject to approval by the Landlord,

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H.	Entry Way Doors, Hardware, etc.

1.	Entry Way Doors All Tenant Entry Doors on the public corridors of multi-tenant floors must match building standard using Veneer Plain Sliced Red Oak doors to match finish color to be approved by building’s Architect and Property Manager.

2.	Hardware and Locks - All entry door hardware must conform to the Building Standard Specification – Schlage L-Series Mortise 07 (D Athens) 625 Polished Chrome. All Locks, including interior locks, must be Best Lock with interchangeable cores that are Building Standard. Cylinders must be interchangeable core type and fit into Building Standard door hardware. Keying shall be done by Building’s in-house locksmith at Tenant’s expense.

3.	Electric Strike - All electrical strikes must be tied in to the Building’s Fire Alarm System, if door leads to a fire exit. All strikes must fail safe on fire alarm.

4.	Signage - Building Standard Signage (frame, size and color) must be used. Signage is to be ordered by Tenant Representative through the Office of the Building at Tenant’s expense. The sign graphics, if applicable, must be submitted to the Office of the Building one (1) week prior to requested installation.

I.	Windows/Solar screens and draperies

1.	The Building Standard solar screen is P21 Color: 228 Gray, 3 1/2” vertical Louver Drape furnished by Ver-tex (781) 821-0858. Please call Building Management for ordering and or specifications.

J.	Fireproofing

Fireproofing to be installed per State, Federal and Local Code.

K.	Sprinklers

Contractor shall provide three (3) spare sprinkler heads to the Office of the Building. All sprinkler work will require a Fire Alarm System shutdown before draining (time to be reasonably established by Building Engineer and Norel Service Co., Inc and coordinated with Tenant’s Contractor). As soon as system is drained, Norel Service Co., Inc. will put the building back on line except for the working zones. At the end of the day, Norel will return at a specified time for the refilling of the system and to reset the Fire Alarm Panel. It is the sprinkler contractor’s responsibility to establish the drain and refill times, and to perform these functions.

It is the sprinkler contractor’s responsibility to secure the fire pump when refilling the system. No drain down of the system or refill of the system is to take place unless a Norel or Landlord approved technician is physically present on-site, NO EXCEPTIONS.

V.	CONSTRUCTION SIGN OFF

A.	See Appendix D, Page 22, for a list of required documentation that must be provided to the Office of the Building in order for Tenant’s construction to receive the necessary sign-offs.

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B.	See Appendix F.

APPENDIX A

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APPENDIX A

INSURANCE REQUIREMENTS CONTINUED

1.	Contractor shall furnish to the Owner Certificate(s) of Insurance for the contractor and all sub-contractors, sub-sub-contractors, etc. evidencing the above coverage. Original Certificate(s) of Insurance must be provided before Contractor commences Contract Duties or Contract Duties will not be allowed to commence.

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APPENDIX B

APPROVED BUILDING CONTRACTORS/SUB-CONTRACTORS

ENGINEERS/CONSULTING AGENTS

Tenant may use any contractor, sub-contractor, engineer, consulting agent, or professional subject to approval by Landlord, which approval shall not be unreasonably withheld or delayed. Without limiting the foregoing, the following contractors/sub-contractors/engineers and consulting agents are approved by Landlord:

All contractors, sub-contractors, engineers, and consulting agents who worked in the building in 2005 on Tenant’s space (The Premises) and who continue to meet insurance requirements, and the following list:

1.	Approved General Contractors

GENERAL CONTRACTOR	CONTACT/TELEPHONE NO.
Majestic Construction, Inc. 4 Cross Street North Attleboro, MA 02760	Vinnie Iacozzi (508) 809-6370

Leah Construction 73A West Central Street Natick, MA 01760	Stephen Child (508) 650-0077

Vantage Builders, Inc. 281 Winter Street, Suite 340 Waltham, MA 02451	Ed Silva (781) 895-3270

2.	Approved Subcontractors

A.	Electrical

ELECTRICAL CONTRACTORS	CONTACT/TELEPHONE NO.
National Electric Contracting, Inc. 56 Manley Street West Bridgewater, MA 02379	Christopher Piazza (508) 587-7224

Interstate Electrical Services Northwood Executive Park 70 Treble Cove Road N. Billerica, MA 01862	Dave O’Brien (978) 947-8130

Rivers Electric 275 Centre Street Holbrook, MA 02343	Chris McCauley (781) 767-2996

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B.	Fire Alarm

FIRE ALARM CONTRACTOR	CONTACT/TELEPHONE NO.
Norel Service Co., Inc. 16 Cherry Street Cambridge, MA 02139	(617) 576-3473

C.	Plumbing

PLUMBING CONTRACTORS	CONTACT/TELEPHONE NO.
Vitone Plumbing	Dan Vitone (781) 894-7337

D.	HVAC Contractors

MECHANICAL CONTRACTORS	CONTACT/TELEPHONE NO.
LINC 180 New Boston Street Woburn, MA 01801	George Walker (781) 939-9100

Accutemp 108 School Street Watertown, MA 02172	Robert Webster (617) 926-1221

E.	Painting Contractors

PAINTING CONTRACTORS	CONTACT/TELEPHONE NO.
Modern Painting 15 Anthony Road Wayland, MA 01778	David W. Paul (508) 655-1347

B & D Painting Wakefield, MA	Bill Waters (781) 246-9173

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APPENDIX B (CON’T)

APPROVED BUILDING CONTRACTORS/SUB-CONTRACTORS

ENGINEERS/CONSULTING AGENTS

F.	Sprinkler Contractors

SPRINKLER CONTRACTOR	CONTACT/TELEPHONE NO.
U.S. Fire Prevention P.O. Box 143 Dedham, MA	Michael Thorton (617) 333-9697

Best Automatic Sprinkler Corp. 244 Willard Street Quincy, MA 02169	Jeff Ferguson, C.E.T. (617) 770-4770

G.	Locksmith (Keys and Locks)

LOCKSMITH	CONTACT/TELEPHONE NO.
Best Access 31 Thorpe Road Needham, MA 02494	Joe Tosches (781) 449-6900

3.	Approved Building Engineers

A.	Mechanical Engineer

MECHANICAL ENGINEER	CONTACT/TELEPHONE NO.
Engineered Solutions 6 Union Street Natick, MA 01760	Ed Quinlan (508) 647-9200

AHA Consulting Engineers 10 Maguire Road, Suite 310 Lexington, MA 02421	Daniel Campia, PE (781) 372-3000

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APPENDIX B (CON’T)

APPROVED BUILDING CONTRACTORS/SUB-CONTRACTORS

ENGINEERS/CONSULTING AGENTS

B.	Structural Engineer

STRUCTURAL ENGINEER	CONTACT/TELEPHONE NO.
Collaborative Engineers One Lewis Wharf Boston, MA 02110	Stephen Hassell (617) 742-7799

C.	Air Balancing Engineer

AIR BALANCING ENGINEER	CONTACT/TELEPHONE NO.
E.L. Barrett Co., Inc. 14 Alleyne Street Quincy, MA 02169	Ed Barrett (617) 770-9990

3.	Approved Architect

A.	Architect

ARCHITECT	CONTACT/TELEPHONE NO.
Dyer Brown 65 William Street Suite 110 Wellesley, MA 02481	Denis J. Doyle, AIA (781) 489-0000x26

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APPENDIX C

ELEVATOR INFORMATION

1.	Entrance: Designated and Padded by Building Engineer

2.	Hours of Operation:

A)	Regular Hours

Normal elevator operating hours for general pickups and deliveries are as follows:

Monday through Friday 8:00 a.m. - 6:00 p.m.

B)	After Hours

1.	Large moves and extended deliveries must be scheduled before 8:00 a.m. and after 6:00 p.m. weekdays, or anytime on weekends.

2.	Elevator reservations must be made at least one day in advance with the Office of the Building,

3.	Elevator usage is first come, first served; early reservations are encouraged.

3.	Dimensions and Capacity

Dimensions:	Cabs 1 and 3	7’0” high x 6’0” wide x 4’6” deep

	Cab 2	9’0” high x 6’0” wide x 4’6” deep

Capacity:	2,500 lbs. each

Service To:	Lower Level Garage to 3rd Floor

4.	General Rules

A.	No elevator hatches are permitted to be opened for any reason during operation of the elevator unless a Building elevator mechanic is present. This service must be arranged through the Office of the Building at least 24 hours in advance.

B.	Only one (1) elevator at any given time will be allowed for the sole use by Contractors, designated by Landlord.

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APPENDIX D

SAMPLE CONSTRUCTION SIGN-OFF CHECKLIST

NEEDHAM CORPORATE CENTER

Actual Sign-Off Checklist to be determined, based upon documents required for the construction.

Prior to construction:

Architect to Provider:

• Copy of Building Department approved drawings

• Copy of approved PW-1 form for:	plumbing
mechanical (A/C; Ventilation)
architectural (partitions)
sprinkler
fire alarm

• Copy of approved TR-1 form for:	Final Inspection
mechanical (A/C; Ventilation)
structural stability
sprinkler
firestopping
fire alarm
• Copy of PW-1B for plumbing

• Copy of PW-1B for sprinkler

General Contractor to Provide:

• Copy of construction permit

• Copy of plumbing permit

• Copy of sprinkler permit

• Copy of air mechanical permit

• Copy of electrical permit

• Original insurance certificates/ACORD Form 27s for G.C. and subs

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APPENDIX D (CON’T)

CONSTRUCTION SIGN-OFF CHECKLIST

NEEDHAM CORPORATE CENTER

Prior to release of Final Construction Contribution:

Architect to Provide;

•		One (1) complete set of mylar sepia “as built” drawings
•		One (1) complete set of shop drawings (1 blue line/1 sepia)
•	Copy of sign-off letter for TR-1 form:	Architectural (final)
firestopping
mechanical (A/C; Ventilation).
fireproofing
structural stability
•		Equipment use permits (if applicable)
•		Copy of approval by the Fire Department for Fire alarm installation/modification
•		Copy of form A433R from Fire Department for inspection of fire alarm

General Contractor to Provide:

•		Partial Lien Waivers from all Contractors, Subcontractors and Materialmen
•		Architect Approved Requisition #1
•		Architect Approved Requisition #2
•		Architect Approved Requisition #3
•		Architect Approved Requisition #4
•		Unconditional Lien Waivers from all Contractors, Subcontractors, and Materialmen
•		Air/water Balancing Reports
•		Sprinkler hydraulic calculations
•		Copy of form A433R from the Electrician for inspection of fire alarm
•		Sprinkler on-site inspection
•		Sprinkler sign off card

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•	Pluming Self-Certification Sign-Off

25

APPENDIX D (CON’T)

CONSTRUCTION SIGN-OFF CHECKLIST

NEEDHAM CORPORATE CENTER

• Certificate of Occupancy
Other Forms Provided:

Tenant:	Architect/Firm:
Suite #:	Engineering Firm:
Date:	General Contractor:

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APPENDIX E

FIREPROOFING REQUIREMENTS

1.	All beams, columns etc. exposed to facilitate work must be recovered with fireproofing material that conforms to state, federal and local codes.

2.	Subcontractors engaged to replace fireproofing materials must be licensed by the manufacturer and have prior experience in at least two projects of similar size and scope.

3.	Installation shall comply with the following standards:

a.	Dry Density: 13 lbs/ft 3 minimum, 17 lbs/ft 3 average.

b.	Compressive Strength: 500 lbs/ft 2 for 10% deflection, ASTM E761.

c.	Impact Bond: No cracking or spalling with 60 lb. bag and 4’ height, ASTM E760.

d.	Deflection: No cracking, spalling, delamination or other defect or failure, ASTM E759.

e.	Corrosion Resistance: No corrosion hen tested according to ASTM E937.

f.	BondStrength: 200 lbs/ft 2 minimum, ASTM E738.

g.	Air Erosion Resistance: 0.25 grams ft. 2 maximum weight

4.	All structural elements (columns, beams, etc.) must have an application to afford three hours of fire resistance. Floors and decking are to be two hours.

5.	Application of fireproofing must adhere to the following guidelines:

a.	Mask and project adjacent work which could be damaged by over spray or fallout.

b.	Clean substrates of all substances that might be incompatible or inhibit bonding,

c.	Verify that surface members to receive sprayed fireproofing are compatible with fireproofing materials and bonding requirements.

d.	Power clean unpainted members that will receive sprayed fireproofing to remove incompatible materials that could affect bond when scraping, bruising, or washing will not remove the materials.

e.	Assure that installation of clips, hangers, supports, sleeves, shaft wall runners and other items required to penetrate the sprayed fireproofing work is complete.

f.	Verify that ducts, piping, equipment, or other items would interfere with application of fireproofing are not positioned until sprayed fireproofing work is completed.

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APPENDIX F

TENANT BUILD-OUT

SUBMITTAL OF DRAWINGS

The Tenant shall submit design and construction drawings of the proposed work to Cushman & Wakefield for approval. Cushman & Wakefield will review for impact on neighboring Tenants, consistency with the Building’s operational strategies, and compliance with the design guidelines and construction specifications.

Plans

1.	The recommended first submittal shall be a space study indicating the proposed office layout and all required exits. The study shall include egress calculations for tenant space, indicate population loads, exit unit requirements, travel distances, and number of required exits. At this time the Tenant should also be prepared to review any special project-related requirements, such as structural reinforcement or supplemental mechanical, electrical and plumbing systems.

2.	The required second submittal of plans shall be a complete set of construction documents, consisting of demolition, architectural, mechanical, electrical, life safety, structural, sprinkler with hydraulic calculations, and plumbing, as applicable. These drawings should indicate all special requirements, i.e., supplemental HVAC, floor loading, etc. The drawings must include a cover sheet detailing general terms and conditions, along with relevant specifications and regulations. This set must also include all necessary detail drawings. A title sheet should include the site plan, to be provided by the Landlord or Landlord’s agent, including the building address, block, lot and zone. All drawings should predominantly display the tenant and floor involved. All additional project manuals and/or associated specifications will be presented at this time.

3.	All plans shall be dated and shall identify the Tenant Architect’s name, address and telephone number, Tenant’s name and suite number. All submissions to be bound and collated on sheets 30” x 42” or 24” x 36”, drawn to a minimum scale of 1/8”.

4.	Prior to any construction three (3) sets of Building Approved drawings and construction documents must be stamped and signed by the Property Manager and Tenant Representative. This indicates agreement on the plans to be used for construction. One copy shall be retained by Cushman and Wakefield and two copies will be given to Tenant.

5.	The Tenant Representative is responsible for submitting immediate written notification to the Management Office of all changes or deviations in the construction from that shown on the approved construction set of drawings.

Review of Construction Documents

1.	Cushman & Wakefield’s on-site staff will have all documents reviewed for compliance with current regulations and building compatibility. This review will not absolve the Tenant’s Architects, Engineers and Contractors from their sole responsibility to design and build in accordance with all applicable regulations in a manner consistent with the Tenants requirements and in an acceptable tradesmen-like quality.

28

APPENDIX F (CON’T)

TENANT BUILD-OUT

SUBMITTAL OF DRAWINGS

2.	The first submittal consisting of an architectural, conceptual design will be reviewed and comments returned to the Tenants representative within five (5) working days. This submittal should include a space study indicating the proposed office layout and all required exits.

3.	The second submittal consisting of a complete set of construction documents as outlined under PLANS, will be reviewed and comments returned to the Tenants representative within five (5) working days. Whenever Tenant submits plans for The First Expansion Space for approval, the tenant will receive approval within five (5) business days or receive a response with questions, concerns, or clarifications that are needed for approval. The absence of a response within five business days constitutes approval.

4.	The third submittal consisting of a complete set of construction documents, amended to incorporate all of the required modifications, from the preceding reviews. These documents may now be released to building approved general contractors and sub-contractors for bidding purposes A complete set of approved construction documents must be now turned over to the Building Engineer at Office of the Building.

5.	The filings for permits are to be presented to the Building signed and sealed by all required parties accompanied by two sets of all required signed and sealed project documents. The Building will keep a copy of all applications and the second set of signed and sealed project documents for its records.

6.	Tenant shall be responsible for payment of all filing fees and for all controlled inspections, permits, and other code-mandated testing/inspections, which will be performed by the Tenant’s independent consultants.

7.	Copies of all approved applications, project documents and permits must be delivered to the Management Office upon their receipt and prior to the commencement of work.

8.	During the course of the Project, the Building Representative will receive, in a timely manner, copies of all approved submittals, including shop drawings for all materials, equipment and systems.

9.	The Landlord will receive two (2) sets of installation, operation and maintenance instructions for all architectural, mechanical, electrical, plumbing, fire and life safety systems and their components. These should be produced in the form of Project Installation, Operation & Maintenance Manuals.

10. Upon completion of construction, two (2) sets of as-built drawings must be submitted to the Office of the Building, indicating all changes and deviations from the previously approved construction set of drawings. This set shall be dated and marked “As-Built, for Record” and shall be signed by both the Tenant and the Tenant’s Architect. This set will include all “As-Built” shop drawings from the respective mechanical, electrical and life safety trades.

11. All after-hours work must be scheduled with the Building Engineer or Property Manager or a Project Coordinator that is designated by Property Manager.

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Space	Desk L or Strait	White	Table	guest chair	file cabinet	Screen	LCD Screen	refrigerators	microwaves	First aid/AED	bookcases
office	desk			2

office	desk	1		2

office	desk	1			1

office	l shape	1

office	desk	2

office	desk

office	desk	2

office	desk	1		1

office	desk

office	desk	1	1

office	desk	1

office	desk	2	1

office	desk	1	1

office	desk		1

office	desk	1	1	3	1

office	desk			2

office	desk			1	1

office	desk		1	3	1

office	desk	1	1	2	1

office	desk	1		2

Executive Office

Executive Office

office	desk l shaped	1	1	2

office	desk	2	1	2	1

office	desk	2	long side	2

office	desk	1	1	2

office	desk	1		2

office	desk l shaped	1		2

office	desk	2	1	2

office	desk	1	1	2	1

office	desk	1		2	1

office	desk	2	1	2

office	desk	1		2

office	desk	1	1	2

Space	Desk L or Strait	White	Table	guest chair	file cabinet	Screen	LCD Screen	refrigerators	microwaves	First aid/AED	bookcases
office	desk	1		2	3

office	desk	1		2

office	desk l shaped	1	1	2	1

office	desk	1	1	2

office	desk	1		2

office	desk l shaped	1	1	2

office	desk	1	1	2

office	desk l shaped	1		2

office	desk		1	2

Gould conference		2	conf. table	8		1

Woodlawn conf.		3	conf. table	12		1

Board Room			conf. table	12			1

Needham conf.			conf. table	12			1

Greendale conf.		4	conf. table	12		1

Escription Univ.		2				1

Highland conf.		1	conf. table	8

Kendrick conf.		1	conf. table	8

Kitchen			5 round	40				4	3	1 of each

common areas		4

general areas, offices, etc											20

All workstation furniture (cubes) left in place with voice and data terminals intact

All fiber cable runs and terminations from 2 post systems to rack locations intact EXCLUDING switching connectivity (physical appliance (Cisco/Extreme Networks))

All HVAC(s)left in place

All TV monitors left in place (excluding the (2) Plasma TV or acceptance of $9,000 for payment to leave both units)

Leave in place all patch panels both in the primary data room and lab room that provide connectivity to the offices and workstations.

Roof top generator system(s)

UPS System(s)

Access card system and all cards

Video surveillance

fiber runs from Server room two-post racks to the lab

Fiber boxes that receive or connect feeds from DMARC, Floor Closet or inner office

AED & Medical kit(s) (Current PM contract will be cancelled)

No cutting of cables

All server racks that were used for moving equipment must be reinstalled to original location including all fasteners and meet safety requirements.

LANDLORD CONSENT TO SUBLEASE

This Landlord Consent to Sublease (this “Consent”) is entered into as of this 23rd day of March, 2009 by Teachers Insurance and Annuity Association of America, a New York corporation (“Landlord”), and Nuance Communications, Inc. (as successor to eScription, Inc.), a Delaware corporation (“Sublandlord”), and Salary.Com, Inc., a Delaware corporation (“Subtenant”).

RECITALS:

A.	Landlord, as landlord, and Sublandlord, as tenant, are parties to that certain Lease dated June 7, 2005, as amended by that certain First Amendment to Lease dated as of October 12, 2006 by and between Landlord, as landlord, and Sublandlord, as tenant (The Lease, as so amended, is hereinafter called the “Lease”) pursuant to which Sublandlord leased from Landlord certain premises (the “Premises”) comprised of approximately 36,288 rentable square feet on the third (3rd) floor of the building described in the Lease and commonly known as and numbered as Needham Corporate Center, 160 Gould Street, Needham, Massachusetts, all as more particularly set forth in the Lease.

B.	Sublandlord and Subtenant have entered into that certain Sublease dated as of March 23, 2009 attached hereto as Exhibit A (the “Sublease”) pursuant to which Sublandlord has agreed to sublease all of the Premises as shown on Exhibit B attached hereto (the “Subleased Premises”).

C.	Sublandlord and Subtenant have requested Landlord’s consent to the execution and delivery of the Sublease.

D.	Landlord has agreed to give such consent upon the terms and conditions contained in this Consent.

E.	Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Lease.

NOW THEREFORE, in consideration of the foregoing preambles which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the execution and delivery of the Sublease by and between Sublandlord and Subtenant subject to the terms, provisions, agreements, covenants and conditions contained in this Consent, all of which are hereby acknowledged and agreed to by Sublandlord and Subtenant:

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Sublease. Sublandlord and Subtenant hereby represent to Landlord that a true and complete copy of the Sublease is attached hereto and made a part hereof as Exhibit A. The Sublease shall at all times be subject and subordinate to the Lease and all of the terms, provisions, agreements, covenants and conditions thereof, and any provision of the Sublease which may be in conflict with, or purports to vary, any provision of the Lease as it pertains to Landlord or the rights and obligations of Landlord thereunder shall be null and void as it relates to Landlord, notwithstanding Landlord’s execution of this Consent. Subject to Landlord’s right to make the Election contained in paragraph 7 hereof, any termination or expiration of the Lease shall automatically result in a termination of the Sublease.

2.	Representations. Sublandlord hereby represents and warrants that Sublandlord (i) has full power and authority to sublease the Subleased Premises to Subtenant, (ii) has not transferred or conveyed its interest in the Lease to any person or entity collaterally or otherwise, (iii) has full power and authority to enter into the Sublease and this Consent and (iv) has not assigned for security purposes or otherwise, pledged, mortgaged, hypothecated or granted any security interest in, and will not assign (for security purposes or otherwise), pledge, hypothecate or grant any security interest in the Sublease, the rents and other sums payable thereunder, any security deposit, guaranty or letter of credit provided in connection therewith or any other rights related thereto. Subtenant hereby represents and warrants that Subtenant has full power and authority to enter into and perform its obligations under the Sublease and this Consent.

3.	Indemnity and Insurance. Subtenant hereby assumes, with respect to Landlord, all of the indemnity and insurance obligations of the Sublandlord under the Lease pertaining to the Subleased Premises that arise during the term of the Sublease, provided that the foregoing shall not be construed as relieving or releasing Sublandlord from having primary responsibility as to the Landlord for any such obligations.

4.

No Release. Nothing contained in the Sublease or this Consent shall be construed as relieving or releasing Sublandlord from any of its obligations under the Lease, it being expressly understood and agreed that Sublandlord shall remain liable for its obligations under the Lease notwithstanding anything contained in the Sublease or this Consent or any subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease. Sublandlord shall be responsible for the collection of all rent due Sublandlord from Subtenant, and for the performance of all terms and conditions of the Sublease, it being understood that Landlord is not a party to the Sublease and, notwithstanding anything to the contrary contained in the Sublease, Landlord is not bound by any terms or provisions contained in the Sublease and is not obligated to Sublandlord or Subtenant for any of the duties and obligations contained in the Sublease. Landlord shall in no event be obligated to collect rent directly from Subtenant but, if Landlord does so for any reason, the collection of such rent shall not establish the Sublease as a direct lease between Landlord and Subtenant (unless Landlord shall make the “Election” pursuant to paragraph 7 hereof) but rather shall constitute a

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payment towards Sublandlord’s obligations under the Lease. Sublandlord specifically grants Landlord the right (but not the obligation) to collect rents due under the Lease from Subtenant in the event of a default by Sublandlord under the Lease.

5.	No Transfer. Subtenant shall not further sublease the Subleased Premises, assign its interest as the Subtenant under the Sublease or otherwise transfer its interest in the Subleased Premises or the Sublease to any person or entity without the written consent of Landlord, which Landlord may withhold in its sole and absolute discretion.

6.	Lease. In no event shall the Sublease or this Consent be construed as granting or conferring upon the Sublandlord or the Subtenant any greater rights than those contained in the Lease nor shall there be any diminution of the rights and privileges of the Landlord under the Lease. Without limiting the scope of the preceding sentence, any construction or alterations performed in or to the Subleased Premises shall be performed with Landlord’s prior written approval and in accordance with the terms and conditions of the Lease.

7.	Attornment. If the Lease or Sublandlord’s right to possession thereunder terminates for any reason prior to expiration of the Sublease, Subtenant agrees, at the election of Landlord in its sole and absolute discretion (the “Election”) and subject to the terms and conditions hereafter set forth, to attorn to Landlord upon the then executory terms and conditions of the Sublease for the remainder of the term of the Sublease. If Landlord does not make such an Election, the Sublease and all rights of Subtenant in the Subleased Premises shall terminate upon the date of termination of the Lease or Sublandlord’s right to possession thereunder.

Such Election by Landlord shall entitle the Subtenant to occupy the Subleased Premises pursuant to the Sublease in accordance with the terms and conditions of the Sublease as modified hereby, but shall not relieve Sublandlord from any liability to Landlord under the Lease. In the event of such Election by Landlord, Subtenant agrees to execute and deliver at any time and from time to time, upon request of Landlord, any instruments which may be required by Landlord to evidence the attornment called for hereby and Subtenant hereby irrevocably appoints Landlord as its attorney in fact, coupled with an interest, to execute on behalf of Subtenant any documents or instruments necessary to evidence such attornment. In the event Landlord makes such Election, Landlord shall not (i) be liable to Subtenant for any act, omission or breach of the Sublease by Sublandlord, (ii) be subject to any offsets, credits, deductions or defenses which Subtenant might have against Sublandlord, (iii) be bound by any rent or additional rent which Subtenant might have paid in advance to Sublandlord, (iv) be bound to honor any rights of Subtenant in any security deposit, letter of credit or advance rent made with or paid to Sublandlord by Subtenant except to the extent Sublandlord has specifically assigned and

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turned over such security deposits, letter of credit and advance rent to Landlord and Landlord has actually received the same (v) be bound to honor any exercise of any option to extend or renew the term of the Sublease set forth in the Sublease, which options to extend or renew shall be deemed deleted from the Sublease effective as of the date of the Landlord’s Election, (vi) have any obligation to Subtenant to perform any tenant improvement work or alterations or perform any work with respect to the Subleased Premises or provide any other inducements offered to Subtenant by Sublandlord, (vii) be bound by free rent periods, if any, set forth in the Sublease, except for the free rent period ending on September 1, 2009, or (viii) have any obligation or liability to Subtenant in any way related to any arrangements made between Sublandlord and Subtenant with respect to Subtenant’s use of any furniture, fixtures or equipment owned, leased or provided by Sublandlord; and Subtenant shall not have any right to terminate the Sublease or claim any reduction in the rent and other sums payable under the Sublease on account of any of the foregoing matters.

Sublandlord hereby agrees that in the event of an Election by Landlord, at Landlord’s request, Sublandlord shall immediately pay or transfer to Landlord any security deposits, letter of credit, rent or other sums then held by Sublandlord in connection with the subleasing of the Subleased Premises. Subtenant hereby agrees that under no circumstances whatsoever shall Landlord be held in any way responsible or accountable for any security deposit, letter of credit or any sums paid by Subtenant to Sublandlord unless and until and to the extent that Landlord has actually received such sums from Sublandlord (or such letter of credit together with appropriate amendments thereto substituting Landlord as the beneficiary hereunder) and Landlord has actually received the same, and Subtenant shall have no claim to any security, letter of credit or other deposit made by Sublandlord under the Lease. In no event shall Landlord have any responsibility or liability to Subtenant on account of any sums drawn by Sublandlord under any letter of credit or security deposit provided to Sublandlord by Subtenant.

8.

In addition to Landlord’s rights under Section 7 hereof, Landlord may at any time and from time to time elect, by written notice to the Subtenant, to receive directly from Subtenant all sums due or payable to Sublandlord by Subtenant pursuant to the Sublease, and upon receipt of Landlord’s notice to pay rent payable under the Sublease directly to Landlord, Subtenant shall thereafter pay to Landlord any and all sums becoming due or payable under the Sublease and Sublandlord shall receive from Landlord a credit for such sums actually received by Landlord against any and all payments then owing from Sublandlord to Landlord under the Lease. Neither the service of such written notice nor the receipt of such direct payments shall cause Landlord to assume, nor shall it be deemed to constitute an assumption of, any of Sublandlord’s duties, obligations and/or liabilities under the Sublease, nor shall such event impose upon Landlord the duty or obligation to honor the Sublease, nor

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subsequently to accept any purported attornment by Subtenant unless Landlord expressly makes an Election pursuant to paragraph 7 hereof. Sublandlord grants Landlord a security interest in all such payments due to Sublandlord from Subtenant as additional security for all obligations of Sublandlord, which security interest Landlord may perfect by filing a UCC-1 (which Sublandlord shall sign within three (3) days of Landlord’s request and Sublandlord hereby irrevocably appoints Landlord as its attorney-in-fact, coupled with an interest, to execute on behalf of Sublandlord and file such instrument if Sublandlord fails to do so). Landlord shall credit payments actually received from Subtenant pursuant to this Paragraph 8 to Sublandlord’s obligations under the Lease. Without limitation of the foregoing, acceptance of rent or other payments from Sublandlord and/or Subtenant by Landlord shall not: (i) constitute a waiver of any default or breach of the Lease or (ii) cause nor result in a reinstatement of the Lease after termination thereof or termination of Sublandlord’s right of possession thereunder or (iii) be deemed or construed to mean that Landlord has accepted the Subtenant as its Tenant under the Sublease or the Lease (unless Landlord expressly makes an Election pursuant to paragraph 7 of this Consent) or (iv) be deemed to mean that Subtenant is entitled to any rights under the Sublease or the Lease with respect to Landlord.

9.	Subtenant hereby acknowledges that it has read and has knowledge of all of the terms, provisions, rules and regulations of the Lease and agrees not to do or omit to do anything which would cause Sublandlord to be in breach of the Lease; provided however that Subtenant shall not be responsible for any obligations under the Lease which are expressly excluded by Section 3 (c) of the Sublease. Any such act or omission also shall constitute a breach of the Lease and this Consent and shall entitle Landlord to recover any damage, loss, cost, or expense which it thereby suffers, from Sublandlord and/or Subtenant, who shall be jointly and severally liable to Landlord in this regard.

10.

In the event of the commencement of an action at law or in equity by the filing of a complaint or other similar action involving a request for relief from a judicial body between or involving the parties hereto with respect to the Sublease, the Lease, this Consent or the rights of the parties hereto, hereunder or thereunder, the Sublandlord and Subtenant, jointly and severally, hereby agree to pay the Landlord on demand all reasonable costs, expenses and attorneys’ fees incurred therein by Landlord, which amounts may be included as a part of a judgment rendered therein; provided, however, that Subtenant shall not be responsible for any obligations under the Lease which are expressly excluded by Section 3 (c) of the Sublease, and provided further that Subtenant’s liability with respect to any action involving the Lease under the preceding clause shall be limited to any such action involving the Subleased Premises (as the same may be increased or decreased in square footage from time to time) or any other portion of the Premises which may be used or occupied by Subtenant, any acts or omissions of Subtenant or its agents, contractors, employees or representatives related thereto and any other matters

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arising in connection therewith. With respect to any action that may arise due to non-payment of rent, the Subtenant’s liability shall be limited to its monthly rent obligations due under Section 4(a) and 4(b) of the Sublease. Notwithstanding the foregoing to the contrary, if Landlord is in default under the Lease and Sublandlord commences any action against Landlord for said default, then the prevailing party in any such action shall not be responsible for the payment of any reasonable costs, expenses and attorneys’ fees incurred therein by the other party.

11.	The parties acknowledge that the Sublease constitutes the entire agreement between Sublandlord and Subtenant with respect to the subject matter thereof, and that no amendment, termination, modification or change therein will be binding upon Landlord unless Landlord shall have given its prior written consent thereto, which consent may be granted or denied by Landlord in its sole and absolute discretion.

12.	This Consent shall be binding upon and shall inure to the benefit of the parties’ respective successors in interest and assigns, subject at all times, nevertheless, to all agreements and restrictions contained in the Lease and herein, with respect to subleasing, assignment or other transfer and the foregoing shall not be deemed to limit or negate Landlord’s rights to prohibit or condition its consent to a future dispossession of Sublandlord’s or Subtenant’s interests. The agreements contained herein constitute the entire understanding between parties with respect to the subject matter hereof and supersede all prior agreements.

13.	This Consent shall not be assignable by Sublandlord or Subtenant and shall only apply with respect to the Sublease by and between Sublandlord and Subtenant.

14.	Subject to the provisions of paragraph 7 of this Consent permitting Landlord to make an Election, on or before the day immediately preceding the date of expiration of the Lease or upon the date of any earlier termination of the term of the Lease or Sublandlord’s right to possession, the Sublease and its term shall expire, terminate and come to an end as of the effective date of the expiration or termination of the Lease or Sublandlord’s right to possession, and Sublandlord shall cause Subtenant to vacate and surrender the Subleased Premises on or before such date in accordance with the applicable provisions of the Lease regarding surrender and delivery of the Premises to Landlord.

15.

Sublandlord and Subtenant represent and warrant that they have not dealt, either directly or indirectly, with any broker in connection with this Sublease other than Newmark Knight Frank and Wyman Street Advisors and further acknowledge and agree that Landlord shall not be responsible for any brokers commissions or fees of any kind or nature in connection with the Sublease or the subject matter thereof and they each hereby agree to indemnify and hold

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Landlord harmless from and against any such claims including all reasonable attorneys fees sustained or incurred by Landlord as a result of any such claim against Landlord. Sublandlord and Subtenant hereby jointly and severally agree to indemnify and hold Landlord harmless from and against any and all claims, costs or damages sustained or incurred by Landlord as the result of any claim by any party that they are entitled to a commission or broker’s fee in connection with this Consent or the Sublease, provided that such party is not claiming the commission or broker’s fee through a contractual obligation with Landlord. The indemnity contained herein shall include, without limitation, all reasonable attorneys’ fees and expenses incurred by Landlord in connection with any such claim. This paragraph 15 shall survive expiration or earlier termination of the Sublease or the Lease.

16.	Sublandlord hereby agrees to indemnify and hold Landlord harmless with respect to any and all liability to and claims by Subtenant in connection with the Sublease, Subtenant’s use and occupancy of the Subleased Premises, or the subject matter hereof. Notwithstanding the foregoing, Sublandlord will have no indemnification obligations to the extent the liability or claim arises from an obligation of the Landlord which is expressly provided for under the Lease. The within indemnity shall include all losses, costs, damages or expenses including, without limitation, reasonable attorneys fees sustained or incurred by Landlord arising out of the matters contained herein. The provisions of this paragraph 16 shall survive any expiration or earlier termination of the Sublease or the Lease.

17.	Notwithstanding anything contained in the Sublease, no signs shall be placed upon or within the Building and/or the Subleased Premises and/or the Premises without the express written consent of Landlord, which consent may be granted or withheld by Landlord in its sole and absolute discretion.

18.	Subtenant shall, within ten (10) days of written request from Landlord therefor, execute and deliver to Landlord and/or the holder of any mortgage upon or proposed purchasers of the Building, a so-called “Estoppel Letter” in form satisfactory to Landlord or such holder of a Mortgage or proposed purchaser which shall include, among other things, if so requested, a statement (i) certifying that the Sublease is in full force and effect and has not been assigned, modified or amended, (ii) that Sublandlord is not in default thereunder, (iii) the date through which rent has been paid and (iv) that there are no defenses or set-offs against enforcement of the Sublease or this Consent against Subtenant.

19.	Subtenant hereby further agrees that upon the written request of Landlord, Subtenant shall subordinate its interest in the Sublease to the lien of any mortgage, security agreement or lease now or hereafter affecting the Building or the land upon which the Building is constructed. Landlord acknowledges that no consent of its mortgagee is required in connection with this Consent.

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20.	All notices and demands which may or are to be required or permitted to be given by any party hereunder shall be in writing. All notices and demands to Subtenant shall be sent by United States Mail, certified mail return receipt requested, postage prepaid, addressed to Subtenant at the address set forth below, or to such other place as Subtenant may from time to time designate in a notice to the other parties hereto given in the manner herein provided.

All notices and demands to Sublandlord shall be sent by United States Mail, certified mail return receipt requested, postage prepaid, addressed to the Sublandlord at the address set forth below, and to such other person or place as the Sublandlord may from time to time designate in a notice to the other parties hereto given in the manner herein provided.

All notices and demands to Landlord shall be sent by United States Mail, certified mail return receipt requested, postage prepaid, addressed to the Landlord at the address set forth below, and to such other person or place as the Landlord may from time to time designate in a notice to the other parties hereto given in the manner herein provided.

Notices may also be sent via a reputable, nationwide, overnight courier service to the addresses set forth herein, as applicable.

If to Landlord:	Teachers Insurance and Annuity Association of America
c/o TIAA - CREF Global Real Estate
730 Third Avenue
New York, New York 10017
Attention: Kevin J. Smith, Director - Real Estate
Asset Management/Global Real Estate

If to Sublandlord:	One Wayside Road
Burlington, Massachusetts 01803
Attn: Director of Global Ops/Real Estate

With a concurrent copy to:	One Wayside Road
Burlington, Massachusetts 01803
Attention: General Counsel

If to Subtenant:	160 Gould Street,
Needham, MA 02494
Attn: G. Kent Plunkett

With a concurrent copy to:	160 Gould Street,
Needham, MA 02494
Brian G. Bloch
Attn: Assistant General Counsel

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21.	Submission of this document to the Sublandlord and/or the Subtenant shall have no binding effect and shall not be deemed or construed to mean that Landlord has consented or will consent to the subletting contemplated by the Sublease. Execution of this Consent to Sublease by Sublandlord and/or Subtenant and delivery thereof to Landlord shall similarly have no binding effect unless and until Landlord has approved the terms and provisions of the Sublease and Landlord has approved, executed and delivered this Consent to Sublease to both Sublandlord and Subtenant. In submitting this document to Sublandlord and/or Subtenant, Landlord hereby reserves any and all rights, privileges and protections afforded to Landlord under the Lease, at law or in equity.

22.	Counterparts. This Consent may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties.

23.	Conflicts. As between Sublandlord and Subtenant only, in the event of any conflict between the terms and provisions of this Consent and the terms and provisions of the Sublease, the terms and provisions of the latter shall control.

24.	Landlord’s Legal Fees. Simultaneously with the execution hereof, Sublandlord shall pay to Carolan, Shea & Machado the sum of $1,800, being Landlord’s legal fees incurred in connection with this transaction, plus any out of pocket disbursements related thereto.

[Remainder of Page Intentionally Left Blank – Signature Page Follows]

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IN WITNESS WHEREOF, Landlord, Sublandlord and Subtenant have executed this Consent as of the date set forth above.

LANDLORD:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Signed and acknowledged

/s/ Elvia Stoudt	By:	/s/ Kevin J. Smith
Name (print): Elvia Stoudt	Its:	Director

SUBLANDLORD:

NUANCE COMMUNICATIONS, INC.

/s/ Tim Stevenson	By:	/s/ Thomas L. Beaudoin
Name (print): Tim Stevenson	Name:	Thomas L. Beaudoin
	Title:	Executive Vice President & Chief Financial Officer

SUBTENANT:

SALARY.COM, INC.

	By:	/s/ G. Kent Plunkett
/s/ Brian G. Bloch	Name	G. Kent Plunkett
Name (print): Brian G. Bloch	Title:	Chief Executive Officer

	By:	/s/ Bryce Chicoyne
/s/ Brian G. Bloch	Name	Bryce Chicoyne
Name (print): Brian G. Bloch	Title:	Chief Financial Officer

TIAA NUANCE

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EXHIBIT A

SUBLEASE

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EXHIBIT B

SUBLEASED PREMISES

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